-----------------------------------------------------------------

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 29, 1999

                                 $222,297,575.89

                 Mortgage Asset-Backed Pass-Through Certificates
                                  Series 1999-1



        -----------------------------------------------------------------

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Acts of Holders...............................................
Section 1.03  Effect of Headings and Table of Contents......................
Section 1.04  Benefits of Agreement.........................................


                                  ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                    ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Trustee.........................................
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller...................................................
Section 2.04  Execution and Delivery of Certificates........................
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date............................


                                 ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                            OF THE MORTGAGE LOANS

Section 3.01  Certificate Account...........................................
Section 3.02  Permitted Withdrawals from the Certificate Account............
Section 3.03  Advances by Master Servicer and Trustee.......................
Section 3.04  Trustee to Cooperate;
               Release of Owner Mortgage Loan Files.........................
Section 3.05  Reports to the Trustee; Annual Compliance Statements..........
Section 3.06  Title, Management and Disposition of Any REO Mortgage
               Loan.........................................................
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions..........................
Section 3.08  Oversight of Servicing........................................
Section 3.09  Termination and Substitution of Servicing Agreements..........
Section 3.10  Application of Net Liquidation Proceeds.......................
Section 3.11  Act Reports...................................................


                                  ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                       PAYMENTS TO CERTIFICATEHOLDERS;
                            STATEMENTS AND REPORTS

Section 4.01  Distributions.................................................
Section 4.02  Allocation of Realized Losses.................................
Section 4.03  Paying Agent..................................................
Section 4.04  Statements to Certificateholders;
               Report to the Trustee and the Seller.........................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer...............................


                                  ARTICLE V

                               THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Certificates..................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04  Persons Deemed Owners.........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....
Section 5.06  Maintenance of Office or Agency...............................
Section 5.07  Definitive Certificates.......................................
Section 5.08  Notices to Clearing Agency....................................


                                  ARTICLE VI

                      THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...............
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer.....................................................
Section 6.03  Limitation on Liability of the Seller, the Master
               Servicer and Others..........................................
Section 6.04  Resignation of the Master Servicer............................
Section 6.05  Compensation to the Master Servicer...........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.........
Section 6.07  Indemnification of Trustee and Seller by Master Servicer......
Section 6.08  Master Servicer Covenants Concerning Year 2000 Compliance.....


                                 ARTICLE VII

                                   DEFAULT

Section 7.01  Events of Default.............................................
Section 7.02  Other Remedies of Trustee.....................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default....................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default....................
Section 7.05  Trustee to Act; Appointment of Successor......................
Section 7.06  Notification to Certificateholders............................


                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.............................................
Section 8.02  Certain Matters Affecting the Trustee.........................
Section 8.03  Trustee Not Required to Make Investigation....................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 8.05  Trustee May Own Certificates..................................
Section 8.06  The Master Servicer to Pay Fees and Expenses..................
Section 8.07  Eligibility Requirements......................................
Section 8.08  Resignation and Removal.......................................
Section 8.09  Successor.....................................................
Section 8.10  Merger or Consolidation.......................................
Section 8.11  Authenticating Agent..........................................
Section 8.12  Separate Trustees and Co-Trustees.............................
Section 8.13  Appointment of Custodians.....................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions.................
Section 8.15  Monthly Advances..............................................
Section 8.16  Trustee Covenants Concerning Year 2000 Compliance.............


                                  ARTICLE IX

                                 TERMINATION

Section 9.01  Termination upon Purchase by the
               Seller or Liquidation of All Mortgage Loans..................
Section 9.02  Additional Termination Requirements...........................


                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

Section 10.01  Amendment.....................................................
Section 10.02  Recordation of Agreement......................................
Section 10.03  Limitation on Rights of Certificateholders....................
Section 10.04  Governing Law; Jurisdiction...................................
Section 10.05  Notices.......................................................
Section 10.06  Severability of Provisions....................................
Section 10.07  Special Notices to Rating Agencies............................
Section 10.08  Covenant of Seller............................................
Section 10.09  Recharacterization............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01  Cut-Off Date..................................................
Section 11.02  Cut-Off Date Aggregate Principal Balance......................
Section 11.03  Original Group I-A Percentage.................................
Section 11.04  Original Group II-A Percentage................................
Section 11.05  Original Principal Balances of the Classes of Class A
                Certificates.................................................
Section 11.06  Original Aggregate Non-PO Principal Balance...................
Section 11.07  Original Aggregate Subordinate Percentage.....................
Section 11.08  Original Class B Principal Balance............................
Section 11.09  Original Group I Subordinated Principal Balance...............
Section 11.10  Original Group II Subordinated Principal Balance..............
Section 11.11  Original Principal Balances of the Classes of Class B
                Certificates.................................................
Section 11.12  Original Class B-1 Fractional Interest........................
Section 11.13  Original Class B-2 Fractional Interest........................
Section 11.14  Original Class B-3 Fractional Interest........................
Section 11.15  Original Class B-4 Fractional Interest........................
Section 11.16  Original Class B-5 Fractional Interest........................
Section 11.17  Closing Date..................................................
Section 11.18  Right to Purchase.............................................
Section 11.19  Wire Transfer Eligibility.....................................
Section 11.20  Single Certificate............................................
Section 11.21  Servicing Fee Rate............................................
Section 11.22  Master Servicing Fee Rate.....................................

                                    EXHIBITS


EXHIBIT A-I-A-1    -   Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2    -   Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-3    -   Form of Face of Class I-A-3 Certificate
EXHIBIT A-I-A-4    -   Form of Face of Class I-A-4 Certificate
EXHIBIT A-I-A-PO   -   Form of Face of Class I-A-PO Certificate
EXHIBIT A-I-A-R    -   Form of Face of Class I-A-R Certificate
EXHIBIT A-II-A-1   -   Form of Face of Class II-A-1 Certificate
EXHIBIT A-II-A-PO  -   Form of Face of Class II-A-PO Certificate
EXHIBIT B-1        -   Form of Face of Class B-1 Certificate
EXHIBIT B-2        -   Form of Face of Class B-2 Certificate
EXHIBIT B-3        -   Form of Face of Class B-3 Certificate
EXHIBIT B-4        -   Form of Face of Class B-4 Certificate
EXHIBIT B-5        -   Form of Face of Class B-5 Certificate
EXHIBIT B-6        -   Form of Face of Class B-6 Certificate
EXHIBIT C          -   Form of Reverse of Series 1999-1 Certificates
EXHIBIT D          -   Reserved
EXHIBIT E          -   Custodial Agreement
EXHIBIT F-1A       -   Schedule of Group I Mortgage Loans Serviced by Norwest
                         Mortgage from locations other than Frederick, Maryland
EXHIBIT F-1B       -   Schedule of Group II Mortgage Loans Serviced by Norwest
                         Mortgage from locations other than Frederick, Maryland
EXHIBIT F-2A       -   Schedule of Group I Mortgage Loans Serviced by Norwest
                         Mortgage in Frederick, Maryland
EXHIBIT F-2B       -   Schedule of Group II Mortgage Loans Serviced by Norwest
                         Mortgage in Frederick, Maryland
EXHIBIT F-3A       -   Schedule of Group I Mortgage Loans Serviced by Other
                         Servicers
EXHIBIT F-3B       -   Schedule of Group II Mortgage Loans Serviced by Other
                         Servicers
EXHIBIT G          -   Request for Release
EXHIBIT H          -   Affidavit Pursuant to Section 860E(e)(4) of the Internal
                         Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I          -   Letter from Transferor of Residual Certificates
EXHIBIT J          -   Transferee's Letter (Class [I-A-PO] [II-A-PO][B-4] [B-5]
                         [B-6] Certificates)
EXHIBIT K          -   Transferee's Letter (Class [B-1] [B-2] [B-3]
                         Certificates)
EXHIBIT L          -   Servicing Agreements
EXHIBIT M          -   Form of Special Servicing Agreement

                  This Pooling and Servicing Agreement, dated as of March 29, 1999 executed by NORWEST INTEGRATED STRUCTURED ASSETS, INC., as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.

                         W I T N E S S E T H   T H A T:

                  In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01      Definitions.

                  Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  ACCEPTED MASTER SERVICING PRACTICES: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

                  ADDITIONAL COLLATERAL: As defined in the MLCC Servicing Agreement.

                  ADDITIONAL COLLATERAL MORTGAGE LOANS: As defined in the MLCC Servicing Agreement.

                  ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus
(ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

                  ADJUSTMENT AMOUNT: For any Distribution Date, the difference between (A) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

                  AGGREGATE   ADJUSTED   POOL   AMOUNT:   With  respect  to  any
Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

                  AGGREGATE CLASS A PRINCIPAL BALANCE: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

                  AGGREGATE CURRENT BANKRUPTCY LOSSES: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

                  AGGREGATE   CURRENT   FRAUD   LOSSES:   With  respect  to  any
Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

                  AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

                  AGGREGATE GROUP I FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Group I Mortgage Loans.

                  AGGREGATE GROUP II FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Group II Mortgage Loans.

                  AGGREGATE GROUP I-A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Group I-A Certificates pursuant to Clause (i) Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

                  AGGREGATE GROUP I-A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

                  AGGREGATE   GROUP  II-A   DISTRIBUTION   AMOUNT:   As  to  any
Distribution Date, the aggregate amount distributable to the Group II-A Certificates pursuant to Clause (i) Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

                  AGGREGATE GROUP II-A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

                  AGGREGATE NON-PO PRINCIPAL BALANCE: As of any Determination Date, the sum of the Class I-A Non-PO Principal Balance, the Class II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

                  AGGREGATE SUBORDINATE PERCENTAGE: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

                  AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements hereto.

                  APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

                  APPORTIONED CLASS B PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth of Section 4.01(a) and (ii) the Apportionment Fraction for such Class.

                  APPORTIONED INTEREST ACCRUAL AMOUNT: As to any Distribution Date and either of the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance or Group II Apportioned Principal Balance as of the Determination Date preceding such Distribution Date

                  APPORTIONMENT FRACTION: As to any Class of Class B Certificates and (i) any Distribution Date occurring prior to the Cross-Over Date and after the Principal Balance of each Class of Group I-A Certificates (other than the Class I-A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group I Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto or (ii) any Distribution Date occurring prior to the Cross-Over Date and after the Principal Balance of each Class of Group II-A Certificates (other than the Class II-A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group II Optimal Principal Amount for such Class and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

                  AUTHENTICATING AGENT: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

                  AVAILABLE MASTER SERVICER COMPENSATION: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

                  BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

                  BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

                  BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,00.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

                  BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller and Norwest Funding, Inc., as purchaser.

                  BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

                  BOOK-ENTRY CERTIFICATE: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates and Class II-A-1 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

                  CERTIFICATE: Any one of the Class A Certificates or Class B Certificates.

                  CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

                  CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section
5.02. The initial Certificate Registrar is the Trustee.

                  CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

                  CLASS: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

                  CLASS I-A-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

                  CLASS I-A-1 CERTIFICATEHOLDER: The registered holder of a Class I-A-1 Certificate.

                  CLASS I-A-2 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

                  CLASS I-A-2 CERTIFICATEHOLDER: The registered holder of a Class I-A-2 Certificate.

                  CLASS I-A-3 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-3 and Exhibit C hereto.

                  CLASS I-A-3 CERTIFICATEHOLDER: The registered holder of a Class I-A-3 Certificate.

                  CLASS I-A-4 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-4 and Exhibit C hereto.

                  CLASS I-A-4 CERTIFICATEHOLDER: The registered holder of a Class I-A-4 Certificate.

                  CLASS I-A-PO CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-PO and Exhibit C hereto.

                  CLASS I-A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class I-A-PO Optimal Principal Amounts for the Class I-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class I-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (A) of Section 4.01(a) and (y) the sum of the product for each Group I Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Group I Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class I-A-PO Deferred Amount will be zero. No interest will accrue on any Class I-A-PO Deferred Amount.

                  CLASS I-A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

                  (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group I Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a defective Group I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Group I Mortgage Loan.

                  CLASS I-A-R CERTIFICATE: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

                  CLASS I-A-R CERTIFICATEHOLDER: The registered holder of the Class I-A-R Certificate.

                  CLASS II-A-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

                  CLASS II-A-1 CERTIFICATEHOLDER: The registered holder of a Class II-A-1 Certificate.

                  CLASS II-A-PO CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

                  CLASS II-A-PO CERTIFICATEHOLDER: The registered holder of a Class II-A-PO Certificate.

                  CLASS II-A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO Optimal Principal Amounts for the Class II-A-PO Certificates for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Clause (i) Paragraph third Clause (B) of Section 4.01(a) and (y) the sum of the product for each Group II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Group II Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

                  CLASS II-A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

                  (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group II Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii)  the  Scheduled  Principal  Balance  of  each  Group  II
         Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section
         2.02 or 2.03; and

                  (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a defective Group II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Group II Mortgage Loan.

                  CLASS A CERTIFICATE: Any of the Group I-A Certificates or Group II-A Certificates.

                  CLASS A CERTIFICATEHOLDER: The registered holder of a Class A Certificate.

                  CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

                  CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

                  CLASS A PASS-THROUGH RATE: As to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-R and Class II-A-1 Certificates, 6.500% per annum. The Class I-A-PO and Class II-A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

                  CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Clause (i) Paragraph second of Section 4.01(a).

                  CLASS B CERTIFICATE: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

                  CLASS B CERTIFICATEHOLDER: The registered holder of a Class B Certificate.

                  CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

                  CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

                  CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

                  CLASS B INTEREST SHORTFALL AMOUNT: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3
Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

                  CLASS B LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

                  CLASS B LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

                  CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

                  CLASS B OPTIMAL PRINCIPAL AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

                  CLASS B PASS-THROUGH RATE: As to any Distribution Date, 6.500% per annum.

                  CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

                  CLASS B PRINCIPAL DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

                  CLASS B UNPAID INTEREST SHORTFALL: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

                  CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

                  CLASS B-1 CERTIFICATEHOLDER: The registered holder of a Class B-1 Certificate.

                  CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause (ii) Paragraphs first, second and third of Section 4.01(a).

                  CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1
Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph first of Section 4.01(a).

                  CLASS B-1 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-1 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

                  CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph third of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

                  CLASS   B-1   PRINCIPAL   DISTRIBUTION   AMOUNT:   As  to  any
Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Clause (ii) Paragraph third of Section 4.01(a).

                  CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph second of Section 4.01(a).

                  CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

                  CLASS B-2 CERTIFICATEHOLDER: The registered holder of a Class B-2 Certificate.

                  CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause (ii) Paragraphs fourth, fifth and sixth of Section 4.01(a).

                  CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2
Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph fourth of Section 4.01(a).

                  CLASS B-2 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-2 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

                  CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph sixth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

                  CLASS   B-2   PRINCIPAL   DISTRIBUTION   AMOUNT:   As  to  any
Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth of Section 4.01(a).

                  CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fifth of Section 4.01(a).

                  CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

                  CLASS B-3 CERTIFICATEHOLDER: The registered holder of a Class B-3 Certificate.

                  CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause (ii) Paragraphs seventh, eighth and ninth of Section 4.01(a).

                  CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3
Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph seventh of Section 4.01(a).

                  CLASS B-3 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-3 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

                  CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph ninth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

                  CLASS   B-3   PRINCIPAL   DISTRIBUTION   AMOUNT:   As  to  any
Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth of Section 4.01(a).

                  CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighth of Section 4.01(a).

                  CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

                  CLASS B-4 CERTIFICATEHOLDER: The registered holder of a Class B-4 Certificate.

                  CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause (ii) Paragraphs tenth, eleventh, and twelfth of Section 4.01(a).

                  CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4
Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph tenth of Section 4.01(a).

                  CLASS B-4 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-4 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

                  CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph twelfth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

                  CLASS   B-4   PRINCIPAL   DISTRIBUTION   AMOUNT:   As  to  any
Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth of Section 4.01(a).

                  CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eleventh of Section 4.01(a).

                  CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

                  CLASS B-5 CERTIFICATEHOLDER: The registered holder of a Class B-5 Certificate.

                  CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause (ii) Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a).

                  CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5
Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph thirteenth of Section 4.01(a).

                  CLASS B-5 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-5 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

                  CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

                  CLASS   B-5   PRINCIPAL   DISTRIBUTION   AMOUNT:   As  to  any
Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth of Section 4.01(a).

                  CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph fourteenth of Section 4.01(a).

                  CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

                  CLASS B-6 CERTIFICATEHOLDER: The registered holder of a Class B-6 Certificate.

                  CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause (ii) Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a).

                  CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6
Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Clause (ii) Paragraph sixteenth of Section 4.01(a).

                  CLASS B-6 LOAN GROUP I OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group I, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-6 LOAN GROUP II OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan in Loan Group II, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group II Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group II Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage
         Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

                  CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and
(ii) the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

                  CLASS   B-6   PRINCIPAL   DISTRIBUTION   AMOUNT:   As  to  any
Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth of Section 4.01(a).

                  CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Clause (ii) Paragraph seventeenth of Section 4.01(a).

                  CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

                  CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

                  CLOSING   DATE:   The  date  of   initial   issuance   of  the
Certificates, as set forth in Section 11.18.

                  CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S.
Department  of  the  Treasury   temporary  or  final   regulations   promulgated
thereunder.

                  COMPENSATING INTEREST: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

                  CO-OP SHARES: Shares issued by private non-profit housing corporations.

                  CORPORATE TRUST OFFICE: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

                  CROSS-OVER DATE: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

                  CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

                  (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

                  (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

                  CURRENT GROUP I-A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a) on such Distribution Date.

                  CURRENT GROUP II-A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a) on such Distribution Date.

                  CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Clause (ii) Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a) on such Distribution Date.

                  CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

                  CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

                  CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

                  CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

                  CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

                  CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

                  CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  CUSTODIAL P&I ACCOUNT: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

                  CUSTODIAN: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

                  CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

                  CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

                  CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

                  DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

                  DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

                  DEFINITIVE CERTIFICATES: As defined in Section 5.01(b).

                  DENOMINATION: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

                  DETERMINATION DATE: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

                  DISCOUNT MORTGAGE LOAN: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

                  DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

                  DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

                  ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

                  ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                  (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                  (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                  (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

                  (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

                  In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA PROHIBITED HOLDER: As defined in Section 5.02(d).

                  ERRORS AND OMISSIONS POLICY: As defined in each of the Servicing Agreements.

                  EVENT OF DEFAULT: Any of the events specified in Section 7.01.

                  EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

                  EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

                  EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

                  EXHIBIT F-1A MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

                  EXHIBIT F-1B MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

                  EXHIBIT F-2A MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

                  EXHIBIT F-2B MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

                  EXHIBIT F-3A MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

                  EXHIBIT F-3B MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

                  FDIC:  The  Federal  Deposit  Insurance   Corporation  or  any
successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

                  FIDELITY BOND: As defined in each of the Servicing Agreements.

                  FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

                  FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for each Class of Group I-A Certificates and Class B Certificates is April 25, 2029, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for each Class of Group II-A Certificates is April 25, 2014.

                  FITCH: Fitch IBCA, Inc., or its successors in interest.

                  FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%,
(b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

                  FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

                  FNMA: Fannie Mae or any successor thereto.

                  FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

                  FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

                  FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $4,445,951.52 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

                  FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

                  GROUP I ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

                  GROUP I ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Group I Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

                  GROUP I APPORTIONED INTEREST PERCENTAGE: As to any Distribution Date and any Class of Group I-A Certificates or Class B
Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

                  GROUP I APPORTIONED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of
(i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

                  GROUP I CLASS B PERCENTAGE: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

                  GROUP I CLASS B PREPAYMENT PERCENTAGE: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

                  GROUP I CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

                  GROUP I CLASS B-1 PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Group I
Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

                  GROUP I CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

                  GROUP I CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP I CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

                  GROUP I CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP I CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

                  GROUP I CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP I CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

                  GROUP I CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP I CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

                  GROUP I CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP I DISCOUNT MORTGAGE LOAN: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

                  GROUP I INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

                  GROUP I MORTGAGE LOANS: Those Mortgage Loans listed on Exhibit F-1A, F-2A and F-3A attached hereto.

                  GROUP I NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Group I Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to Group I Mortgage Loans with respect to such Distribution Date.

                  GROUP I POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

                  GROUP I POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

                  GROUP I POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of
(i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

                  (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Group I Mortgage Loan substituted for a defective Group I Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Group I Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j)  Group I Net Foreclosure Profits;

                  (k)  Month End Interest in  respect of Group I Mortgage Loans;
         and

                  (l) the amount of any Recoveries in respect of principal with respect to a Group I Mortgage Loan which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries with respect to a Group I Mortgage Loan that are covered by the last sentence of Section 4.02(d).

                  GROUP I POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  GROUP I SCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Group I-A Non-PO Optimal Principal Amount but without such amount being multiplied by the Class I-A Percentage.

                  GROUP I SUBORDINATE AMOUNT: As to any Distribution Date, the excess of (i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

                  GROUP I SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

                  GROUP  I  SUBORDINATED   PREPAYMENT  PERCENTAGE:   As  to  any
Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

                  GROUP I UNSCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Group I Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Group I-A Non-PO Optimal Principal Amount but without that amount being multiplied by the Group I-A Prepayment Percentage.

                  GROUP II ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

                  GROUP II ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Group II Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

                  GROUP  II   APPORTIONED   INTEREST   PERCENTAGE:   As  to  any
Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

                  GROUP II APPORTIONED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of
(i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

                  GROUP II CLASS B PERCENTAGE: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

                  GROUP II CLASS B PREPAYMENT PERCENTAGE: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

                  GROUP II CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

                  GROUP II CLASS B-1 PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Group II
Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

                  GROUP II CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

                  GROUP II CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP II CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

                  GROUP II CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP II CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

                  GROUP II CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP II CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

                  GROUP II CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP II CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

                  GROUP II CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

                  GROUP II DISCOUNT MORTGAGE LOAN: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

                  GROUP II INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

                  GROUP II MORTGAGE LOANS: Those Mortgage Loans listed on Exhibit F-1B, F-2B and F-3B attached hereto.

                  GROUP II NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Group II Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to Group II Mortgage Loans with respect to such Distribution Date.

                  GROUP II POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

                  GROUP II POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

                  GROUP II POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

                           (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

                           (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

                           (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                           (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                           (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the
         Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                           (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or
         2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Group II Mortgage Loan substituted for a defective Group II Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Group II Mortgage Loan;

                           (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                           (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                           (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                           (j)  Group II Net Foreclosure Profits;

                           (k) Month End Interest in respect of Group II Mortgage Loans; and

                           (l) the amount of any Recoveries in respect of principal with respect to a Group II Mortgage Loan which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries with respect to a Group II Mortgage Loan that are covered by the last sentence of Section 4.02(d).

                  GROUP II POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  GROUP II SUBORDINATE AMOUNT: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

                  GROUP II SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

                  GROUP  II  SUBORDINATED  PREPAYMENT  PERCENTAGE:   As  to  any
Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

                  GROUP I-A CERTIFICATE: Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-PO or Class I-A-R Certificate.

                  GROUP I-A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Clause (i) Paragraphs first Clause (A), second Clause (A) and third Clause
(A)(1) of Section 4.01(a). As to any Distribution Date and the Class I-A-PO Certificates, the amount distributable to the Class I-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (B)(2) and fourth Clause (A) of Section 4.01(a) on such Distribution Date.

                  GROUP I-A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

                  GROUP I-A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

                  GROUP I-A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (A) of Section 4.01(a).

                  GROUP I-A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Group I-A Non-PO Principal Balance.

                  GROUP I-A LOSS PERCENTAGE: As to any Determination Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

                  GROUP I-A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

                  GROUP I-A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                           (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                           (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  GROUP I-A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Certificates.

                  GROUP I-A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Clause (A) Paragraph third Clause (A)(1) of
Section 4.01(a).

                  GROUP I-A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

                  GROUP I-A PREPAYMENT  PERCENTAGE:  As to any Distribution Date
to and including the Distribution Date in March 2004, 100%. As to any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable and (b) cumulative Realized Losses on the Group I Mortgage Loans and the Group II Mortgage Loans shall not exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2004 and March 2005 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2006 and March 2007, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2007 and March 2008, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after April 2008. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

                  GROUP I-A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-PO Certificates and Class I-A-R Certificate.

                  GROUP I-A SHORTFALL PERCENTAGE: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

                  GROUP II-A CERTIFICATE: Any Class II-A-1 or Class II-A-PO Certificate.

                  GROUP II-A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the amount distributable to such Class of Group II-A Certificates pursuant to Clause (i) Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of Section 4.01(a). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Clause (i) Paragraphs third Clause (B)(2) and fourth Clause (B) of
Section 4.01(a) on such Distribution Date.

                  GROUP II-A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

                  GROUP II-A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause
(ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

                  GROUP II-A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Clause (i) Paragraph first Clause (B) of Section 4.01(a).

                  GROUP II-A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

                  GROUP II-A LOSS PERCENTAGE: As to any Determination Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

                  GROUP II-A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount, (ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

                  GROUP II-A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                           (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                           (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

                  GROUP II-A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

                  GROUP II-A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Clause (i) Paragraph third Clause (B)(1) of
Section 4.01(a).

                  GROUP II-A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

                  GROUP II-A PREPAYMENT PERCENTAGE:  As to any Distribution Date
to and including the Distribution Date in March 2004, 100%. As to any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable and (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans shall not exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2004 and March 2005 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2006 and March 2007, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including April 2007 and March 2008, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after April 2008. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

                  GROUP II-A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1 Certificates and Class II-A-PO Certificates.

                  GROUP II-A SHORTFALL PERCENTAGE: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

                  HOLDER: See "Certificateholder."

                  INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

                  INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

                  INSURED EXPENSES: Expenses covered by any Insurance Policy covering a Mortgage Loan.

                  INTEREST ACCRUAL AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to Section 4.02(e), (B) the Group I-A Interest Percentage or Group II-A Interest Percentage of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A
Certificates or Group II-A Certificates, as applicable, on or after the Cross-Over Date pursuant to Section 4.02(e) and (C) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date.
The Class I-A-PO and Class II-A-PO Certificates have no Interest Accrual Amount.

                  As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Class B Interest Percentage of such Class of any Non-Supported Interest
Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (B) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to the Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date pursuant to
Section 4.02(e).

                  LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

                  LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

                  LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

                  LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

                  LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

                  MASTER SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest.

                  MASTER SERVICING FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

                  MASTER SERVICING FEE RATE: As set forth in Section 11.23.

                  MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

                  MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

                  MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer and Norwest Bank, as Master Servicer.

                  MONTH END INTEREST:  As defined in each Servicing Agreement or
with  respect  to  the  MLCC   Servicing   Agreement,   the  amount  defined  as
"Compensating Interest".

                  MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

                  MORTGAGE 100SM PLEDGE AGREEMENT: As defined in the MLCC Servicing Agreement.

                  MONTH END INTEREST: As defined in each Servicing Agreement.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

                  MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

                  MORTGAGE LOAN PURCHASE AGREEMENT: The mortgage loan purchase agreement dated as of March 29, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

                  MORTGAGE LOAN RIDER: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

                  MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2A, F-2B, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                     (i)   the Mortgage Loan identifying number;

                    (ii) the city, state and zip code of the Mortgaged Property;

                   (iii)   the type of property;

                    (iv)   the Mortgage Interest Rate;

                     (v)   the Net Mortgage Interest Rate;

                    (vi)   the Monthly Payment;

                   (vii)   the original number of months to maturity;

                  (viii)   the scheduled maturity date;

                    (ix)   the Cut-Off Date Principal Balance;

                     (x)   the Loan-to-Value Ratio at origination;

                    (xi)   whether such Mortgage Loan is a Subsidy Loan;

                   (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

                  (xiii)   the Servicing Fee Rate;

                   (xiv)   the Master Servicing Fee;

                  (xv)     Fixed Retained Yield, if applicable; and

                  (xvi) for each Exhibit F-3A Mortgage Loan and Exhibit F-3B Mortgage Loan, the name of the Servicer with respect thereto.

                  Such   schedule   may   consist  of  multiple   reports   that
collectively set forth all of the information required.

                  MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

                  MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

                  MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

                  MORTGAGOR: The obligor on a Mortgage Note.

                  NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

                  NET MORTGAGE INTEREST RATE: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus
(ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.23 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

                  NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

                  NON-PERMITTED FOREIGN HOLDER: As defined in Section 5.02(d).

                  NON-PO FRACTION: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

                  NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or
(ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

                  NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any
Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Principal Balance or Group II-A Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

                  NON-U.S. PERSON: As defined in Section 4.01(f).

                  NORWEST MORTGAGE: Norwest Mortgage, Inc., or its successor in interest.

                  NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

                  NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1A Mortgage Loans, Exhibit F-1B Mortgage Loans, Exhibit F-2A Mortgage Loans and Exhibit F-2B Mortgage Loans initially by Norwest Mortgage.

                  OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; PROVIDED,
HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

                  OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

                  ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE. The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.07.

                  ORIGINAL  AGGREGATE  SUBORDINATE  PERCENTAGE:   The  Aggregate
Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.08.

                  ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

                  ORIGINAL  GROUP  II  SUBORDINATED   PRINCIPAL   BALANCE:   The
aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.11.

                  ORIGINAL GROUP I-A PERCENTAGE: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

                  ORIGINAL GROUP II-A PERCENTAGE: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

                  ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in Section 11.09.

                  ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in
Section 11.13.

                  ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.14.

                  ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.15.

                  ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.16.

                  ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance.
The Original Class B-5 Fractional Interest is specified in Section 11.17.

                  ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

                  ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

                  ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

                  ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

                  ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

                  ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

                  ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.12.

                  OTHER SERVICER: Any of the Servicers other than Norwest Mortgage.

                  OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

                  OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

                  OWNER MORTGAGE LOAN FILE: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

                  PARENT POWER(R) GUARANTY AGREEMENT FOR REAL ESTAte: As defined in the MLCC Servicing Agreement.

                  PARENT POWER(R)  GUARANTY AND SECURITY  AGREEMENT FOR SECURITY
ACCOUnt: As defined in the MLCC Servicing Agreement.

                  PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

                  PARTIAL   UNSCHEDULED   PRINCIPAL   RECEIPT:   An  Unscheduled
Principal Receipt which is not a Full Unscheduled Principal Receipt.

                  PAYING AGENT: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

                  PAYMENT ACCOUNT: The account maintained pursuant to Section 4.03(b).

                  PERCENTAGE INTEREST: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

                  PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

                  PERSON:  Any  individual,   corporation,   partnership,  joint
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  PLAN: As defined in Section 5.02(c).

                  PO FRACTION: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

                  POOL SCHEDULED PRINCIPAL BALANCE: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

                  PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

                  PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

                  PRINCIPAL ADJUSTMENT: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal
Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

                  PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Clause (i) Paragraph third clause (B)(1) of
Section 4.01(a), (ii) pursuant to Clause (iv) of Section 4.01(b) and (iii) as a result of a Principal Adjustment, and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the excess, if any, of (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

                  As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class I-A-PO and Class II-A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class I-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause (A)(2) and fourth Clause (A) of Section 4.01(a) or all amounts previously distributed in respect of the Class II-A-PO Certificates on prior Distribution Dates pursuant to Clause (i) Paragraphs third clause (B)(2) and fourth Clause (B) of Section 4.01(a), as applicable, and (b) the Realized Losses allocated through such Determination Date to the Class I-A-PO or Class II-A-PO Certificates, as applicable, pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

                  As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

                  PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

                  Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

                  PRIORITY AMOUNT: For any Distribution Date means the lesser of
(i) the Principal Balance of the Class I-A-3 Certificates and (ii) the product of (1) the Priority Percentage, (2) the Shift Percentage, and (3) sum of the Group I Scheduled Principal Amount and the Group I Unscheduled Principal Amount.

                  PRIORITY PERCENTAGE: The Principal Balance of the Class I-A-3 Certificates divided by the Class A Non-PO Principal Balance for the Group I-A Certificates.

                  PROHIBITED TRANSACTION TAX: Any tax imposed under Section 860F of the Code.

                  PRUDENT SERVICING PRACTICES: The standard of care set forth in each Servicing Agreement.

                  RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are S&P and Fitch. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1+ in the case of S&P and F-1+ in the case of Fitch and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

                  REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

                  RECORD DATE: The last Business Day of the month preceding the month of the related Distribution

                  RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

                  RELEVANT ANNIVERSARY: See "Bankruptcy Loss Amount."

                  REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

                  REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

                  REMITTANCE   DATE:   As  defined  in  each  of  the  Servicing
Agreements.

                  REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

                  REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

                  REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

                  RESPONSIBLE OFFICER: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

                  S&P:  Standard & Poor's, or its successor in interest.

                  SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

                  SELLER: Norwest Integrated Structured Assets, Inc., or its successor in interest.

                  SERVICER MORTGAGE LOAN FILE: As defined in each of the Servicing Agreements.

                  SERVICERS: Each of Norwest Mortgage, Inc., North American Mortgage Company, Homeside Lending, Bank United, National City Mortgage Company, Columbia Equities, Ltd., NOVUS Financial Corporation, FT Mortgage Companies and Merrill Lynch Credit Corporation, as Servicer under the related Servicing Agreement.

                  SERVICING   AGREEMENTS:   Each  of  the  Servicing  Agreements
executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

                  SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

                  SERVICING FEE RATE: With respect to a Mortgage Loan, as set forth in Section 11.22.

                  SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

DISTRIBUTION DATE
OCCURRING IN                                         PREPAYMENT SHIFT PERCENTAGE

April 1999 through March 2004...................                      0%
April 2004 through March 2005...................                     30%
April 2005 through March 2006...................                     40%
April 2006 through March 2007...................                     60%
April 2007 through March 2008...................                     80%


                  SIMILAR LAW: As defined in Section 5.02(c).

                  SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.21.

                  SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

                  (1)      normal wear and tear;

                  (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

                  (3)      errors  in  design,   faulty  workmanship  or  faulty
                           materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

                  SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $2,222,975.76 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

                  SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

                  STARTUP DAY: As defined in Section 2.05.

                  SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

                  SUBSTITUTE MORTGAGE LOAN: As defined in Section 2.02

                  SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

                  SURETY BOND: As defined in the MLCC Servicing Agreement.

                  TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

                  TRUSTEE:   First  Union  National  Bank,  a  national  banking
association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

                  UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

                  UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

                  UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

                  U.S. PERSON: As defined in Section 4.01(f).

                  VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

                  WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

                  Section 1.02      Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c)  The  ownership  of  Certificates  (whether  or  not  such
Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  Section 1.03      Effect of Headings and Table of Contents.

                  The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

                  Section 1.04      Benefits of Agreement.

                  Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

                  Section 2.01      Conveyance of Mortgage Loans.

                  The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

                  In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

                  In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) ) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

                  Section 2.02      Acceptance by Trustee.

                  The Trustee  acknowledges  receipt of the Mortgage Notes,  the
Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

                  In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

                  The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

                  Section 2.03 Representations and Warranties of the Master Servicer and the Seller.

                  (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

                     (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

                     (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                     (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                     (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                      (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

                  (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                     (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                     (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                     (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                     (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

                     (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                     (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                     (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; PROVIDED, HOWEVER, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

                     (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                     (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                     (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                     (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

                     (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                     (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                     (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                     (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                     (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
         Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
         (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                     (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

                     (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                     (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months (in the case of a Group I Mortgage Loan) or 180 months (in the case of a Group II Mortgage Loan);

                     (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                     (xxi) To the best of the Seller's  knowledge,  no Mortgagor
         is  a  debtor  in  any  state  or  federal   bankruptcy  or  insolvency
         proceeding;

                     (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

                     (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                     (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                     (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                     (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence,
         (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease;
         (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

                  Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

                  (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

                  Section 2.04      Execution and Delivery of Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

                  Section 2.05 Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

                  The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is April 25, 2029 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

                  Section 3.01      Certificate Account.

                  (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

                  (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

                     (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

                     (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

                  (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

                  (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

                  Section 3.02   Permitted Withdrawals from the Certificate
                                 Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                     (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                     (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

                     (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                     (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                     (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                     (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                     (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

                     (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

                     (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                     (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

                     (xi)  to  clear  and  terminate   the  Certificate  Account
         pursuant to Section 9.01; and

                     (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

                  (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

                  Section 3.03      Advances by Master Servicer and Trustee.

                  (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

                  (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

                  (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i),
(ii) and (v).

                  (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

                  Section 3.04      Trustee to Cooperate;
                                    Release of Owner Mortgage Loan Files.

                  Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

                  Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

                  Section 3.05      Reports to the Trustee;
                                    Annual Compliance Statements.

                  (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

                  (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

                  Section 3.06 Title, Management and Disposition of Any REO Mortgage Loan.

                  The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

                  Section 3.07 Amendments to Servicing Agreements, Modification of Standard Provisions.

                  (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

                  (b) The Trustee  shall  consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

                  (c)(i)   Notwithstanding  anything  to the  contrary  in  this
Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

                     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

                  Section 3.08      Oversight of Servicing.

                  The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

                  For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

                  During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

                  The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent.

                  The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

                  The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's right against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

                  In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in
Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to
Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

                  The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

                  Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

                  The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

                  Section 3.09 Termination and Substitution of Servicing Agreements.

                  Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing
Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

                  Section 3.10      Application of Net Liquidation Proceeds.

                  For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

                  Section 3.11      Act Reports.

                  The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

                  Section 4.01 Distributions.

                  (a) On each Distribution Date, the Group I Pool Distribution Amount and Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

                     (i) with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

                  first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

                  second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

                  third, (A) concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and the Class I-A-PO Certificates, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Optimal Principal Amount or (B) concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount;

                  fourth, (A) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (ii) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (ii) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class I-A-PO Deferred Amount and the Class II-A-PO Deferred Amount; and

                     (ii) to the Class B Certificates, from the Group I Pool Distribution Amount and Group II Distribution Amount, subject to
         Section 4.01(b)(iii), as follows:

                  first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

                  second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

                  third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above;

                  fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

                  fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

                  sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above;

                  seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

                  eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

                  ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above;

                  tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

                  eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

                  twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above;

                  thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

                  fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

                  fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above;

                  sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

                  seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

                  eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause
(i) Paragraph fourth above; and

                  nineteenth, to the Holder of the Class I-A-R Certificate.

                  Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class I-A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

                  In addition, Group I Net Foreclosure Profits and Group II Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section 3.02(ix) hereof shall be distributed to the Holder of the Class I-A-R Certificate.

                  With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

                  (b) (i) On each Distribution Date prior to the Cross-Over Date, the Group I-A Non-PO Principal Distribution Amount will be allocated and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates (other than the Principal Balance of the Class I-A-PO Certificates) as follows:

                  first, to the Class I-A-3 Certificates up to the Priority Amount for such Distribution Date;

                  second, to the Class I-A-R Certificate, until the Principal Balance thereof has been reduced to zero;

                  third, sequentially, to the Class I-A-1, Class I-A-2 and Class I-A-4 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and;

                  fourth, to the Class I-A-3 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

                     (ii) On each Distribution Date prior to the Cross-Over-Date, the Group II-A Non-PO Principal Distribution Amount will be distributed, to the Class II-A-1 Certificates until the Principal Balance thereof has been reduced to zero.

                     (iii)   Notwithstanding   the   foregoing,   (X)   on   any
         Distribution Date occurring prior to the Cross-Over Date but on or after the date on which the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates) or the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Original Aggregate Subordinate Percentage or (b) the aggregate outstanding principal balance of the Mortgage Loans in either Loan Group delinquent 60 days or more over the preceding six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%, the remaining Class or Classes of Class A Certificates (other than the Class I-A-PO Certificates or Class II-A-PO Certificates, as applicable) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a)
         above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the Principal Balance of each such Class of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause (iv)) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth above, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth above, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "UNDERCOLLATERALIZED GROUP"), the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a)
         above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "UNDERCOLLATERALIZED AMOUNT"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Clause
         (ii) Paragraph eighteenth above, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth above, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth above, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth above, fifth to the Class B-2 Certificates pursuant to Clause
         (ii) Paragraph sixth above and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third above (less any amounts used to pay any Class I-A-PO Deferred Amounts or Class II-A-PO Deferred Amounts).

                  (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(ii).

                  (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

                  (ii)  Notwithstanding  the foregoing,  if on any  Distribution
Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal
Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B
Prepayment Percentages and Group II Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group II Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

                  (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.20, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

                  In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

                  (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("NON-U.S. PERSONS"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. PERSON" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

                  Section 4.02      Allocation of Realized Losses.

                  (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

                  first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

                  second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

                  third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

                  fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

                  fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

                  sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

                  seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and Class I-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively, and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

                  This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

                  (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan allocable to the Class I-A-PO or Class II-A-PO Certificates, respectively, will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to any Mortgage Loan in Loan Group I or Loan Group II, respectively, remaining after allocation to the Class I-A-PO or Class II-A-PO Certificates, as applicable, in accordance with the preceding sentence shall be allocated pro rata among the Group I-A Certificates (other than the Class I-A-PO Certificates) or Group II-A Certificates (other than the Class II-A-PO Certificates), respectively, and each Class of Class B Certificates based on the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance in the case of such Group I-A Certificates or Group II-A Certificates and the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance in the case of each Class of Class B Certificates, respectively. Any such loss allocated to the Group I-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group I-A Certificates (other than the Class I-A-PO Certificates) in accordance with the Group I-A Loss
Percentages as of such Determination Date and any such loss allocated to the Group II-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) in accordance with the Group II-A Loss Percentages as of such Determination Date.

                  (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

                  (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan of a Loan Group which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class I-A-PO and Class II-A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a
Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of
Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the
Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

                  (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan shall be allocated among (i) each Class of Group I-A Certificates or Group II-A Certificates, as applicable, and (ii) each Class of Class B Certificates, pro rata based upon each Class's Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable for the related Distribution Date. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A Certificates and Group II-A Certificates, respectively, based on their Group I-A Interest Percentages and Group II-A Interest Percentages.

                  (f) Realized Losses  allocated in accordance with this Section
4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

                  Section 4.03      Paying Agent.

                  (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

                  The Master Servicer may, at any time, remove or replace the Paying Agent.

                  The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

                     (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

                     (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

                     (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

                  (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Group I Net Foreclosure Profits and Group II Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

                  Section 4.04   Statements   to   Certificateholders;
                                 Report to the Trustee and the Seller.

                  Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

                     (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                     (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates,
         (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

                     (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                     (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

                     (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

                     (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

                     (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

                     (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group II Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and (ii) the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

                     (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

                     (x) the Group I-A Percentage and Group II-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                     (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current
         Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                     (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                     (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current
         Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                     (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month,
         (b) two months and (c) three months or more;

                     (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

                     (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

                     (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

                     (xviii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans;

                     (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

                     (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

                     (xxi) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

                     (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

                     (xxiii) the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount, if any; and

                     (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

         and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

                  In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class I-A-R Certificate with a $100 Denomination.

                  Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and
(ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

                  Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be
protected  in  relying  upon  the  same   without  any   independent   check  or
verification.

                  In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

                  Section 4.05 Reports to Mortgagors and the Internal Revenue Service.

                  The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

                  Section 4.06 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

                  The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

                  Section 5.01      The Certificates.

                  (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-PO, Class I-A-R and Class II-A-PO Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-3, A-I-A-4, A-I-A-PO, A-I-A-R, A-II-A-1, A-II-A-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective
Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

                  "Unless  this   certificate  is  presented  by  an  authorized
representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

                  (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

                     (i) the provisions of this Section 5.01(b) shall be in full force and effect;

                     (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

                     (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

                     (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

                     (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

                  Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

                  Section 5.02      Registration of Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

                  (b) No transfer of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

                  (c) No transfer of a Class I-A-PO, Class II-A-PO or Class B Certificate shall be made (other than the transfer of the Class I-A-PO and Class II-A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class I-A-PO, Class II-A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class I-A-PO, Class II-A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class I-A-PO, Class II-A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class I-A-PO, Class II-A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

                  (d) No legal or beneficial interest in all or any portion of the Class I-A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a
Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R
Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

                  The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

                  Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class I-A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code
Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

                  Section 5.03    Mutilated, Destroyed, Lost or Stolen
                                  Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

                  Section 5.04      Persons Deemed Owners.

                  Prior  to  the  due   presentation   of  a   Certificate   for
registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                  Section 5.05 Access to List of Certificateholders' Names and Addresses.

                  (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

                  (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

                  (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

                  Section 5.06      Maintenance of Office or Agency.

                  The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

                  Section 5.07      Definitive Certificates.

                  If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

                  Section 5.08      Notices to Clearing Agency.

                  Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to
Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

                  Section 6.01  Liability of the Seller and the Master Servicer.

                  The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

                  Section 6.02 Merger or Consolidation of the Seller or the Master Servicer.

                  Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

                  Section 6.03 Limitation on Liability of the Seller, the Master Servicer and Others.

                  Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

                  Section 6.04 Resignation of the Master Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

                  Section 6.05 Compensation to the Master Servicer.

                  The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

                  Section 6.06 Assignment or Delegation of Duties by Master Servicer.

                  The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

                  Section 6.07 Indemnification of Trustee and Seller by Master Servicer.

                  The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                  Section 6.08 Master Servicer Covenants Concerning Year 2000 Compliance.

                  The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

                  Section 7.01      Events of Default.

                  In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                     (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                     (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                     (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

                     (v)  the  Master   Servicer  shall  admit  in  writing  its
         inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                     (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section
         6.02 hereof; or

                     (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

                  Section 7.02      Other Remedies of Trustee.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                  Section 7.03 Directions by Certificateholders and Duties of Trustee During Event of Default.

                  During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

                  Section 7.04      Action upon Certain Failures of the
                                    Master Servicer and upon Event of Default.

                  In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

                  Section 7.05      Trustee to Act; Appointment of Successor.

                  When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

                  Section 7.06      Notification to Certificateholders.

                  Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                         Section 8.01 Duties of Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                     (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                     (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

                     (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

                  None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  Section 8.02      Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                     (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee and prescribe;

                     (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                     (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                     (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to
         Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

                     (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

                  Section 8.03      Trustee Not Required to Make Investigation.

                  Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

                  Section 8.04 Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

                  Section 8.05      Trustee May Own Certificates.

                  The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

                  Section 8.06 The Master Servicer to Pay Fees and Expenses.

                  The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

                  Section 8.07      Eligibility Requirements.

                  The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

                  Section 8.08      Resignation and Removal.

                  The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

                  Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

                  Section 8.09      Successor.

                  Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

                  Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

                  Section 8.10      Merger or Consolidation.

                  Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; PROVIDED, HOWEVER, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

                  Section 8.11      Authenticating Agent.

                  The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

                  Any  corporation  into which the  Authenticating  Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of
resignation  or  upon  such  a   termination,   or  in  case  at  any  time  the
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

                  The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

                  Section 8.12      Separate Trustees and Co-Trustees.

                  The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                     (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                     (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

                     (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

                     (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

                  Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

                  No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

                  The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

                  The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

                  Section 8.13      Appointment of Custodians.

                  The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

                  Section 8.14    Tax Matters; Compliance with REMIC Provisions.

                  (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-PO, Class I-A-R, Class II-A-1 and Class II-A-PO Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class I-A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

                  In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

                  (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

                  Section 8.15      Monthly Advances.

                  In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; PROVIDED, HOWEVER, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                  Section 8.16      Trustee Covenants Concerning Year 2000
                                    Compliance.

                  The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

                 Section 9.01       Termination upon Purchase by the
                                    Seller or Liquidation of All Mortgage Loans.

                  Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to
Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section 11.19. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

                  Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

                  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and
(iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

                  In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

                  Section 9.02      Additional Termination Requirements.

                  In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                     (i) The notice given by the Master  Servicer  under Section
         9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

                     (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  Section 10.01     Amendment.

                  (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of
Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                  This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; PROVIDED, HOWEVER, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

                  (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1A Mortgage Loansand Exhibit F-1B Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

                  (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

                  A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

                  Section 10.02     Recordation of Agreement.

                  This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 10.03     Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 10.04     Governing Law; Jurisdiction.

                  This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 10.05     Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Integrated Structured Assets, Inc., 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

                  For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

                  Section 10.06     Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 10.07     Special Notices to Rating Agencies.

                  (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

                       (i) any amendment to this  Agreement  pursuant to Section
             10.01(a);

                       (ii) any sale or  transfer  of the  Class B  Certificates
             pursuant to Section 5.02 to an affiliate of the Seller;

                       (iii) any assignment by the Master Servicer of its rights
             and delegation of its duties pursuant to Section 6.06;

                       (iv) any resignation of the Master  Servicer  pursuant to
             Section 6.04;

                       (v) the occurrence of any of the Events of Default described in Section 7.01;

                       (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

                       (vii) the  appointment  of any  successor  to the  Master
             Servicer pursuant to Section 7.05; or

                       (viii) the making of a final payment  pursuant to Section
             9.01.

                  (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

                       (i) the  appointment  of a Custodian  pursuant to Section
             2.02;

                       (ii) the  resignation or removal of the Trustee  pursuant
             to Section 8.08;

                       (iii) the appointment of a successor  trustee pursuant to
             Section 8.09; or

                       (iv) the sale,  transfer or other disposition in a single
             transaction of 50% or more of the equity interests in the Master Servicer.

                  (c) The Master Servicer shall deliver to each Rating Agency:

                       (i) reports prepared pursuant to Section 3.05; and

                       (ii) statements prepared pursuant to Section 4.04.

                  Section 10.08     Covenant of Seller.

                  The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

                  Section 10.09     Recharacterization.

                  The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

                  Section 11.01 Cut-Off Date.

                  The Cut-Off Date for the Certificates is March 1, 1999.

                  Section 11.02     Cut-Off Date Aggregate Principal Balance.

                  The   Cut-Off   Date    Aggregate    Principal    Balance   is
$222,297,575.89.

                  Section 11.03     Original Group I-A Percentage.

                  The Original Group I-A Percentage is 92.99766855%.

                  Section 11.04     Original Group II-A Percentage.

                  The Original Group II-A Percentage is 92.99346858%.

                  Section 11.05 Original Principal Balances of the Classes of Class A Certificates.

                  As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                           Original
                    CLASS                              PRINCIPAL BALANCE
                    -----                              -----------------
                    Class I-A-1                        $     130,136,000.00
                    Class I-A-2                        $       6,860,000.00
                    Class I-A-3                        $      17,023,000.00
                    Class I-A-4                        $       4,246,800.00
                    Class I-A-PO                       $          56,678.60
                    Class I-A-R                        $             100.00
                    Class II-A-1                       $      48,365,647.00
                    Class II-A-PO                      $          48,519.13

                  Section 11.06 Original Aggregate Non-PO Principal Balance.

                  The   Original   Aggregate   Non-PO   Principal   Balance   is
$222,192,378.16.

                  Section 11.07 Original Aggregate Subordinate Percentage.

                  The Original Aggregate Subordinate Percentage is 7.00331456%.

                  Section 11.08     Original Class B Principal Balance.

                  The Original Class B Principal Balance is $15,560,831.16.

                  Section 11.09 Original Group I Subordinated Principal Balance.

                  The  Original  Group  I  Subordinated   Principal  Balance  is
$11,916,753.46.

                  Section  11.10  Original  Group  II   Subordinated   Principal
Balance.

                  The Original Group II Subordinated Principal Balance is $3,644,077.70.

                  Section 11.11 Original Principal Balances of the Classes of Class B Certificates.

                  As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                  ORIGINAL
                  CLASS                                 PRINCIPAL BALANCE
                  -----------                           -----------------
                    Class B-1                        $   5,556,000.00
                    Class B-2                        $   5,335,000.00
                    Class B-3                        $   2,224,000.00
                    Class B-4                        $   1,000,000.00
                    Class B-5                        $     555,000.00
                    Class B-6                        $     890,831.16

                  Section 11.12     Original Class B-1 Fractional Interest.

                  The Original Class B-1 Fractional Interest is 4.50277873%.

                  Section 11.13     Original Class B-2 Fractional Interest.

                  The Original Class B-2 Fractional Interest is 2.10170627%.

                  Section 11.14     Original Class B-3 Fractional Interest.

                  The Original Class B-3 Fractional Interest is 1.10077185%.

                  Section 11.15     Original Class B-4 Fractional Interest.

                  The Original Class B-4 Fractional Interest is 0.65071141%.

                  Section 11.16     Original Class B-5 Fractional Interest.

                  The Original Class B-5 Fractional Interest is 0.40092786%.

                  Section 11.17     Closing Date.

                  The Closing Date is March 29, 1999.

                  Section 11.18     Right to Purchase.

                  The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $22,229,757.59 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

                  Section 11.19     Wire Transfer Eligibility.

                  With respect to the Class A Certificates (other than the Class I-A-PO, Class I-A-R and Class II-A-PO Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class I-A-PO and Class II-A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class I-A-R Certificate is not eligible for wire transfer.

                  Section 11.20     Single Certificate.

                  A Single Certificate for the Class I-A-1, Class I-A-3 and Class II-A-1 Certificates and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class I-A-2 and Class I-A-4 Certificates represents a $1,000 Denomination. A Single Certificate for the Class I-A-PO and Class II-A-PO Certificates represents a Denomination equal to the respective Original Principal Balance for such Class. A Single Certificate for the Class I-A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

                  Section 11.21     Servicing Fee Rate.

                  The rate used to calculate the Servicing Fee shall be equal to 0.250% per annum.

                  Section 11.22     Master Servicing Fee Rate.

                  The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

                  IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                      NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                                            as Seller


                                      By:
                                          --------------------------------------
                                            Name:
                                            Title:


                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                            as Master Servicer


                                      By:
                                          --------------------------------------
                                            Name:
                                            Title:


                                      FIRST UNION NATIONAL BANK
                                          as Trustee


                                      By:
                                          --------------------------------------
                                            Name:
                                            Title:



Attest:
By: ______________________________________________________
Name: ____________________________________________________
Title: ___________________________________________________

STATE OF MARYLAND     )
                      ss.:
COUNTY OF FREDERICK   )

                  On this 29th day of March, 1999, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Norwest Integrated Structured Assets, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND      )
                       ss.:
COUNTY OF FREDERICK    )

                  On this 29th day of March, 1999, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA   )
                          ss.:
COUNTY OF                 )

                  On this 29th day of March, 1999, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA    )
                           ss.:
COUNTY OF                  )

                  On this 29th day of March, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                   Norwest Integrated Structured Assets, Inc.,
         Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1
                 Applicable Unscheduled Principal Receipt Period



                                                                 FULL UNSCHEDULED                      PARTIAL UNSCHEDULED
SERVICER                                                        PRINCIPAL RECEIPTS                     PRINCIPAL RECEIPTS
------------------------------------------------                --------------------                   ---------------------

Norwest Mortgage, Inc. (Exhibits F-1A and F-1B)                     Prior Month                            Prior Month
Norwest Mortgage, Inc. (Exhibits F-2A) and F-2B)                     Mid Month                              Mid Month
North American Mortgage Company                                      Mid Month                             Prior Month
Home Side Lending                                                   Prior Month                            Prior Month
Bank United                                                          Mid Month                             Prior Month
National City Mortgage Company                                       Mid Month                             Prior Month
Home Side Lending                                                   Prior Month                            Prior Month
Columbia Equities, Ltd.                                             Prior Month                            Prior Month
NOVUS Financial Corporation                                         Prior Month                            Prior Month
Merrill Lynch Credit Corporation                                     Mid Month                             Prior Month


                                 EXHIBIT A-I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                 Cut-Off Date: March 1, 1999

CUSIP No.:                      First  Distribution  Date:  April 26, 1999

                                Denomination: $

Percentage Interest evidenced
by this Certificate:  %         Final Scheduled  Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                            Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                 EXHIBIT A-I-A-2
                    [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate is issued on March 29, 1999, and based on its issue price of 96.63056%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.44166667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.92%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01317929%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                         First Union National Bank,
                                             Trustee



                                         By:
                                            Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                 EXHIBIT A-I-A-3
                    [FORM OF FACE OF CLASS I-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

           THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

                  DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-3 Certificates required to be distributed to Holders of the Class I-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                         First Union National Bank,
                                             Trustee



                                         By:
                                            Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                 EXHIBIT A-I-A-4
                    [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-4 Certificates required to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                EXHIBIT A-I-A-PO
                   [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                              housing corporations,
                                     sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-PO Certificates required to be distributed to Holders of the Class I-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-PO Certificates are not entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class I-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate is issued on March 29, 1999, at an issue price of 66.31250% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 33.68750000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.05%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.43308023%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                 EXHIBIT A-I-A-R
                    [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS I-A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to Holders of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                EXHIBIT A-II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 1999-1, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2014

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                EXHIBIT A-II-A-PO
                   [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                          SERIES 1999-1, CLASS II-A-PO

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
                               first lien, one- to
         four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2014

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively) formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are not entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class II-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate is issued on March 29, 1999, at an issue price of 71.46875% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 28.53125000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.11%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.46979423%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-1

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-2

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate is issued on March 29, 1999, and based on its issue price of 96.59931%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.47291667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.99%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01810738%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-3

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate is issued on March 29, 1999, and based on its issue price of 89.93656%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.13566667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.04%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05230129%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-4

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate is issued on March 29, 1999, and based on its issue price of 75.03681%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 25.03541667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.84%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11761577%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-5

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate is issued on March 29, 1999, and based on its issue price of 62.08368%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 37.98854167%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 14.04%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15969390%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-6

                  evidencing an interest in two pools of fixed
                 interest rate, conventional, monthly pay, fully
                      amortizing, first lien, one- to four-
              family residential mortgage loans, which may include
              loans secured by shares issued by cooperative housing
                              corporations, sold by

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 1999

CUSIP No.:                       First Distribution Date:  April 26, 1999

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  April 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Norwest Integrated Structured Assets, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate is issued on March 29, 1999, and based on its issue price of 25.50556%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus four days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 100% of the Prepayment Vector (as defined in the Prospectus Supplement dated March 22, 1999 with respect to the offering of the Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 74.56666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 34.91%; and (iii) the amount of OID allocable to the short first accrual period (March 29, 1999 to April 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.17246140%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trustee



                                        By:
                                           Authorized Officer:

Countersigned:


First Union National Bank,
    Trustee



By:
   Authorized Officer:

                                    EXHIBIT C
                 [Form of Reverse of Series 1999-1 Certificates]

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.
                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 1999-1

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
      (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Asset-Backed
Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

Dated:



                                -----------------------------------------
                                  Signature by or on behalf of assignor



                                -----------------------------------------
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _____________________________________________ for the account of ______________________________  account number _____________, or, if mailed by check, to  _______________________________________________________.
Applicable  statements  should  be  mailed  to  ________________________________
________________________________________________________________.

This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT
                               -------------------

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST INTEGRATED STRUCTURED ASSETS, INC. (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T
                           ---------------------------


         WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of March 29, 1999 relating to the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

         WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                  ARTICLE XII

                                   DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                  ARTICLE XIII

                          CUSTODY OF MORTGAGE DOCUMENTS

         Section 13.01 CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

         Section 13.02 RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

         Section 13.03 REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

         Section 13.04 NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

         Section 13.05 CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

         Section 13.06 ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE XIV

                            CONCERNING THE CUSTODIAN

         Section 14.01 CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

         Section 14.02 INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

         Section 14.03 CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

         Section 14.04 MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         Section 14.05 CUSTODIAN MAY RESIGN; TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

         Section 14.06 MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 14.07 REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         Section 15.01 NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

         Section 15.02 AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

         SECTION 15.03 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 15.04 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 15.05 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                           FIRST UNION NATIONAL BANK



230 South Tryon Street             By:
Charlotte, North Carolina, 28288        Name:___________________________________
                                        Title:__________________________________


Address:                           NORWEST INTEGRATED STRUCTURED
                                        ASSETS, INC.


7485 New Horizon Way
Frederick, Maryland 21703          By:
                                        Name:___________________________________
                                        Title:__________________________________


Address:                           NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION



7485 New Horizon Way               By:
Frederick, Maryland 21703               Name:___________________________________
                                        Title:__________________________________


Address:                           [CUSTODIAN]



                                   By:
                                        Name:___________________________________
                                        Title:__________________________________



STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Integrated
Structured Assets, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                               ---------------------------------
                                                       Notary Public

              [NOTARIAL SEAL]



STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                               ---------------------------------
                                                       Notary Public

              [NOTARIAL SEAL]



STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                               ---------------------------------
                                                       Notary Public

              [NOTARIAL SEAL]



STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association


                                               ---------------------------------
                                                       Notary Public

              [NOTARIAL SEAL]

                                  EXHIBIT F-1A

        [Schedule of Group I Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]



(i)       (ii)                                   (iii)    (iv)       (v)        (vi)      (vii)    (viii)     (ix)            (x)
--------  --------------------  -------  ------  -------- --------   --------   -------   -------- ---------  ------------    -----
                                                                     NET                                      CUT-OFF
MORTGAGE                                                  MORTGAGE   MORTGAGE   CURRENT   ORIGINAL SCHEDULED  DATE
LOAN                                      ZIP    PROPERTY INTEREST   INTEREST   MONTHLY   TERM TO  MATURITY   PRINCIPAL
NUMBER    CITY                    STATE   CODE   TYPE     RATE       RATE       PAYMENT   MATURITY DATE       BALANCE         LTV
--------  --------------------  -------  ------  -------- --------   --------   -------   -------- ---------  ------------    -----

6993462   SNOWMASS VILLAGE        CO      81615  PUD       8.250      6.500     $2,146.44    180   1-Nov-11   $202,014.06     75.00


                                                                                                              $202,014.06





(i)       (xi)     (xii)     (xiii)   (xiv)      (xv)          (xvi)
--------  -------   --------- ------- ---------  ---------   -----------

MORTGAGE            MORTGAGE           T.O.P.     MASTER        FIXED
LOAN                INSURANCE SERVICE  MORTGAGE   SERVICE       RETAINED
NUMBER    SUBSIDY   CODE      FEE      LOAN       FEE           YIELD
--------  -------   --------- ------- ---------  ---------   -----------

6993462                        0.250              0.017         1.483



COUNT:                     1
WAC:                    8.25
WAM:                     152
WALTV:                    75

                                  EXHIBIT F-1B

        [Schedule of Group II Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]



(i)         (ii)                           (iii)       (iv)         (v)         (vi)       (vii)       (viii)      (ix)
-----       ------------- -----    -----  --------    --------     --------    ---------- --------    ----------  --------------

                                                                   NET                                            CUT-OFF
MORTGAGE                                              MORTGAGE     MORTGAGE    CURRENT    ORIGINAL    SCHEDULED   DATE
LOAN                               ZIP    PROPERTY    INTEREST     INTEREST    MONTHLY    TERM TO     MATURITY    PRINCIPAL
NUMBER      CITY          STATE    CODE   TYPE        RATE         RATE        PAYMENT    MATURITY    DATE        BALANCE
--------    ------------- ------   ------ ---------   --------     --------    ---------- --------    ----------- --------------
6871520    BATON ROUGE    LA       70820   LCO        7.375        6.500       $458.06      360       1-Jun-28    $65,854.46

                                                                                                                  $65,854.46



(i)       (x)   (xi)      (xii)       (xiii)    (xiv)        (xv)      (xvi)
-----    ----- --------- ----------  --------  -----------  --------- -------

MORTGAGE                 MORTGAGE              T.O.P.       MASTER     FIXED
LOAN                     INSURANCE   SERVICE   MORTGAGE     SERVICE    RETAINED
NUMBER   LTV   SUBSIDY   CODE        FEE       LOAN         FEE        YIELD
-------- ----- --------- ----------  --------  -----------  --------- -------

6871520  75.36                       0.250                  0.017      0.608


COUNT:                                1
WAC:                              7.375
WAM:                                351
WALTV:                            75.36

                                  EXHIBIT F-2A

        [Schedule of Group I Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]



(i)         (ii)                             (iii)       (iv)        (v)      (vi)       (vii)      (viii)          (ix)
-----       ----------------------   -----  --------    --------   --------  ---------- --------   ----------    --------------
                                                                      NET                                        CUT-OFF
MORTGAGE                                                MORTGAGE   MORTGAGE  CURRENT    ORIGINAL   SCHEDULED     DATE
LOAN                                 ZIP    PROPERTY    INTEREST   INTEREST  MONTHLY    TERM TO    MATURITY      PRINCIPAL
NUMBER      CITY             STATE   CODE   TYPE        RATE         RATE    PAYMENT    MATURITY   DATE          BALANCE
--------    -----------------------  ------ --------    --------   --------  ---------- --------   -----------   --------------

4695754     NEWARK              DE    19713    SFD      7.625       6.500  $1,494.61     180        1-Aug-13      $156,589.94
4748259     OKLAHOMA CITY       OK    73118    MF2      6.875       6.500    $574.35     180        1-Sep-13       $63,147.48
4755317     GLASTONBURY         CT    06033    SFD      6.875       6.500    $713.48     180        1-Jul-13       $77,917.42
4776507     DUMFRIES            VA    22026    SFD      7.625       6.500    $398.88     180        1-Jun-13       $41,522.37
4786129     LISLE               IL    60532    SFD      6.875       6.500  $1,890.74     180        1-Aug-13      $203,658.16
4794165     CARLSBAD            CA    92008    LCO      7.400       6.500  $1,179.32     180        1-May-13      $118,492.55
4796750     RICHMOND            VA    23235    SFD      8.125       6.500    $805.93     180        1-May-13       $81,233.67
4802108     HYANNIS             MA    02601    LCO      7.375       6.500    $331.18     180        1-Jul-13       $34,985.95
4803080     LEAGUE CITY         TX    77573    SFD      7.375       6.500    $531.26     180        1-Jul-13       $56,308.59
4814084     CENTRE              AL    35960    SFD      7.125       6.500    $688.44     180        1-Sep-13       $74,555.56
4815280     ATLANTIC BEACH      FL    32233    SFD      7.500       6.500    $908.94     180        1-Aug-13       $95,937.83
4816453     CRESSKILL           NJ    07626    SFD      7.250       6.500  $2,510.37     180        1-Dec-13      $272,437.85
4824396     CLOSTER             NJ    07624    SFD      7.250       6.500  $1,752.70     180        1-Sep-13      $188,389.66
4825029     HILLSBOROUGH        NJ    08876    MF2      8.375       6.500    $781.95     180        1-Aug-13       $78,401.53
4825991     ASHTABULA           OH    44004    SFD      7.625       6.500    $495.09     180        1-Oct-13       $47,081.74
4829240     GREENSBORO          NC    27410    MF2      7.250       6.500    $356.02     180        1-Sep-13       $38,266.64
4831331     MORAINE             OH    45439    SFD      8.500       6.500    $292.97     180        1-Jun-13       $28,885.00
4832006     DEAL                NJ    07723    SFD      7.875       6.500  $1,422.68     180        1-Feb-14      $149,561.70
4835058     ATLANTIC BEACH      FL    32233    SFD      7.375       6.500  $2,244.62     180        1-Sep-13      $239,460.53
4835977     BOWLING GREEN       KY    42101    SFD      7.875       6.500  $1,892.16     180        1-Apr-13      $192,873.04
4836081     CLINTON             MO    64735    SFD      7.375       6.500    $603.47     180        1-Sep-13       $64,379.58
4838461     ESKO                MN    55733    SFD      7.375       6.500    $515.16     180        1-Jul-13       $53,909.30
4840388     BRENTWOOD           PA    15227    MF2      7.500       6.500    $577.53     180        1-Oct-13       $61,347.41
4842466     FRANKLIN SQUARE     NY    11010    MF2      7.250       6.500  $1,574.69     180        1-Dec-13      $170,892.82
4842476     MONTGOMERY          AL    36109    SFD      7.500       6.500    $545.09     180        1-Sep-13       $57,717.67
4842478     DECATUR             GA    30030    SFD      7.375       6.500  $1,931.84     180        1-Nov-13      $207,076.28
4844634     BREA                CA    92821    SFD      7.625       6.500    $915.45     180        1-Sep-13       $96,215.42
4845446     CENTRE              AL    35960    SFD      7.000       6.500    $826.93     180        1-Sep-13       $90,232.82
4846965     BOWLING GREEN       OH    43402    SFD      7.750       6.500    $560.06     180        1-Oct-13       $58,609.63
4847486     HOUSTON             TX    77054    LCO      7.500       6.500    $259.57     180        1-Sep-13       $27,484.58
4848870     MIDDLETOWN          OH    45044    SFD      7.375       6.500    $574.03     180        1-Dec-13       $61,824.89
4849031     STATEN ISLAND       NY    10301    MF4      7.625       6.500  $1,193.36     180        1-Dec-13      $126,597.86
4850237     TEMPE               AZ    85281    LCO      7.750       6.500    $470.64     180        1-Sep-13       $49,074.93
4851090     WILMINGTON          NC    28405    SFD      7.125       6.500  $1,068.89     180        1-Oct-13      $116,136.69
4857649     HAMPTON             VA    23669    SFD      7.500       6.500    $512.18     180        1-Oct-13       $54,405.16
4858024     WOODMERE            NY    11598    MF2      7.750       6.500  $1,506.05     180        1-Dec-13      $158,572.67
4859541     LEETSDALE           PA    15056    MF3      7.375       6.500    $547.36     180        1-Nov-13       $58,727.01
4859554     FREEDOM             PA    15042    SFD      7.250       6.500    $979.05     180        1-Nov-13      $105,908.80
4863332     OAKLAND             CA    94618    LCO      7.125       6.500  $1,448.43     180        1-Nov-13      $157,886.05
4863761     FORT LAUDERDALE     FL    33308    MF2      7.375       6.500    $912.57     180        1-Nov-13       $97,977.18
4864405     AMITE               LA    70422    SFD      7.125       6.500    $615.97     180        1-Oct-13       $66,926.22
4864446     COROLLA             NC    27927    SFD      7.375       6.500  $2,605.23     180        1-Nov-13      $279,709.07
4864891     BURLEY              ID    83318    SFD      7.500       6.500    $661.89     180        1-Oct-13       $70,288.73
4867131     AUSTIN              TX    78723    MF2      7.500       6.500    $600.71     180        1-Oct-13       $63,809.15
4868156     CARROLLTON          TX    75007    SFD      6.750       6.483    $622.98     180        1-Oct-13       $69,252.26
4869618     SILVER SPRING       MD    20902    THS      6.875       6.500    $679.15     180        1-Dec-13       $75,301.79
4871010     HARTSDALE           NY    10530    COP      8.375       6.500    $483.83     180        1-Jan-14       $49,208.91
4871239     FLUSHING            NY    11355    MF2      7.500       6.500  $1,529.57     180        1-Sep-13      $161,962.97
4871383     PLAINVIEW           NY    11803    SFD      7.250       6.500  $1,716.18     180        1-Dec-13      $186,248.42
4873320     WOODLAWN            TN    37191    SFD      6.625       6.358    $611.08     180        1-Sep-13       $68,220.10
4874671     SUMMERLAND KEY      FL    33042    SFD      7.250       6.500  $3,258.92     180        1-Dec-13      $353,673.85
4874866     FISHERS             IN    46038    SFD      6.625       6.358    $651.47     180        1-Oct-13       $72,442.09
4875960     INDIANAPOLIS        IN    46237    SFD      7.000       6.500    $755.02     180        1-Oct-13       $82,659.34
4876467     FAIRLAWN            NJ    07410    SFD      7.750       6.500  $1,317.79     180        1-Nov-13      $138,329.42
4881707     BEECH GROVE         IN    46107    SFD      7.000       6.500    $440.43     180        1-Oct-13       $48,217.94
4881712     INDIANAPOLIS        IN    46268    LCO      7.750       6.500    $372.75     180        1-Oct-13       $39,007.39
4882035     DALLAS              TX    75206    MF2      8.000       6.500  $1,080.36     180        1-Nov-13      $111,730.11
4884438     INDIANAPOLIS        IN    46222    SFD      6.125       5.858    $110.59     180        1-Nov-13       $12,769.89
4885665     CLOVIS              NM    88101    SFD      6.875       6.500    $891.86     180        1-Nov-13       $98,713.22
4887258     ELYRIA              OH    44035    SFD      7.125       6.500    $489.15     180        1-Nov-13       $53,319.85
4890336     GATLINBURG          TN    37738    LCT      7.125       6.500    $355.09     180        1-Nov-13       $38,706.26
4891371     MORNINGVIEW         KY    41063    SFD      7.250       6.500    $456.43     180        1-Dec-13       $49,534.15
4891380     TAYLOR MILL         KY    41015    SFD      7.250       6.500  $1,051.62     180        1-Dec-13      $114,126.68
4894702     TULSA               OK    74105    SFD      6.875       6.500  $1,159.41     180        1-Dec-13      $127,573.30
4896936     REDMOND             WA    98053    SFD      7.000       6.500  $2,876.25     180        1-Dec-13      $316,953.55
4897796     EASTPORT            NY    11941    LCO      7.875       6.500    $948.45     180        1-Dec-13       $99,117.63
4901174     LANCASTER           NY    14086    SFD      7.875       6.500    $659.41     180        1-Dec-13       $68,911.53
4906697     SACRAMENTO          CA    95824    SFD      6.875       6.500    $564.99     180        1-Dec-13       $62,740.38
4907279     WESLEY CHAPEL       FL    33543    SFD      7.125       6.500    $634.09     180        1-Nov-13       $69,118.33
4908606     ACWORTH             GA    30102    SFD      7.625       6.500    $653.89     180        1-Dec-13       $69,368.72
4908614     MARIETTA            GA    30062    SFD      7.625       6.500    $732.36     180        1-Dec-13       $77,692.95
4909835     STILLWATER          OK    74075    MF2      7.375       6.500    $975.12     180        1-Dec-13      $105,023.04
4909938     OSAGE BEACH         MO    65065    LCO      7.625       6.500    $579.16     180        1-Nov-13       $61,252.10
4910829     KEYSTONE            CO    80435    HCO      7.500       6.500  $1,216.71     180        1-Dec-13      $130,053.36
4911357     MANOR               PA    15665    SFD      7.750       6.500    $489.47     180        1-Dec-13       $51,536.10
4913874     CAPE CORAL          FL    33904    MF2      8.000       6.500    $602.07     180        1-Dec-13       $62,450.14
4913903     JONESBORO           AR    72404    SFD      7.500       6.500    $903.84     180        1-Jan-14       $96,785.96
4914335     NORWALK             CT    06854    MF3      7.750       6.500  $1,449.57     180        1-Jan-14      $153,087.08
4915444     FAIRPORT            NY    14450    MF2      8.125       6.500    $895.49     180        1-Jan-14       $92,466.60
4915456     HOMESTEAD           FL    33031    SFD      7.500       6.500  $1,965.27     180        1-Dec-13      $210,067.16
4917483     HAMILTON            OH    45015    SFD      7.375       6.500    $448.46     180        1-Jan-14       $48,451.37
4917537     DOUGLASVILLE        GA    30134    SFD      8.250       6.500    $339.55     180        1-Nov-13       $34,600.19
4917564     COLUMBUS            OH    43223    SFD      7.875       6.500    $515.96     180        1-Jan-14       $54,081.04
4917568     COLUMBUS            OH    43207    SFD      7.875       6.500    $546.31     180        1-Jan-14       $57,262.28
4917745     FENTON              MO    63026    SFD      7.875       6.500    $521.65     180        1-Feb-14       $54,839.29
4918740     HOWARD BEACH        NY    11414    MF2      7.625       6.500  $1,700.12     180        1-Dec-13      $180,358.63
4919591     ALTON               IL    62002    SFD      8.625       6.500    $223.22     180        1-Dec-13       $22,314.17
4919805     COLORADO SPRINGS    CO    80906    MF2      8.000       6.500    $988.87     180        1-Dec-13      $102,571.89
4920060     WARMINSTER          PA    18974    SFD      7.375       6.500  $1,398.29     180        1-Jan-14      $150,599.06
4922349     MIAMI               FL    33135    MF2      8.125       6.500    $844.93     180        1-Dec-13       $86,992.50
4923278     BOGART              GA    30622    SFD      7.625       6.500  $2,421.27     180        1-Dec-13      $252,171.69
4924091     CORDOVA             TN    38018    SFD      7.625       6.500  $1,120.03     180        1-Jan-14      $116,214.24
4924527     DANIA               FL    33004    SFD      7.500       6.500    $571.97     180        1-Jan-14       $61,326.15
4925184     ISLIP               NY    11751    SFD      7.000       6.500  $1,035.46     180        1-Mar-14      $115,200.00
4928799     NANUET              NY    10954    SFD      7.750       6.500    $790.67     180        1-Jan-14       $82,523.35
4928813     ANCHORAGE           AK    99517    SFD      7.750       6.500    $705.96     180        1-Dec-13       $74,330.94
4932571     BERRIEN SPRINGS     MI    49103    MF4      7.500       6.500    $590.97     180        1-Dec-13       $63,121.90
4932600     ANCHORAGE           AK    99517    MF4      7.625       6.500  $1,439.49     180        1-Dec-13      $152,710.26
4934194     SILOAM SPRINGS      AR    72761    SFD      6.875       6.500  $2,762.96     180        1-Jul-13      $301,735.15
4937848     ALTON               IL    62002    MF3      8.250       6.500    $509.32     180        1-Mar-14       $52,500.00
4937854     ALTON               IL    62002    MF4      8.250       6.500    $516.11     180        1-Mar-14       $53,200.00
4937867     ALTON               IL    62002    MF2      8.250       6.500    $529.70     180        1-Mar-14       $54,600.00
4938481     DOUGLASVILLE        GA    30135    SFD      8.500       6.500    $344.66     180        1-Jan-14       $34,805.83
4938500     DOUGLASVILLE        GA    30134    SFD      8.500       6.500    $344.66     180        1-Jan-14       $33,427.72
4938573     KEYSTONE            CO    80435    LCO      7.375       6.500    $933.73     180        1-Feb-14      $101,190.07
4938894     RIDGEWOOD           NJ    07451    SFD      7.250       6.500  $2,263.90     180        1-Feb-14      $247,234.43
4939826     MILTON              DE    19968    SFD      7.625       6.500    $817.36     180        1-Jan-14       $86,975.60
4940520     FAIRBORN            OH    45324    MF2      7.375       6.500    $459.97     180        1-Mar-14       $50,000.00
4941338     PIGEON FORGE        TN    37863    HCO      8.000       6.500    $709.10     180        1-Jan-14       $73,769.71
4941923     SOUTHAVEN           MS    38671    SFD      8.000       6.500    $764.52     180        1-Jan-14       $79,536.09
4943298     NORTH MYRTLE BEACH  SC    29582    LCO      8.250       6.500    $915.82     180        1-Jan-14       $93,864.53
4945816     ST. PAUL            MN    55106    MF2      7.875       6.500    $663.92     180        1-Feb-14       $69,795.46
4946547     DALLAS              TX    75208    MF2      7.875       6.500    $496.99     180        1-Jan-14       $52,092.77
4946821     AUSTIN              TX    78702    SFD      6.875       6.500    $445.93     180        1-Mar-14       $50,000.00
4946875     RIDGEWOOD           NY    11385    MF2      7.500       6.500  $1,385.89     180        1-Feb-14      $149,048.49
4947416     HUDSON              NC    28638    SFD      8.125       6.500    $492.04     180        1-Feb-14       $50,953.95
4947448     CINCINNATI          OH    45255    SFD      7.250       6.500  $5,214.28     180        1-Jan-14      $567,662.79
4947626     GOSHEN              NY    10924    MF2      8.125       6.500    $818.45     180        1-Jan-14       $84,210.46
4948316     LINCOLN PARK        NJ    07035    SFD      6.750       6.483  $1,226.49     180        1-Dec-13      $137,251.85
4949308     DOUGLASVILLE        GA    30134    SFD      8.500       6.500    $344.66     180        1-Jan-14       $34,805.83
4951558     MILTON              DE    19968    SFD      7.625       6.500    $840.72     180        1-Jan-14       $89,460.61
4951562     MILTON              DE    19968    SFD      7.625       6.500    $840.72     180        1-Jan-14       $89,460.61
4951804     PATERSON            NJ    07502    MF3      8.000       6.500    $955.65     180        1-Mar-14      $100,000.00
4953454     DALLAS              TX    75208    MF2      7.875       6.500    $496.99     180        1-Jan-14       $52,092.77
4956054     GRANITE BAY         CA    95746    SFD      6.500       6.233  $1,376.35     180        1-Feb-14      $157,479.48
4957055     VISALIA             CA    93291    SFD      7.000       6.500    $413.47     180        1-Mar-14       $46,000.00
4957572     HATFIELD            PA    19440    MF2      7.125       6.500  $1,050.77     180        1-Mar-14      $116,000.00
4957601     TELLURIDE           CO    81435    SFD      7.500       6.500  $5,256.17     180        1-Mar-14      $567,000.00
4957608     LAUDERDALE LAKES    FL    33308    SFD      7.500       6.500    $661.89     180        1-Mar-14       $71,400.00
4961597     GULFPORT            MS    39503    SFD      8.000       6.500    $614.96     180        1-Feb-14       $64,164.04
4962332     FORT LAUDERDALE     FL    33301    SFD      7.500       6.500    $480.20     180        1-Mar-14       $51,800.00
4962336     FORT LAUDERDALE     FL    33307    SFD      7.500       6.500    $454.24     180        1-Mar-14       $49,000.00
4964877     GLENDALE            AZ    85304    SFD      7.500       6.500    $617.40     180        1-Mar-14       $66,600.00
4964880     GLENDALE            AZ    85301    SFD      7.500       6.500    $800.94     180        1-Mar-14       $86,400.00
4964881     PHOENIX             AZ    85051    SFD      7.500       6.500    $709.17     180        1-Mar-14       $76,500.00
4968287     CANTON              GA    30114    SFD      6.875       6.500    $445.93     180        1-Mar-14       $50,000.00
4968325     GULFPORT            MS    39507    SFD      8.250       6.500    $414.74     180        1-Feb-14       $42,629.17
4971794     COPPELL             TX    75019    SFD      6.875       6.500    $634.56     180        1-Mar-14       $71,150.00
4971806     FAIRBORN            OH    45385    MF2      7.375       6.500    $425.93     180        1-Mar-14       $46,300.00
4975462     HOUSTON             TX    77083    PUD      7.250       6.500    $715.69     180        1-Mar-14       $78,400.00
4975742     MIAMI               FL    33137    LCO      7.625       6.500    $264.83     180        1-Mar-14       $28,350.00
4978810     DOUGLASVILLE        GA    30134    SFD      8.375       6.500    $390.97     180        1-Mar-14       $40,000.00
4979115     LOS ANGELES         CA    90048    LCO      6.750       6.483    $991.10     180        1-Mar-14      $112,000.00
4979126     JACKSON             MS    39206    SFD      7.750       6.500    $338.86     180        1-Mar-14       $36,000.00
4979178     KENNESAW            GA    30144    SFD      7.500       6.500    $865.83     180        1-Mar-14       $93,400.00
6428146     SANTA FE            NM    87501    SFD      7.750       6.500  $1,058.94     180        1-Aug-13      $109,817.63
6706820     BULLHEAD CITY       AZ    86442    SFD      7.750       6.500  $1,030.70     180        1-Jul-13      $105,216.00
6801722     NEWARK              DE    19702    PUD      7.875       6.500    $554.84     180        1-Sep-13       $57,457.42
6826764     CHAMBERSBURG        PA    17201    SFD      6.875       6.500  $1,783.71     180        1-Jun-13      $194,125.77
6985340     COLUMBUS            OH    43202    MF2      7.750       6.500    $475.34     180        1-Aug-13       $49,435.19
6987221     COLUMBUS            OH    43202    MF2      7.750       6.500    $484.76     180        1-Aug-13       $50,414.05
6988564     ALEXANDRIA          MN    56308    SFD      7.500       6.500    $827.82     180        1-Jul-13       $87,094.65
7024263     RICHMOND            VA    23228    SFD      7.375       6.500    $883.13     180        1-Jan-14       $95,411.94
7029417     GREENSBURG          PA    15601    SFD      7.625       6.500    $700.60     180        1-Aug-13       $73,401.51
7068041     SARASOTA            FL    34236    MF2      7.750       6.500    $683.84     180        1-Aug-13       $71,118.09
7078625     CRANSTON            RI    02910    MF2      7.875       6.500    $867.83     180        1-Aug-13       $89,486.80
7083482     EL PASO             TX    79925    SFD      7.875       6.500    $431.54     180        1-Aug-13       $44,325.16
7088388     NASSAU BAY          TX    77058    SFD      7.125       6.500  $2,173.63     180        1-Aug-13      $234,511.00
7092644     LAS VEGAS           NM    87701    MAN      7.000       6.500    $539.30     180        1-Sep-13       $58,847.51
7101295     MT LAUREL           NJ    08054    SFD      7.500       6.500  $1,425.28     180        1-Sep-13      $150,920.06
7109667     ATLANTA             GA    30305    PUD      7.250       6.500  $2,036.60     180        1-Sep-13      $218,904.87
7112942     CHAPEL HILL         NC    27514    SFD      7.250       6.500  $2,978.22     180        1-Oct-13      $321,153.15
7112943     RIO RANCHO          NM    87124    SFD      7.500       6.500  $1,379.39     180        1-Aug-13      $145,594.67
7117621     LONDONDERRY         NH    03053    SFD      7.250       6.500    $885.48     180        1-Nov-13       $95,487.71
7118928     HOLUALOA            HI    96725    SFD      7.000       6.500  $2,236.28     180        1-Oct-13      $243,758.89
7124665     JACKSONVILLE        NC    28546    SFD      7.500       6.500    $370.80     180        1-Oct-13       $39,388.41
7125338     HURST               TX    76054    MF2      7.250       6.500  $1,022.41     180        1-Sep-13      $109,893.97
7128341     YERINGTON           NV    89447    MF2      7.250       6.500    $766.80     180        1-Sep-13       $81,840.46
7138745     MARBLEHEAD          MA    01945    SFD      7.375       6.500  $2,299.81     180        1-Nov-13      $246,031.84
7149284     AVON                CT    06001    SFD      7.500       6.500    $964.09     180        1-Sep-13      $101,576.32
7153459     WHITE PLAINS        NY    10606    LCO      6.625       6.358    $877.12     180        1-Nov-13       $98,586.82
7163381     BALDWINSVILLE       NY    13027    SFD      7.500       6.500    $775.91     180        1-Oct-13       $82,420.20
7164464     GREELEY             CO    80631    MF2      7.875       6.500    $763.98     180        1-Nov-13       $79,588.77
7167095     JACKSONVILLE        NC    28546    SFD      6.750       6.483    $530.95     180        1-Sep-13       $58,822.86
7177764     FORT RIPLEY         MN    56449    SFD      7.125       6.500  $1,413.10     180        1-Oct-13      $153,096.98
7186949     PERU                IN    46970    SFD      7.875       6.500    $294.49     180        1-Nov-13       $30,683.52
7186963     PERU                IN    46970    SFD      7.875       6.500    $273.15     180        1-Oct-13       $28,363.43
7196578     TARPON SPRINGS      FL    34689    SFD      7.375       6.500    $657.75     180        1-Oct-13       $70,394.90
7206047     PITTSBURGH          PA    15236    SFD      7.375       6.500    $539.08     180        1-Oct-13       $57,694.08
7206203     JACKSONVILLE BEAC   FL    32250    SFD      6.625       6.358    $707.88     180        1-Nov-13       $79,565.22
7210517     OSSINING            NY    10562    LCO      7.375       6.500  $1,655.86     180        1-Nov-13      $177,781.20
7211183     IRVINE              CA    92604    LCO      7.375       6.500  $1,039.51     180        1-Nov-13      $111,607.11
7212670     RUTHERON            NM    87551    SFD      7.500       6.500    $813.92     180        1-Nov-13       $86,729.34
7213686     LAGUNA HILLS        CA    92653    SFD      7.000       6.500  $2,458.30     180        1-Nov-13      $270,018.15
7217667     PORTERVILLE         CA    93257    SFD      6.750       6.483    $328.30     180        1-Oct-13       $36,495.17
7221590     BULLHEAD CITY       AZ    86429    SFD      7.375       6.500  $1,701.86     180        1-Dec-13      $183,294.92
7223778     NORTH CHARLESTON    SC    29418    SFD      7.750       6.500    $211.98     180        1-Oct-13       $22,182.98
7224136     NORTH FORK          ID    83466    SFD      7.250       6.500    $876.35     180        1-Oct-13       $94,500.24
7227448     HIGH ROLLS          NM    88317    SFD      7.125       6.500    $724.66     180        1-Oct-13       $78,736.80
7228151     BIG RIVER           CA    92242    SFD      7.750       6.500    $301.21     180        1-Nov-13       $31,618.15
7231665     NEWTON CENTER       MA    02159    SFD      6.750       6.483  $2,212.27     180        1-Nov-13      $246,660.89
7234037     LA PORTE            IN    46350    SFD      7.000       6.500    $503.34     180        1-Oct-13       $55,005.69
7235449     BRANDON             FL    33510    SFD      7.625       6.500  $1,868.26     180        1-Oct-13      $196,974.66
7238371     KEENE               NH    03431    MF2      7.375       6.500    $600.25     180        1-Nov-13       $64,445.69
7238835     SALT LAKE CITY      UT    84103    MF4      6.750       6.483  $1,951.23     180        1-Nov-13      $217,632.24
7239703     MELBOURNE           FL    32935    LCO      7.375       6.500    $347.73     180        1-Nov-13       $37,334.05
7258001     HOSCHTON            GA    30548    MF2      7.750       6.500    $790.67     180        1-Dec-13       $83,250.67
7270995     SEA ISLE CITY       NJ    08243    SFD      6.750       6.483  $5,375.83     180        1-Nov-13      $599,599.08
7282836     WICKLIFFE           OH    44095    LCO      7.250       6.500    $500.25     180        1-Nov-13       $54,117.17
7283511     WAREHAM             MA    02571    SFD      8.625       6.500    $399.81     180        1-Dec-13       $39,967.16
7283842     MELBOURNE           FL    32934    SFD      7.250       6.500  $1,329.13     180        1-Nov-13      $143,785.79
7283938     LARGO               FL    33778    SFD      7.250       6.500    $702.06     180        1-Dec-13       $76,190.52
7285155     LOS FRESNOS         TX    78566    SFD      7.625       6.500    $655.76     180        1-Dec-13       $68,964.99
7289974     SUNRISE             FL    33343    SFD      7.875       6.500    $529.24     180        1-Dec-13       $55,283.19
7297905     YUMA                AZ    85364    MF2      7.000       6.500    $640.42     180        1-Dec-13       $70,530.21
7301185     MILLBROOK           NY    12545    MF2      7.500       6.500    $876.03     180        1-Dec-13       $93,638.43
7314261     BRECKENRIDGE        CO    80424    LCT      6.375       6.108    $331.44     180        1-Nov-13       $37,835.09
7318304     LOUISVILLE          KY    40202    MF4      7.750       6.500    $423.57     180        1-Nov-13       $44,440.15
7321017     N CHARLESTON        SC    29406    SFD      8.625       6.500    $127.98     180        1-Nov-13       $12,757.43
7324218     VESTAL              NY    13850    SFD      7.875       6.500    $384.12     180        1-Feb-14       $40,381.66
7325650     AMHERST             NH    03031    SFD      7.250       6.500  $2,738.59     180        1-Dec-13      $297,204.91
7330254     EL PASO             TX    79932    SFD      6.875       6.500    $445.93     180        1-Dec-13       $49,518.84
7349304     LA PORTE            IN    46350    SFD      7.500       6.500    $417.16     180        1-Nov-13       $44,007.11
7352349     SHAWNEE             KS    66226    SFD      6.875       6.500    $891.85     180        1-Jan-14       $98,959.16
7358063     POCATELLO           ID    83201    SFD      7.250       6.500    $620.75     180        1-Jan-14       $67,578.90
7370849     LOUISVILLE          KY    40207    MF4      8.000       6.500  $1,051.22     180        1-Nov-13      $108,715.67
7376313     HOUSTON             TX    77000    SFD      6.875       6.500    $891.85     180        1-Nov-13       $98,713.26
7384636     SEAFORD             NY    11783    SFD      6.875       6.500  $1,204.00     180        1-Dec-13      $133,700.90
7385112     OCEANSIDE           CA    92054    SFD      7.625       6.500  $1,177.00     180        1-Dec-13      $124,863.69
7389105     POTOMAC             MD    20854    PUD      7.000       6.500  $3,559.36     180        1-Dec-13      $382,142.35
7394658     NEW YORK            NY    10021    HCO      7.500       6.500  $1,476.27     180        1-Feb-14      $158,769.04
7399301     ROCHESTER           MN    55902    LCO      7.500       6.500    $381.93     180        1-Nov-13       $40,546.65
7400320     NEW PHILADELPHIA    OH    44663    SFD      7.375       6.500  $1,729.46     180        1-Jan-14      $186,848.39
7400328     DOVER               OH    44622    SFD      7.375       6.500    $758.02     180        1-Jan-14       $81,895.25
7400497     DOVER               OH    44622    SFD      7.375       6.500    $869.33     180        1-Jan-14       $93,921.13
7400802     DOVER               OH    44622    MF2      7.375       6.500  $1,103.91     180        1-Jan-14      $119,264.93
7404982     OLD ORCHARD BEACH   ME    04064    LCO      7.125       6.500    $398.57     180        1-Jan-14       $43,724.54
7406033     FRASER              CO    80442    SFD      7.250       6.500    $547.72     180        1-Dec-13       $59,325.52
7413671     YUMA                AZ    85364    SFD      6.750       6.483    $542.89     180        1-Dec-13       $60,702.98
7415273     LAURENS             NY    13796    SFD      7.625       6.500    $859.40     180        1-Jan-14       $91,448.62
7425949     CATHEDRAL CITY      CA    92234    SFD      7.375       6.500    $504.12     180        1-Jan-14       $54,464.31
7426010     STATEN ISLAND       NY    10302    MF3      6.750       6.483    $398.21     180        1-Jan-14       $44,656.94
7426330     W MELBOURNE         FL    32904    LCO      6.875       6.500    $492.30     180        1-Dec-13       $54,613.79
7427799     JACKSON             TN    38305    SFD      7.250       6.500  $1,030.62     180        1-Dec-13      $111,848.12
7427989     ARDMORE             OK    73400    SFD      6.875       6.500    $517.28     180        1-Nov-13       $57,253.66
7430701     CARLTON             GA    30627    SFD      8.000       6.500    $809.44     180        1-Feb-14       $84,455.23
7431282     DALLAS              TX    75230    LCO      7.500       6.500    $155.74     180        1-Dec-13       $16,646.82
7443700     LITTLE ROCK         AR    72205    SFD      8.000       6.500    $606.36     180        1-Jan-14       $63,082.06
7445483     TUCSON              AZ    85705    MF3      7.625       6.500    $420.36     180        1-Dec-13       $44,468.87
7446378     KEANSBURG           NJ    07734    MF3      7.875       6.500    $763.50     180        1-Feb-14       $80,264.78
7459032     CHAPEL HILL         NC    27516    LCT      7.875       6.500  $1,128.42     180        1-Feb-14      $118,627.35
7465448     SAN MARINO          CA    91108    SFD      7.375       6.500  $3,670.49     180        1-Jan-14      $396,555.91
7471225     SANDUSKY            OH    44870    SFD      7.625       6.500    $496.02     180        1-Jan-14       $52,781.77
7474050     HURON               OH    44846    LCO      7.875       6.500    $379.85     180        1-Feb-14       $39,932.98
7474940     SPRING HILL         FL    34606    SFD      8.500       6.500    $389.96     180        1-Dec-13       $39,269.28
7475838     LAS VEGAS           NV    89147    SFD      7.750       6.500    $815.00     180        1-Jan-14       $86,071.73
7477342     DOVER               OH    44622    MF2      7.625       6.500    $810.82     180        1-Jan-14       $86,279.79
7482753     MALDEN              MA    02148    SFD      7.500       6.500  $1,409.06     180        1-Feb-14      $151,540.94
7486685     PRESCOTT VALLEY     AZ    86314    SFD      7.625       6.500    $747.30     180        1-Feb-14       $79,761.03
7489914     WATERLOO            NY    13165    MF2      8.125       6.500    $337.97     180        1-Feb-14       $34,999.69
7494638     INDIAN HILLS        CO    80454    SFD      7.875       6.500  $9,484.50     180        1-Jan-14      $994,136.82
7497629     MIDLAND             TX    79701    SFD      8.250       6.500    $309.96     180        1-Jan-14       $31,768.78
7505030     LANSING             MI    48912    SFD      7.500       6.500    $249.83     180        1-Feb-14       $26,868.61
7507758     MINNEAPOLIS         MN    55408    MF2      7.375       6.500    $593.35     180        1-Feb-14       $64,303.06
7527886     TRUSSVILLE          AL    35173    SFD      8.125       6.500    $996.58     180        1-Feb-14      $103,204.20
7528015     ODESSA              TX    79764    SFD      6.750       6.483    $311.49     180        1-Feb-14       $35,086.51
7530960     DES MOINES          IA    50310    MF2      7.125       6.500    $578.83     180        1-Jan-14       $63,499.97
7531138     MIDLAND             TX    79701    SFD      8.000       6.500    $283.83     180        1-Jan-14       $29,527.77
7532529     SANTA CRUZ          CA    95062    SFD      7.500       6.500  $2,254.49     180        1-Feb-14      $242,465.51
7539496     MORRISTOWN          NJ    07960    SFD      7.000       6.500  $1,887.54     180        1-Feb-14      $209,337.46
7544997     KAILUA-KONA         HI    96740    LCO      7.625       6.500    $882.75     180        1-Feb-14       $94,213.02
7545493     TEMPE               AZ    85282    PUD      8.000       6.500    $561.92     180        1-Feb-14       $58,630.08
7561144     SANTA CRUZ          CA    95062    SFD      7.125       6.500  $2,447.56     180        1-Feb-14      $269,356.75
7563211     PATTERSON           CA    95363    SFD      7.375       6.500  $1,057.91     180        1-Mar-14      $115,000.00
7567174     SANTA CRUZ          CA    95060    SFD      7.500       6.500  $2,410.23     180        1-Mar-14      $260,000.00
7568522     TORRANCE            CA    90503    SFD      7.125       6.500  $3,622.87     180        1-Feb-14      $398,701.83
7569490     CLEARWATER          FL    33756    SFD      8.000       6.500    $974.77     180        1-Mar-14      $102,000.00
7571332     SANTA MONICA        CA    90405    SFD      7.875       6.500  $3,224.73     180        1-Feb-14      $339,006.52
7605725     LA PORTE            IN    46350    SFD      7.250       6.500    $511.20     180        1-Mar-14       $56,000.00
7625528     RENO                NV    89511    SFD      7.875       6.500  $1,778.34     180        1-Mar-14      $187,500.00
7630889     LONGVIEW            WA    98632    SFD      7.875       6.500    $625.98     180        1-Mar-14       $66,000.00

                                                                      $29,655,178.51





(i)         (ii)                     (x)    (xi)       (xii)        (xiii)   (xiv)        (xv)            (xvi)
-----       ---------------------    ------ --------  ---------   -------- -----------  -----------    ----------

MORTGAGE                                               MORTGAGE              T.O.P.       MASTER         FIXED
LOAN                                                   INSURANCE    SERVICE  MORTGAGE     SERVICE        RETAINED
NUMBER      CITY                     LTV    SUBSIDY    CODE         FEE      LOAN         FEE            YIELD
--------    ---------------------    ---------------  ---------   -------- -----------  -----------    ----------

4695754     NEWARK                    62.03                        0.250                   0.017          0.858
4748259     OKLAHOMA CITY             85.87             17         0.250                   0.017          0.108
4755317     GLASTONBURY               53.33                        0.250                   0.017          0.108
4776507     DUMFRIES                  70.00                        0.250                   0.017          0.858
4786129     LISLE                     80.00                        0.250                   0.017          0.108
4794165     CARLSBAD                  38.21                        0.250                   0.017          0.633
4796750     RICHMOND                  85.87             06         0.250                   0.017          1.358
4802108     HYANNIS                   80.00                        0.250                   0.017          0.608
4803080     LEAGUE CITY               78.04                        0.250                   0.017          0.608
4814084     CENTRE                    80.00                        0.250                   0.017          0.358
4815280     ATLANTIC BEACH            74.99                        0.250                   0.017          0.733
4816453     CRESSKILL                 73.33                        0.250                   0.017          0.483
4824396     CLOSTER                   80.00                        0.250                   0.017          0.483
4825029     HILLSBOROUGH              40.40                        0.250                   0.017          1.608
4825991     ASHTABULA                 50.00                        0.250                   0.017          0.858
4829240     GREENSBORO                65.00                        0.250                   0.017          0.483
4831331     MORAINE                   70.83                        0.250                   0.017          1.733
4832006     DEAL                      40.54                        0.250                   0.017          1.108
4835058     ATLANTIC BEACH            80.00                        0.250                   0.017          0.608
4835977     BOWLING GREEN             75.00                        0.250                   0.017          1.108
4836081     CLINTON                   80.00                        0.250                   0.017          0.608
4838461     ESKO                      43.08                        0.250                   0.017          0.608
4840388     BRENTWOOD                 70.00                        0.250                   0.017          0.733
4842466     FRANKLIN SQUARE           75.00                        0.250                   0.017          0.483
4842476     MONTGOMERY                70.00                        0.250                   0.017          0.733
4842478     DECATUR                   73.68                        0.250                   0.017          0.608
4844634     BREA                      70.00                        0.250                   0.017          0.858
4845446     CENTRE                    78.63                        0.250                   0.017          0.233
4846965     BOWLING GREEN             70.00                        0.250                   0.017          0.983
4847486     HOUSTON                   74.57                        0.250                   0.017          0.733
4848870     MIDDLETOWN                73.41                        0.250                   0.017          0.608
4849031     STATEN ISLAND             70.00                        0.250                   0.017          0.858
4850237     TEMPE                     70.42                        0.250                   0.017          0.983
4851090     WILMINGTON                80.00                        0.250                   0.017          0.358
4857649     HAMPTON                   89.98             01         0.250                   0.017          0.733
4858024     WOODMERE                  64.00                        0.250                   0.017          0.983
4859541     LEETSDALE                 62.96                        0.250                   0.017          0.608
4859554     FREEDOM                   75.00                        0.250                   0.017          0.483
4863332     OAKLAND                   79.99                        0.250                   0.017          0.358
4863761     FORT LAUDERDALE           80.00                        0.250                   0.017          0.608
4864405     AMITE                     85.00             06         0.250                   0.017          0.358
4864446     COROLLA                   56.64                        0.250                   0.017          0.608
4864891     BURLEY                    85.00             06         0.250                   0.017          0.733
4867131     AUSTIN                    80.00                        0.250                   0.017          0.733
4868156     CARROLLTON                80.00                        0.250                   0.017          0.000
4869618     SILVER SPRING             78.51                        0.250                   0.017          0.108
4871010     HARTSDALE                 89.84             33         0.250                   0.017          1.608
4871239     FLUSHING                  62.26                        0.250                   0.017          0.733
4871383     PLAINVIEW                 80.00                        0.250                   0.017          0.483
4873320     WOODLAWN                  78.20                        0.250                   0.017          0.000
4874671     SUMMERLAND KEY            70.00                        0.250                   0.017          0.483
4874866     FISHERS                   70.00                        0.250                   0.017          0.000
4875960     INDIANAPOLIS              80.00                        0.250                   0.017          0.233
4876467     FAIRLAWN                  80.00                        0.250                   0.017          0.983
4881707     BEECH GROVE               70.00                        0.250                   0.017          0.233
4881712     INDIANAPOLIS              76.15                        0.250                   0.017          0.983
4882035     DALLAS                    70.00                        0.250                   0.017          1.233
4884438     INDIANAPOLIS              40.63                        0.250                   0.017          0.000
4885665     CLOVIS                    80.00                        0.250                   0.017          0.108
4887258     ELYRIA                    69.68                        0.250                   0.017          0.358
4890336     GATLINBURG                70.00                        0.250                   0.017          0.358
4891371     MORNINGVIEW               41.67                        0.250                   0.017          0.483
4891380     TAYLOR MILL               80.00                        0.250                   0.017          0.483
4894702     TULSA                     76.47                        0.250                   0.017          0.108
4896936     REDMOND                   80.00                        0.250                   0.017          0.233
4897796     EASTPORT                  68.26                        0.250                   0.017          1.108
4901174     LANCASTER                 90.00             17         0.250                   0.017          1.108
4906697     SACRAMENTO                79.19                        0.250                   0.017          0.108
4907279     WESLEY CHAPEL             65.35                        0.250                   0.017          0.358
4908606     ACWORTH                   70.00                        0.250                   0.017          0.858
4908614     MARIETTA                  70.00                        0.250                   0.017          0.858
4909835     STILLWATER                80.00                        0.250                   0.017          0.608
4909938     OSAGE BEACH               79.49                        0.250                   0.017          0.858
4910829     KEYSTONE                  70.00                        0.250                   0.017          0.733
4911357     MANOR                     80.00                        0.250                   0.017          0.983
4913874     CAPE CORAL                75.90                        0.250                   0.017          1.233
4913903     JONESBORO                 75.00                        0.250                   0.017          0.733
4914335     NORWALK                   70.00                        0.250                   0.017          0.983
4915444     FAIRPORT                  75.00                        0.250                   0.017          1.358
4915456     HOMESTEAD                 80.00                        0.250                   0.017          0.733
4917483     HAMILTON                  64.14                        0.250                   0.017          0.608
4917537     DOUGLASVILLE              66.04                        0.250                   0.017          1.483
4917564     COLUMBUS                  80.00                        0.250                   0.017          1.108
4917568     COLUMBUS                  80.00                        0.250                   0.017          1.108
4917745     FENTON                    40.74                        0.250                   0.017          1.108
4918740     HOWARD BEACH              67.41                        0.250                   0.017          0.858
4919591     ALTON                     90.00             01         0.250                   0.017          1.858
4919805     COLORADO SPRINGS          54.46                        0.250                   0.017          1.233
4920060     WARMINSTER                80.00                        0.250                   0.017          0.608
4922349     MIAMI                     65.00                        0.250                   0.017          1.358
4923278     BOGART                    68.21                        0.250                   0.017          0.858
4924091     CORDOVA                   73.78                        0.250                   0.017          0.858
4924527     DANIA                     66.34                        0.250                   0.017          0.733
4925184     ISLIP                     80.00                        0.250                   0.017          0.233
4928799     NANUET                    70.00                        0.250                   0.017          0.983
4928813     ANCHORAGE                 60.00                        0.250                   0.017          0.983
4932571     BERRIEN SPRINGS           75.00                        0.250                   0.017          0.733
4932600     ANCHORAGE                 85.00             33         0.250                   0.017          0.858
4934194     SILOAM SPRINGS            79.85                        0.250                   0.017          0.108
4937848     ALTON                     70.00                        0.250                   0.017          1.483
4937854     ALTON                     70.00                        0.250                   0.017          1.483
4937867     ALTON                     70.00                        0.250                   0.017          1.483
4938481     DOUGLASVILLE              66.04                        0.250                   0.017          1.733
4938500     DOUGLASVILLE              66.04                        0.250                   0.017          1.733
4938573     KEYSTONE                  70.00                        0.250                   0.017          0.608
4938894     RIDGEWOOD                 80.00                        0.250                   0.017          0.483
4939826     MILTON                    70.00                        0.250                   0.017          0.858
4940520     FAIRBORN                  66.67                        0.250                   0.017          0.608
4941338     PIGEON FORGE              70.00                        0.250                   0.017          1.233
4941923     SOUTHAVEN                 48.48                        0.250                   0.017          1.233
4943298     NORTH MYRTLE BEACH        89.99             06         0.250                   0.017          1.483
4945816     ST. PAUL                  58.33                        0.250                   0.017          1.108
4946547     DALLAS                    80.00                        0.250                   0.017          1.108
4946821     AUSTIN                    79.37                        0.250                   0.017          0.108
4946875     RIDGEWOOD                 65.00                        0.250                   0.017          0.733
4947416     HUDSON                    69.05                        0.250                   0.017          1.358
4947448     CINCINNATI                80.00                        0.250                   0.017          0.483
4947626     GOSHEN                    62.27                        0.250                   0.017          1.358
4948316     LINCOLN PARK              66.00                        0.250                   0.017          0.000
4949308     DOUGLASVILLE              66.04                        0.250                   0.017          1.733
4951558     MILTON                    75.00                        0.250                   0.017          0.858
4951562     MILTON                    75.00                        0.250                   0.017          0.858
4951804     PATERSON                  64.52                        0.250                   0.017          1.233
4953454     DALLAS                    80.00                        0.250                   0.017          1.108
4956054     GRANITE BAY               67.23                        0.250                   0.017          0.000
4957055     VISALIA                   53.80                        0.250                   0.017          0.233
4957572     HATFIELD                  80.00                        0.250                   0.017          0.358
4957601     TELLURIDE                 69.15                        0.250                   0.017          0.733
4957608     LAUDERDALE LAKES          70.00                        0.250                   0.017          0.733
4961597     GULFPORT                  90.00             17         0.250                   0.017          1.233
4962332     FORT LAUDERDALE           70.00                        0.250                   0.017          0.733
4962336     FORT LAUDERDALE           70.00                        0.250                   0.017          0.733
4964877     GLENDALE                  61.67                        0.250                   0.017          0.733
4964880     GLENDALE                  69.12                        0.250                   0.017          0.733
4964881     PHOENIX                   75.00                        0.250                   0.017          0.733
4968287     CANTON                    64.10                        0.250                   0.017          0.108
4968325     GULFPORT                  89.06             12         0.250                   0.017          1.483
4971794     COPPELL                   67.02                        0.250                   0.017          0.108
4971806     FAIRBORN                  64.31                        0.250                   0.017          0.608
4975462     HOUSTON                   80.00                        0.250                   0.017          0.483
4975742     MIAMI                     90.00             33         0.250                   0.017          0.858
4978810     DOUGLASVILLE              61.54                        0.250                   0.017          1.608
4979115     LOS ANGELES               50.91                        0.250                   0.017          0.000
4979126     JACKSON                   80.00                        0.250                   0.017          0.983
4979178     KENNESAW                  79.97                        0.250                   0.017          0.733
6428146     SANTA FE                  75.00                        0.250                   0.017          0.983
6706820     BULLHEAD CITY             75.00                        0.250                   0.017          0.983
6801722     NEWARK                    83.57             06         0.250                   0.017          1.108
6826764     CHAMBERSBURG              78.59                        0.250                   0.017          0.108
6985340     COLUMBUS                  69.66                        0.250                   0.017          0.983
6987221     COLUMBUS                  57.22                        0.250                   0.017          0.983
6988564     ALEXANDRIA                42.52                        0.250                   0.017          0.733
7024263     RICHMOND                  80.00                        0.250                   0.017          0.608
7029417     GREENSBURG                75.00                        0.250                   0.017          0.858
7068041     SARASOTA                  79.98                        0.250                   0.017          0.983
7078625     CRANSTON                  79.22                        0.250                   0.017          1.108
7083482     EL PASO                   74.59                        0.250                   0.017          1.108
7088388     NASSAU BAY                80.00                        0.250                   0.017          0.358
7092644     LAS VEGAS                 66.67                        0.250                   0.017          0.233
7101295     MT LAUREL                 74.82                        0.250                   0.017          0.733
7109667     ATLANTA                   74.99                        0.250                   0.017          0.483
7112942     CHAPEL HILL               75.00                        0.250                   0.017          0.483
7112943     RIO RANCHO                60.00                        0.250                   0.017          0.733
7117621     LONDONDERRY               79.51                        0.250                   0.017          0.483
7118928     HOLUALOA                  80.00                        0.250                   0.017          0.233
7124665     JACKSONVILLE              65.04                        0.250                   0.017          0.733
7125338     HURST                     80.00                        0.250                   0.017          0.483
7128341     YERINGTON                 70.00                        0.250                   0.017          0.483
7138745     MARBLEHEAD                75.99                        0.250                   0.017          0.608
7149284     AVON                      44.26                        0.250                   0.017          0.733
7153459     WHITE PLAINS              90.00             01         0.250                   0.017          0.000
7163381     BALDWINSVILLE             90.00             16         0.250                   0.017          0.733
7164464     GREELEY                   90.00             06         0.250                   0.017          1.108
7167095     JACKSONVILLE              80.00                        0.250                   0.017          0.000
7177764     FORT RIPLEY               80.00                        0.250                   0.017          0.358
7186949     PERU                      90.00             12         0.250                   0.017          1.108
7186963     PERU                      90.00             12         0.250                   0.017          1.108
7196578     TARPON SPRINGS            48.47                        0.250                   0.017          0.608
7206047     PITTSBURGH                73.25                        0.250                   0.017          0.608
7206203     JACKSONVILLE BEAC         75.00                        0.250                   0.017          0.000
7210517     OSSINING                  64.29                        0.250                   0.017          0.608
7211183     IRVINE                    78.75                        0.250                   0.017          0.608
7212670     RUTHERON                  43.90                        0.250                   0.017          0.733
7213686     LAGUNA HILLS              68.20                        0.250                   0.017          0.233
7217667     PORTERVILLE               70.00                        0.250                   0.017          0.000
7221590     BULLHEAD CITY             67.27                        0.250                   0.017          0.608
7223778     NORTH CHARLESTON          80.00                        0.250                   0.017          0.983
7224136     NORTH FORK                51.61                        0.250                   0.017          0.483
7227448     HIGH ROLLS                75.83                        0.250                   0.017          0.358
7228151     BIG RIVER                 76.19                        0.250                   0.017          0.983
7231665     NEWTON CENTER             46.90                        0.250                   0.017          0.000
7234037     LA PORTE                  80.00                        0.250                   0.017          0.233
7235449     BRANDON                   61.54                        0.250                   0.017          0.858
7238371     KEENE                     90.00             12         0.250                   0.017          0.608
7238835     SALT LAKE CITY            70.00                        0.250                   0.017          0.000
7239703     MELBOURNE                 90.00             33         0.250                   0.017          0.608
7258001     HOSCHTON                  80.00                        0.250                   0.017          0.983
7270995     SEA ISLE CITY             75.00                        0.250                   0.017          0.000
7282836     WICKLIFFE                 80.00                        0.250                   0.017          0.483
7283511     WAREHAM                   65.00                        0.250                   0.017          1.858
7283842     MELBOURNE                 74.10                        0.250                   0.017          0.483
7283938     LARGO                     66.88                        0.250                   0.017          0.483
7285155     LOS FRESNOS               42.55                        0.250                   0.017          0.858
7289974     SUNRISE                   90.00             01         0.250                   0.017          1.108
7297905     YUMA                      75.00                        0.250                   0.017          0.233
7301185     MILLBROOK                 75.00                        0.250                   0.017          0.733
7314261     BRECKENRIDGE              65.00                        0.250                   0.017          0.000
7318304     LOUISVILLE                56.25                        0.250                   0.017          0.983
7321017     N CHARLESTON              60.00                        0.250                   0.017          1.858
7324218     VESTAL                    90.00             33         0.250                   0.017          1.108
7325650     AMHERST                   66.37                        0.250                   0.017          0.483
7330254     EL PASO                   53.19                        0.250                   0.017          0.108
7349304     LA PORTE                  60.00                        0.250                   0.017          0.733
7352349     SHAWNEE                   49.26                        0.250                   0.017          0.108
7358063     POCATELLO                 52.88                        0.250                   0.017          0.483
7370849     LOUISVILLE                64.71                        0.250                   0.017          1.233
7376313     HOUSTON                   80.00                        0.250                   0.017          0.108
7384636     SEAFORD                   65.85                        0.250                   0.017          0.108
7385112     OCEANSIDE                 51.22                        0.250                   0.017          0.858
7389105     POTOMAC                   80.00                        0.250                   0.017          0.233
7394658     NEW YORK                  65.00                        0.250                   0.017          0.733
7399301     ROCHESTER                 80.00                        0.250                   0.017          0.733
7400320     NEW PHILADELPHIA          69.63                        0.250                   0.017          0.608
7400328     DOVER                     74.91                        0.250                   0.017          0.608
7400497     DOVER                     70.00                        0.250                   0.017          0.608
7400802     DOVER                     75.00                        0.250                   0.017          0.608
7404982     OLD ORCHARD BEACH         80.00                        0.250                   0.017          0.358
7406033     FRASER                    35.29                        0.250                   0.017          0.483
7413671     YUMA                      79.68                        0.250                   0.017          0.000
7415273     LAURENS                   80.00                        0.250                   0.017          0.858
7425949     CATHEDRAL CITY            73.56                        0.250                   0.017          0.608
7426010     STATEN ISLAND             33.83                        0.250                   0.017          0.000
7426330     W MELBOURNE               80.00                        0.250                   0.017          0.108
7427799     JACKSON                   79.51                        0.250                   0.017          0.483
7427989     ARDMORE                   68.24                        0.250                   0.017          0.108
7430701     CARLTON                   70.00                        0.250                   0.017          1.233
7431282     DALLAS                    70.00                        0.250                   0.017          0.733
7443700     LITTLE ROCK               90.00             06         0.250                   0.017          1.233
7445483     TUCSON                    90.00             01         0.250                   0.017          0.858
7446378     KEANSBURG                 70.00                        0.250                   0.017          1.108
7459032     CHAPEL HILL               90.00             17         0.250                   0.017          1.108
7465448     SAN MARINO                75.00                        0.250                   0.017          0.608
7471225     SANDUSKY                  90.00             17         0.250                   0.017          0.858
7474050     HURON                     90.00             17         0.250                   0.017          1.108
7474940     SPRING HILL               90.00             33         0.250                   0.017          1.733
7475838     LAS VEGAS                 72.76                        0.250                   0.017          0.983
7477342     DOVER                     70.00                        0.250                   0.017          0.858
7482753     MALDEN                    69.89                        0.250                   0.017          0.733
7486685     PRESCOTT VALLEY           64.00                        0.250                   0.017          0.858
7489914     WATERLOO                  90.00             01         0.250                   0.017          1.358
7494638     INDIAN HILLS              23.81                        0.250                   0.017          1.108
7497629     MIDLAND                   90.00             17         0.250                   0.017          1.483
7505030     LANSING                   53.90                        0.250                   0.017          0.733
7507758     MINNEAPOLIS               56.09                        0.250                   0.017          0.608
7527886     TRUSSVILLE                90.00             17         0.250                   0.017          1.358
7528015     ODESSA                    80.00                        0.250                   0.017          0.000
7530960     DES MOINES                90.00             01         0.250                   0.017          0.358
7531138     MIDLAND                   90.00             11         0.250                   0.017          1.233
7532529     SANTA CRUZ                80.00                        0.250                   0.017          0.733
7539496     MORRISTOWN                70.00                        0.250                   0.017          0.233
7544997     KAILUA-KONA               70.00                        0.250                   0.017          0.858
7545493     TEMPE                     77.37                        0.250                   0.017          1.233
7561144     SANTA CRUZ                70.00                        0.250                   0.017          0.358
7563211     PATTERSON                 71.88                        0.250                   0.017          0.608
7567174     SANTA CRUZ                80.00                        0.250                   0.017          0.733
7568522     TORRANCE                  79.99                        0.250                   0.017          0.358
7569490     CLEARWATER                71.83                        0.250                   0.017          1.233
7571332     SANTA MONICA              80.00                        0.250                   0.017          1.108
7605725     LA PORTE                  79.43                        0.250                   0.017          0.483
7625528     RENO                      75.00                        0.250                   0.017          1.108
7630889     LONGVIEW                  60.00                        0.250                   0.017          1.108




COUNT:                           271
WAC:                     7.407677224
WAM:                     176.7368253
WALTV:                   70.80080847

                                  EXHIBIT F-2B

        [Schedule of Group II Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]



(i)         (ii)                                  (iii)       (iv)      (v)         (vi)       (vii)      (viii)          (ix)
-----       ---------------------  -----  ------  --------    -------  --------  ------------ --------   ----------   --------------
                                                                          NET                                          CUT-OFF
MORTGAGE                                                      MORTGAGE MORTGAGE    CURRENT    ORIGINAL   SCHEDULED     DATE
LOAN                                       ZIP    PROPERTY    INTEREST INTEREST    MONTHLY    TERM TO    MATURITY      PRINCIPAL
NUMBER      CITY                   STATE   CODE   TYPE        RATE       RATE      PAYMENT    MATURITY   DATE          BALANCE
--------    ---------------------  -----  ------  ---------   -------  --------  ------------ --------   -----------  --------------

4749481     MONROE TOWNSHIP          NJ    08831    SFD       7.625       6.500     $1,663.32     360     1-Jan-29      $234,580.21
4787992     FORT LEE                 NJ    07024    COP       7.750       6.500       $550.56     360     1-Sep-28       $75,609.01
4805506     CORINGTON                KY    41014    SFD       7.750       6.500       $372.53     360     1-Aug-28       $51,737.34
4806209     HOUSTON                  TX    77096    SFD       8.000       6.500       $807.15     360     1-Aug-28      $109,472.84
4827108     HUNTINGTON BEACH         CA    92648    MF3       8.250       6.500     $2,248.17     360     1-Aug-28      $297,886.34
4828233     WASHINGTON               DC    20020    LCO       8.000       6.500       $467.78     360     1-Nov-28       $63,577.16
4831901     TIFFIN                   OH    44883    SFD       7.500       6.500       $364.99     360     1-Oct-28       $51,978.71
4833755     SAN DIEGO                CA    92109    MF4       7.650       6.500     $2,208.01     360     1-Jul-28      $309,366.60
4840264     NEWMAN LAKE              WA    99025    SFD       8.375       6.500       $623.26     360     1-Nov-28       $81,793.99
4840547     KITTY HAWK               NC    27949    SFD       8.000       6.500       $847.50     360     1-Nov-28      $115,186.88
4840722     DULUTH                   MN    55806    MF2       7.125       6.500       $383.35     360     1-Sep-28       $56,591.18
4840936     SHOSHONE                 ID    83352    MF2       8.000       6.500       $424.12     360     1-Nov-28       $57,643.28
4841464     EAST ISLIP               NY    11730    COP       7.500       6.500       $707.96     360     1-Nov-28      $100,946.57
4842554     FLUSHING                 NY    11355    MF2       8.375       6.500     $1,751.21     360     1-Jan-29      $230,112.58
4846403     OAKTON                   VA    22124    SFD       6.750       6.483     $2,983.56     360     1-Nov-28      $458,402.34
4848162     STAMFORD                 CT    06907    SFD       7.750       6.500       $581.73     360     1-Nov-28       $80,968.52
4848280     EMERALD ISLE             NC    28594    MF2       7.875       6.500     $1,928.69     360     1-Oct-28      $265,072.58
4848797     INDEPENDENCE             KY    41051    LCO       7.750       6.500       $290.15     360     1-Oct-28       $40,355.22
4849023     EAST ISLIP               NY    11730    SFD       8.000       6.500     $1,045.62     360     1-Jan-29      $142,308.12
4850409     NASHVILLE                TN    37205    SFD       7.625       6.500     $3,449.78     360     1-Oct-28      $485,613.65
4850694     JERICHO                  NY    11753    SFD       7.875       6.500     $2,523.25     360     1-Nov-28      $347,032.53
4850915     GAITHERSBURG             MD    20879    SFD       7.875       6.500       $741.02     360     1-Sep-28      $101,771.01
4851838     PLACERVILLE              ID    83666    SFD       7.750       6.500       $626.87     360     1-Nov-28       $87,250.40
4852040     AURORA                   IN    47001    MF2       8.000       6.500       $429.25     360     1-Oct-28       $58,301.11
4852215     AVON LAKE                OH    44102    LCO       7.500       6.500       $641.88     360     1-Oct-28       $91,455.06
4853135     RALEIGH                  NC    27609    SFD       7.750       6.500       $639.04     360     1-Feb-29       $89,137.04
4856215     CARMEL                   CA    93921    SFD       7.500       6.500     $3,539.77     360     1-Nov-28      $504,733.02
4859539     HAMPTON BAYS             NY    11946    SFD       8.125       6.500     $1,410.74     360     1-Nov-28      $189,497.81
4859542     PAWTUCKET                RI    02860    SFD       7.750       6.500       $418.39     360     1-Nov-28       $58,233.50
4860116     MILTON                   FL    32571    SFD       8.000       6.500       $880.52     360     1-Nov-28      $119,674.68
4860337     MYRTLE BEACH             SC    29577    SFD       7.500       6.500       $567.77     360     1-Nov-28       $80,956.64
4860928     CHEVY CHASE              MD    20815    SFD       7.250       6.500     $2,196.61     360     1-Oct-28      $320,728.76
4861348     SEATTLE                  WA    98178    SFD       7.250       6.500     $1,007.57     360     1-Nov-28      $147,234.95
4862256     PHILADELPHIA             PA    19149    SFD       8.375       6.500       $396.76     360     1-Oct-28       $52,015.15
4862258     PHILADELPHIA             PA    19148    SFD       8.375       6.500       $444.64     360     1-Oct-28       $58,315.64
4862586     POCATELLO                ID    83204    MF2       8.000       6.500       $323.60     360     1-Oct-28       $43,950.01
4862900     LA MIRADA                CA    90638    SFD       6.500       6.233     $1,370.64     360     1-Feb-29      $216,653.96
4863046     ORANGE                   VA    22960    SFD       7.875       6.500     $1,647.00     360     1-Oct-28      $226,358.03
4863822     PORTLAND                 OR    97202    SFD       8.000       6.500       $693.41     360     1-Nov-28       $94,243.81
4865355     CHESTER                  VT    05143    SFD       7.875       6.500       $732.33     360     1-Jan-29      $100,860.51
4865722     TOMBALL                  TX    77375    PUD       7.125       6.500     $1,601.43     360     1-Jan-29      $237,318.70
4865897     MILFORD                  CT    06460    MF4       8.000       6.500     $2,608.53     360     1-Oct-28      $354,203.65
4866666     ENDWELL                  NY    13760    SFD       7.375       6.500       $414.41     360     1-Nov-28       $59,815.67
4866681     WYCKOFF                  NJ    07481    SFD       8.375       6.500     $2,234.61     360     1-Nov-28      $293,261.38
4867186     EASTCHESTER              NY    10709    SFD       7.375       6.500     $2,348.30     360     1-Dec-28      $339,219.06
4868246     SANDWICH                 MA    02563    SFD       7.750       6.500       $741.49     360     1-Oct-28      $103,129.98
4868516     AUSTIN                   TX    78722    MF2       7.750       6.500       $837.49     360     1-Dec-28      $116,650.87
4868595     HOUSTON                  TX    77031    PUD       7.875       6.500       $522.05     360     1-Nov-28       $71,799.84
4869147     FOWLERVILLE              MI    48836    SFD       7.875       6.500       $554.68     360     1-Oct-28       $76,030.98
4869186     MASPATH                  NY    11378    MF3       7.500       6.500     $2,023.18     360     1-Nov-28      $288,482.95
4869623     GRAHAM                   WA    98338    SFD       8.375       6.500       $537.37     360     1-Oct-28       $70,477.19
4870543     FAIRFIELD                CT    06430    LCO       7.875       6.500       $616.31     360     1-Jan-29       $84,882.62
4871203     LAS VEGAS                NV    89118    LCO       7.750       6.500       $535.16     360     1-Nov-28       $74,184.14
4872055     PORT WASHINGTON          NY    11050    SFD       7.375       6.500     $2,002.96     360     1-Nov-28      $288,944.72
4873377     SILETZ                   OR    97380    SFD       7.250       6.500       $367.69     360     1-Nov-28       $53,730.30
4873554     GRAYSON                  GA    30017    SFD       7.375       6.500     $1,071.93     360     1-Dec-28      $154,843.53
4874064     RIDGEFIELD               CT    06877    SFD       7.000       6.500     $1,975.95     360     1-Dec-28      $295,824.10
4874755     MINEOLA                  NY    11501    SFD       7.625       6.500       $945.62     360     1-Nov-28      $133,174.87
4875701     ORANGE PARK              FL    32073    SFD       7.875       6.500       $845.43     360     1-Nov-28      $115,795.00
4876350     SEVIERVILLE              TN    37876    SFD       7.500       6.500       $969.64     360     1-Dec-28      $138,364.31
4877371     NORTH MYRTLE BEACH       SC    29582    SFD       7.750       6.500       $606.09     360     1-Nov-28       $84,358.81
4877498     FLUSHING                 NY    11367    SFD       7.875       6.500     $1,231.39     360     1-Dec-28      $169,477.05
4878142     EUGENE                   OR    97401    SFD       7.750       6.500       $838.21     360     1-Jan-29      $116,834.29
4878143     KEY LARGO                FL    33037    LCO       7.375       6.500     $1,015.29     360     1-Oct-28      $146,351.10
4878205     WILMINGTON               NC    28409    SFD       7.500       6.500       $371.29     360     1-Nov-28       $52,940.86
4878445     PINEHURST                NC    28374    LCO       7.625       6.500       $637.01     360     1-Oct-28       $79,688.06
4879231     ROSEVILLE                MN    55113    SFD       8.000       6.500       $758.72     360     1-Oct-28      $102,969.82
4880174     COEUR D'ALENE            ID    83814    SFD       7.625       6.500       $252.68     360     1-Oct-28       $35,418.20
4880599     PEORIA                   AZ    85382    PUD       7.500       6.500       $883.81     360     1-Oct-28      $125,856.13
4881508     COEUR D'ALENE            ID    83814    MF2       7.625       6.500       $396.72     360     1-Oct-28       $55,692.65
4882207     PORTLAND                 OR    97212    MF4       7.875       6.500     $1,711.16     360     1-Nov-28      $235,139.97
4882565     FAYETTEVILLE             NC    28305    SFD       6.750       6.483     $3,035.44     360     1-Jan-29      $467,191.85
4882615     MIAMI                    FL    33140    LCO       7.875       6.500       $202.30     360     1-Nov-28       $27,822.41
4882648     MINNEAPOLIS              MN    55414    SFD       8.125       6.500       $979.51     360     1-Dec-28      $131,659.34
4882817     HAMPTON                  VA    23666    SFD       8.375       6.500       $491.01     360     1-Oct-28       $64,396.39
4883026     BRIDGEWATER              NJ    08807    SFD       7.750       6.500       $752.24     360     1-Nov-28      $103,843.94
4883060     ANCHORAGE                AK    99507    MF4       6.875       6.500     $1,445.25     360     1-Nov-28      $219,254.29
4883250     BRONX                    NY    10453    MF2       7.875       6.500     $1,000.60     360     1-Jan-29      $137,610.03
4883329     EL PASO                  TX    79912    SFD       7.375       6.500       $886.56     360     1-Dec-28      $126,227.04
4883633     ALPHARETTA               GA    30004    SFD       7.875       6.500       $737.40     360     1-Dec-28      $101,488.64
4883663     STATEN ISLAND            NY    10303    SFD       8.625       6.500       $595.01     360     1-Dec-28       $76,363.52
4883932     NEWPORT BEACH            CA    92625    SFD       7.150       6.500     $3,899.80     360     1-Sep-28      $574,601.86
4884552     MAPLE VALLEY             WA    98038    LCO       7.500       6.500       $671.25     360     1-Oct-28       $95,639.27
4884816     LODI                     OH    44254    SFD       7.000       6.500       $808.35     360     1-Dec-28      $121,199.45
4886197     LAPORTE                  IN    46350    SFD       7.375       6.500       $414.41     360     1-Nov-28       $59,794.95
4886819     ROSEBURG                 OR    97470    MF4       7.875       6.500     $1,239.87     360     1-Nov-28      $170,523.62
4886820     ROSEBURG                 OR    97470    MF4       7.875       6.500     $1,044.10     360     1-Nov-28      $142,953.11
4887271     GROTON                   CT    06355    SFD       7.000       6.500       $691.92     360     1-Dec-28      $103,742.75
4887958     CAROLINA BEACH           NC    28428    LCO       7.750       6.500       $432.36     360     1-Nov-28       $60,163.35
4888044     KITTY HAWK               NC    27949    SFD       7.875       6.500     $1,065.86     360     1-Nov-28      $144,981.68
4888045     OLATHE                   KS    66062    MF2       7.500       6.500       $523.72     360     1-Nov-28       $74,675.54
4888445     VIRGINIA BEACH           VA    23451    MF4       7.250       6.500     $1,362.65     360     1-Oct-28      $198,961.38
4888780     ASHEVILLE                NC    28801    SFD       7.625       6.500       $398.14     360     1-Nov-28       $56,085.56
4888982     TAMPA                    FL    33626    SFD       7.875       6.500     $1,033.23     360     1-Nov-28      $142,103.82
4889100     DANA POINT               CA    92629    SFD       7.750       6.500     $1,948.65     360     1-Nov-28      $271,224.60
4889160     MONROE                   NC    28110    SFD       7.250       6.500       $382.02     360     1-Nov-28       $55,823.66
4889633     LAFAYETTE                CO    80026    SFD       7.500       6.500       $696.42     360     1-Nov-28       $99,301.54
4889996     FRISCO                   TX    75034    MF2       7.750       6.500     $1,031.28     360     1-Nov-28      $143,539.64
4890184     HUNTINGTON               IN    46750    SFD       6.375       6.108       $378.07     360     1-Dec-28       $59,975.40
4891138     PASADENA                 CA    91106    SFD       8.500       6.500     $2,909.57     360     1-Dec-28      $377,707.40
4892987     RENTON                   WA    98056    SFD       7.500       6.500     $1,319.95     360     1-Nov-28      $188,209.30
4893249     PORTLAND                 OR    97201    MF2       7.500       6.500       $895.00     360     1-Dec-28      $127,713.22
4893413     FRISCO                   TX    75035    PUD       7.375       6.500     $1,486.34     360     1-Jan-29      $214,871.48
4894114     SAINT PETERSBURG         FL    33711    SFD       7.625       6.500       $537.93     360     1-Dec-28       $75,833.92
4895285     CUMMING                  GA    30040    SFD       8.125       6.500       $448.47     360     1-Sep-28       $60,158.89
4896144     TALLAHASSEE              FL    32317    LCO       8.250       6.500       $341.83     360     1-Dec-28       $45,360.62
4896899     POCATELLO                ID    83201    SFD       8.250       6.500       $503.35     360     1-Nov-28       $66,827.33
4897517     TELFORD                  PA    18969    LCO       8.625       6.500       $546.01     360     1-Nov-28       $70,032.40
4897598     BLAIRSDEN                CA    96103    SFD       7.875       6.500       $783.08     360     1-Jan-29      $107,850.85
4898144     SOUTH OZONE PARK         NY    11419    SFD       7.125       6.500       $943.21     360     1-Feb-29      $139,888.04
4898663     LAKELAND                 FL    33803    SFD       7.500       6.500       $283.19     360     1-Nov-28       $40,378.62
4898676     JACKSONVILLE             FL    32210    SFD       7.875       6.500       $358.91     360     1-Dec-28       $49,345.99
4898947     PHOENIX                  AZ    85008    LCO       8.500       6.500       $352.94     360     1-Dec-28       $45,815.96
4899368     ATLANTA                  GA    30318    SFD       7.875       6.500       $717.82     360     1-Dec-28       $98,794.26
4899592     PERRY HALL               MD    21128    SFD       7.500       6.500     $1,034.84     360     1-Nov-28      $147,556.50
4899920     CUPERTINO                CA    95014    SFD       7.125       6.500     $3,638.08     360     1-Nov-28      $537,770.37
4900500     PORT CHESTER             NY    10573    MF3       8.250       6.500     $1,774.87     360     1-Dec-28      $235,409.11
4900597     GERMANTOWN               WI    53022    LCO       8.625       6.500       $353.89     360     1-Dec-28       $45,347.23
4900977     SPRINGFIELD              OR    97478    SFD       7.500       6.500     $1,724.62     360     1-Nov-28      $245,709.00
4901135     EAST ROCKAWAY            NY    11518    SFD       7.375       6.500     $1,554.02     360     1-Dec-28      $224,483.21
4901230     SACRAMENTO               CA    95819    SFD       7.500       6.500     $2,117.23     360     1-Oct-28      $301,253.48
4901837     SPRINGFIELD              OR    97478    SFD       7.875       6.500       $988.27     360     1-Nov-28      $135,921.08
4901871     WHITELAND                IN    46184    SFD       8.500       6.500       $504.41     360     1-Nov-28       $65,439.34
4901913     AURORA                   CO    80016    SFD       7.375       6.500     $2,900.84     360     1-Dec-28      $419,035.33
4901924     JACKSON                  MS    39208    SFD       7.750       6.500     $1,194.98     360     1-Nov-28      $166,324.49
4902414     KAILUA                   HI    96734    SFD       7.875       6.500     $1,486.39     360     1-Nov-28      $204,402.63
4902736     KANSAS CITY              MO    64138    SFD       8.250       6.500       $341.83     360     1-Jan-29       $45,441.76
4904139     HAMDEN                   CT    06514    MF3       8.625       6.500     $1,100.96     360     1-Apr-28      $140,596.98
4904292     MIDDLESEX                NJ    08846    SFD       7.875       6.500     $1,174.62     360     1-Dec-28      $161,663.32
4904621     RICHMOND                 IN    47374    SFD       8.375       6.500       $171.02     360     1-Nov-28       $22,367.40
4904705     POST FALLS               ID    83854    SFD       7.750       6.500       $554.51     360     1-Dec-28       $77,235.03
4904760     BEDFORD                  OH    44146    SFD       7.750       6.500       $574.92     360     1-Dec-28       $80,079.00
4904765     CENTERVILLE              OH    45459    LCO       7.625       6.500       $637.01     360     1-Dec-28       $89,803.35
4904821     HAWLEY                   PA    18428    SFD       7.875       6.500       $614.86     360     1-Dec-28       $84,623.77
4905044     SALT LAKE CITY           UT    84123    SFD       7.625       6.500     $1,792.49     360     1-Nov-28      $252,509.80
4905995     PALMYRA                  VA    22963    SFD       7.375       6.500       $486.59     360     1-Dec-28       $70,288.15
4906030     LOS ANGELES              CA    90036    SFD       8.125       6.500     $1,782.00     360     1-Dec-28      $239,525.81
4906298     AUSTIN                   TX    78701    HCO       7.875       6.500       $864.29     360     1-Dec-28      $118,952.26
4906790     PHOENIX                  AZ    85020    LCO       8.750       6.500       $587.67     360     1-Dec-28       $74,569.60
4907178     LAS VEGAS                NV    89115    SFD       7.875       6.500       $374.14     360     1-Nov-28       $51,456.54
4907186     PORT ORCHARD             WA    98366    SFD       6.250       5.983       $603.41     360     1-Dec-28       $97,719.57
4907189     LAS VEGAS                NV    89110    SFD       7.875       6.500       $369.06     360     1-Nov-28       $50,758.50
4907275     WESTMINSTER              CO    80021    SFD       8.000       6.500     $1,839.91     360     1-Dec-28      $250,241.91
4907394     POUGHKEEPSIE             NY    12601    MF3       8.000       6.500       $673.60     360     1-Jan-29       $91,676.39
4907402     BRIDGEPORT               CT    06608    MF3       8.625       6.500       $679.02     360     1-Jan-29       $87,196.53
4907504     VALDOSTA                 GA    31602    SFD       7.750       6.500     $1,490.14     360     1-Dec-28      $207,556.73
4907753     SUNNYVALE                CA    94086    LCO       7.875       6.500     $1,798.18     360     1-Dec-28      $247,484.59
4907772     BEL AIR                  MD    21015    SFD       8.000       6.500     $1,185.03     360     1-Jan-29      $161,181.89
4908096     CENTERVILLE              IN    47330    MF2       8.625       6.500       $595.01     360     1-Jan-29       $76,391.82
4908221     KENNEWICK                WA    99336    SFD       8.000       6.500       $798.34     360     1-Dec-28      $108,579.52
4908548     VIRGINIA BEACH           VA    23451    SFD       7.875       6.500     $1,744.15     360     1-Nov-28      $239,881.29
4908849     RENTON                   WA    98056    MF2       7.875       6.500       $783.07     360     1-Dec-28      $107,775.57
4908872     GRIFFIN                  GA    30224    SFD       8.000       6.500       $762.75     360     1-Nov-28      $103,668.21
4908965     THE COLONY               TX    75056    SFD       8.250       6.500       $526.64     360     1-Nov-28       $69,919.34
4909184     ANGEL FIRE               NM    87710    LCO       8.250       6.500       $393.29     360     1-Dec-28       $52,194.62
4909255     MIAMI BEACH              FL    33139    LCO       7.000       6.500       $479.02     360     1-Feb-29       $71,940.98
4909306     LAKELAND                 FL    33803    SFD       7.750       6.500       $373.97     360     1-Dec-28       $52,088.75
4909375     JERSEY CITY              NJ    07304    MF2       7.750       6.500       $928.48     360     1-Dec-28      $129,323.78
4909455     GREENSBORO               NC    27406    SFD       8.375       6.500       $572.57     360     1-Jan-29       $75,236.01
4909963     TRINIDAD                 TX    75163    SFD       7.875       6.500     $1,062.23     360     1-Dec-28      $146,195.54
4910375     MIAMI SPRINGS            FL    33166    SFD       8.625       6.500       $819.02     360     1-Dec-28      $105,112.13
4910594     LAWRENCEVILLE            GA    30044    SFD       7.500       6.500       $517.42     360     1-Nov-28       $73,778.25
4910708     AUSTIN                   TX    78731    MF2       7.500       6.500     $1,671.83     360     1-Dec-28      $238,564.31
4910961     ANCHORAGE                AK    99507    SFD       8.500       6.500       $891.94     360     1-Nov-28      $115,715.90
4911076     STATEN ISLAND            NY    10310    MF2       8.750       6.500       $778.83     360     1-Jan-29       $98,885.68
4911254     SELDEN                   NY    11784    SFD       7.750       6.500       $752.24     360     1-Dec-28      $104,776.21
4911536     LIVONIA                  MI    48154    SFD       8.250       6.500     $1,095.35     360     1-Dec-28      $145,519.16
4912706     BETHEL                   CT    06801    SFD       8.000       6.500       $823.29     360     1-Jan-29      $112,048.92
4912806     HAMPTON BAYS             NY    11946    SFD       8.125       6.500       $653.40     360     1-Dec-28       $87,826.12
4912936     EAST HAMPTON             NY    11937    SFD       7.500       6.500     $1,258.59     360     1-Jan-29      $179,731.99
4912947     PHILADELPHIA             PA    19149    SFD       8.625       6.500       $385.01     360     1-Dec-28       $49,411.68
4913027     FORT LAUDERDALE          FL    33308    LCO       8.125       6.500       $304.43     360     1-Dec-28       $40,918.97
4913074     TAMPA                    FL    33615    SFD       7.500       6.500       $441.91     360     1-Dec-28       $63,058.39
4913240     EAST NORTHPORT           NY    11731    SFD       8.250       6.500     $1,079.20     360     1-Dec-28      $143,319.98
4913328     POTOMAC                  MD    20854    SFD       7.375       6.500       $796.35     360     1-Jan-29      $115,123.99
4913330     SILVER SPRING            MD    20902    SFD       7.375       6.500       $533.55     360     1-Jan-29       $77,132.07
4913331     SILVER SPRING            MD    20910    SFD       7.375       6.500       $392.65     360     1-Jan-29       $56,763.22
4913332     SILVER SPRING            MD    20901    SFD       7.375       6.500       $548.75     360     1-Jan-29       $79,328.70
4913333     SILVER SPRING            MD    20902    SFD       7.375       6.500       $521.81     360     1-Jan-29       $75,434.66
4913334     ALEXANDRIA               VA    22315    PUD       7.375       6.500       $557.73     360     1-Jan-29       $80,626.72
4913412     HAIKU                    HI    96708    SFD       8.375       6.500     $2,949.08     360     1-Nov-28      $387,025.20
4913974     GILBERT                  AZ    85296    SFD       6.750       6.483       $575.63     360     1-Nov-28       $87,936.12
4914041     SANTA FE                 NM    87501    SFD       8.250       6.500     $2,141.11     360     1-Dec-28      $284,412.51
4914044     SANTA FE                 NM    87501    SFD       8.000       6.500     $4,402.59     360     1-Dec-28      $598,640.80
4914067     ATLANTA                  GA    30306    MF4       7.875       6.500     $1,344.65     360     1-Dec-28      $185,064.58
4914652     MERRICK                  NY    11566    SFD       8.250       6.500     $2,043.45     360     1-Jan-29      $271,651.91
4914688     KEY WEST                 FL    33040    SFD       7.625       6.500     $1,308.00     360     1-Dec-28      $184,396.20
4914759     ROMEO                    MI    48065    SFD       7.500       6.500     $1,370.46     360     1-Dec-28      $195,560.89
4915035     BEDFORD                  NY    10506    SFD       7.875       6.500     $3,712.36     360     1-Dec-28      $510,935.97
4915226     FERRIDAY                 LA    71334    SFD       6.875       6.500       $745.61     360     1-Dec-28      $113,212.31
4915266     INDIANAPOLIS             IN    46219    MF2       8.250       6.500       $691.70     360     1-Jan-29       $91,952.16
4915656     OWINGS MILLS             MD    21117    SFD       8.375       6.500       $286.55     360     1-Jan-29       $37,252.97
4915687     NESKOWIN                 OR    97149    LCT       8.375       6.500       $324.56     360     1-Dec-28       $42,576.11
4915748     ANAHEIM                  CA    92805    SFD       8.500       6.500     $1,093.40     360     1-Jan-29      $142,027.09
4915755     LOUISVILLE               KY    40219    SFD       7.375       6.500       $483.48     360     1-Dec-28       $69,839.20
4915947     STATEN ISLAND            NY    10310    MF2       8.625       6.500       $840.02     360     1-Jan-29      $107,872.00
4915965     EAST HADDAM              CT    06423    SFD       8.250       6.500       $894.01     360     1-Jul-28      $118,378.11
4915985     NEPTUNE                  NJ    07753    SFD       8.500       6.500       $519.02     360     1-Dec-28       $67,376.44
4917059     WARREN                   RI    02885    MF3       8.250       6.500       $797.85     360     1-Dec-28      $105,995.43
4917463     LOUISVILLE               KY    40241    SFD       7.875       6.500       $340.79     360     1-Nov-28       $46,869.31
4917668     ANCHORAGE                AK    99502    MF2       8.750       6.500       $915.33     360     1-Dec-28      $116,143.80
4917710     NASHVILLE                TN    37221    SFD       7.000       6.500     $2,235.41     360     1-Nov-28      $334,888.68
4917849     PORTLAND                 OR    97217    SFD       7.875       6.500       $639.52     360     1-Jan-29       $88,078.18
4918158     DORCHESTER               MA    02125    SFD       8.000       6.500       $885.66     360     1-Jan-29      $120,537.48
4919426     CAMBRIDGE                MA    02138    LCO       8.250       6.500     $2,156.14     360     1-Jan-29      $286,632.72
4919780     CLINTON CORNERS          NY    12514    SFD       7.750       6.500       $704.95     360     1-Jan-29       $98,260.65
4920239     SANDY                    UT    84094    LCO       7.500       6.500       $454.49     360     1-Dec-28       $64,854.38
4920600     INDIANAPOLIS             IN    46219    MF2       8.250       6.500       $616.64     360     1-Jan-29       $81,974.96
4920623     SOUTHPORT                FL    32409    SFD       8.250       6.500       $751.27     360     1-Dec-28       $99,807.37
4920672     RICHMOND                 IN    47374    SFD       8.625       6.500       $231.01     360     1-Dec-28       $29,647.00
4920814     HALLANDALE               FL    33009    HCO       8.375       6.500       $706.87     360     1-Dec-28       $92,825.36
4920945     RIVERSIDE                RI    02915    SFD       8.000       6.500       $410.91     360     1-Dec-28       $55,807.79
4921115     PHOENIX                  AZ    85044    SFD       7.250       6.500       $477.52     360     1-Nov-28       $69,779.60
4921148     CORONA                   NY    11368    MF3       8.125       6.500     $2,059.69     360     1-Feb-29      $277,218.54
4921857     HERMOSA BEACH            CA    90254    LCT       8.375       6.500     $1,459.91     360     1-Jan-29      $191,835.39
4921983     SEATTLE                  WA    98119    SFD       8.500       6.500     $1,038.04     360     1-Dec-28      $134,752.89
4922052     ARDEN                    NC    28704    MF2       7.375       6.500       $855.75     360     1-Jan-29      $123,710.86
4922242     ST. LOUIS                MO    63128    LCO       8.625       6.500       $346.51     360     1-Dec-28       $44,470.50
4922414     BOCA RATON               FL    33486    SFD       8.125       6.500       $968.96     360     1-Dec-28      $130,242.16
4922545     EAST STROUDSBURG         PA    18301    SFD       6.875       6.500       $541.31     360     1-Jan-29       $82,261.15
4922548     JENSEN BEACH             FL    34957    LCO       7.875       6.500       $362.54     360     1-Dec-28       $49,896.08
4922978     CASTROVILLE              TX    78009    MF4       8.625       6.500       $896.02     360     1-Dec-28      $114,994.47
4922990     CASTROVILLE              TX    78009    MF4       8.625       6.500     $1,132.46     360     1-Dec-28      $145,340.26
4922998     CASTROVILLE              TX    78009    MF4       8.625       6.500       $896.01     360     1-Dec-28      $114,994.50
4923208     BEDFORD                  TX    76022    SFD       8.750       6.500       $424.82     360     1-Dec-28       $53,906.11
4923263     SOMERS POINT             NJ    08244    SFD       8.625       6.500       $525.01     360     1-Jan-29       $67,420.01
4923268     SCOTTSDALE               AZ    85260    LCO       8.250       6.500     $1,280.54     360     1-Feb-29      $170,341.30
4923312     NEW YORK                 NY    10014    COP       8.500       6.500       $662.04     360     1-Feb-29       $86,047.83
4923349     NORFOLK                  VA    23503    SFD       8.625       6.500       $367.90     360     1-Feb-29       $47,272.07
4923391     ATLANTA                  GA    30309    HCO       8.375       6.500     $1,767.17     360     1-Dec-28      $232,063.43
4923396     LA HONDA                 CA    94020    SFD       8.000       6.500     $3,140.51     360     1-Oct-28      $426,544.84
4923754     NORTHBRIDGE              MA    01747    SFD       7.875       6.500       $894.02     360     1-Jan-29      $123,129.72
4923768     MASHPEE                  MA    02649    LCO       7.750       6.500       $333.14     360     1-Jan-29       $46,403.71
4923855     MOORESVILLE              IN    46158    SFD       8.500       6.500       $252.98     360     1-Jan-29       $32,859.98
4924223     EWA BEACH                HI    96706    SFD       7.500       6.500       $999.88     360     1-Oct-28      $142,462.68
4924231     SANDPOINT                ID    83864    SFD       7.750       6.500     $1,182.08     360     1-Oct-28      $164,410.16
4924371     LYNDHURST                NJ    07071    MF2       8.000       6.500     $1,508.62     360     1-Jan-29      $205,323.18
4924421     IDAHO FALLS              ID    83402    SFD       8.500       6.500       $184.54     360     1-Dec-28       $23,956.07
4924460     PHILADELPHIA             PA    19152    SFD       8.750       6.500       $566.43     360     1-Dec-28       $71,874.80
4924540     KENNEWICK                WA    99336    SFD       7.375       6.500     $1,408.98     360     1-Jan-29      $203,688.59
4924601     COLORADO SPRINGS         CO    80920    MF4       8.250       6.500     $1,845.12     360     1-Jan-29      $245,285.68
4924630     COLORADO SPRINGS         CO    80918    MF4       8.250       6.500     $1,721.91     360     1-Jan-29      $228,906.68
4924741     HOLLYWOOD                FL    33021    LCO       8.250       6.500       $483.45     360     1-Jan-29       $64,267.63
4924768     INDIANAPOLIS             IN    46201    SFD       8.500       6.500       $320.41     360     1-Dec-28       $41,593.71
4924769     INDIANAPOLIS             IN    46201    SFD       8.500       6.500       $330.79     360     1-Dec-28       $42,941.24
4924819     LAKELAND                 FL    33809    PUD       7.875       6.500       $424.17     360     1-Dec-28       $58,378.41
4924852     VIRGINIA BEACH           VA    23451    SFD       6.875       6.500     $2,364.95     360     1-Oct-28      $358,470.32
4925090     FORT WORTH               TX    76137    SFD       8.125       6.500       $356.40     360     1-Dec-28       $47,905.16
4925361     MIAMI                    FL    33147    MF2       8.625       6.500       $624.18     360     1-Dec-28       $80,106.83
4925633     GREENSBORO               NC    27317    LCO       8.000       6.500       $460.81     360     1-Jan-29       $62,715.44
4925912     RICHMOND                 VA    23233    SFD       8.375       6.500     $1,422.86     360     1-Dec-28      $186,848.48
4926452     BROKEN ARROW             OK    74011    SFD       7.875       6.500       $807.37     360     1-Jan-29      $111,196.22
4926471     MOORESTOWN TWP.          NJ    08057    SFD       8.375       6.500       $972.89     360     1-Dec-28      $127,759.66
4926626     ANCHORAGE                AK    99515    MF4       7.125       6.500       $997.78     360     1-Jan-29      $146,900.32
4926828     PROVIDENCE               RI    02904    MF3       8.375       6.500       $383.08     360     1-Jan-29       $50,337.12
4927014     NAMPA                    ID    83686    MF4       8.250       6.500     $1,196.77     360     1-Jan-29      $159,096.14
4927456     BROOKLYN                 NY    11211    MF4       7.625       6.500     $2,123.38     360     1-Dec-28      $299,344.46
4927563     MIAMI                    FL    33139    LCO       7.875       6.500       $406.04     360     1-Jan-29       $55,922.67
4927568     PANAMA CITY              FL    32413    HCO       7.875       6.500     $1,012.56     360     1-Jan-29      $139,457.15
4927628     PHILADELPHIA             PA    19149    SFD       7.375       6.500       $262.46     360     1-Feb-29       $37,941.98
4927781     MANKATO                  MN    56001    SFD       6.875       6.500       $341.61     360     1-Jan-29       $51,912.37
4927828     PEORIA                   AZ    85381    LCO       8.125       6.500       $560.59     360     1-Jan-29       $75,300.21
4927968     BROOKLYN                 NY    11236    MF2       7.750       6.500     $1,871.63     360     1-Mar-29      $261,250.00
4928011     ELMHURST                 NY    11373    MF3       8.250       6.500     $2,163.65     360     1-Jan-29      $287,631.44
4928157     MARYLAND HEIGHTS         MO    63043    SFD       8.750       6.500       $800.08     360     1-Jan-29      $101,582.54
4928307     MIAMI                    FL    33158    SFD       8.125       6.500     $2,019.60     360     1-Jan-29      $271,642.93
4928897     TALLAHASSEE              FL    32312    SFD       8.125       6.500       $363.83     360     1-Dec-28       $48,804.36
4928946     RICHMOND                 VA    23225    SFD       8.250       6.500       $338.07     360     1-Jan-29       $44,942.42
4929153     TALLAHASSEE              FL    32312    SFD       8.125       6.500       $421.00     360     1-Jan-29       $56,472.61
4929155     TALLAHASSEE              FL    32303    SFD       8.125       6.500       $415.80     360     1-Dec-28       $55,776.45
4929157     TALLAHASSEE              FL    32312    SFD       8.125       6.500       $353.43     360     1-Dec-28       $47,344.90
4929351     TALLAHASSEE              FL    32304    SFD       8.125       6.500       $516.04     360     1-Jan-29       $69,408.76
4929450     LAKELAND                 FL    33811    MF2       8.125       6.500       $410.98     360     1-Jan-29       $55,277.33
4929900     GREENSBORO               NC    27401    MF2       8.500       6.500       $346.02     360     1-Jan-29       $44,945.27
4929985     COLORADO SPRINGS         CO    80922    SFD       8.250       6.500       $822.26     360     1-Jan-29      $109,309.94
4930070     TIFFIN                   OH    44883    SFD       8.250       6.500       $385.40     360     1-Jan-29       $51,234.35
4930504     APACHE JUNCTION          AZ    85219    MF2       8.500       6.500       $878.87     360     1-Feb-29      $114,230.75
4930724     HUNTINGTON               NY    11743    SFD       8.375       6.500     $3,040.29     360     1-Dec-28      $399,248.91
4930951     PALMETTO                 FL    34221    SFD       8.125       6.500       $424.34     360     1-Jan-29       $57,074.97
4931621     CUYAHOGA FALLS           OH    44221    MF2       8.125       6.500       $641.52     360     1-Jan-29       $86,286.58
4931997     RALEIGH                  NC    27614    SFD       7.250       6.500       $951.64     360     1-Jan-29      $139,281.69
4932199     KEANSBURG                NJ    07734    SFD       8.250       6.500       $573.22     360     1-Jan-29       $76,202.35
4932465     EAGLE RIVER              AK    99577    MF4       7.625       6.500     $1,732.68     360     1-Dec-28      $244,265.07
4932681     NEWPORT NEWS             VA    23601    SFD       8.500       6.500       $735.86     360     1-Jan-29       $95,582.91
4932718     ATLANTA                  GA    30318    MF2       8.625       6.500       $700.02     360     1-Jan-29       $89,893.33
4932773     MONTGOMERY               AL    36111    MF2       7.875       6.500       $564.47     360     1-Jan-29       $77,742.49
4933283     BETHESDA                 MD    20816    LCO       8.750       6.500       $545.19     360     1-Jan-29       $69,219.95
4933349     SAINT LOUIS              MO    63132    SFD       8.250       6.500       $751.27     360     1-Jan-29       $99,872.02
4933415     CORONA                   NY    11368    MF2       8.250       6.500     $1,159.77     360     1-Jan-29      $154,177.44
4935509     LOS ANGELES  NORTHRIDGE ACA    91326    SFD       7.500       6.500     $2,075.27     360     1-Dec-28      $296,110.16
4935521     FRANKLIN                 MI    48025    SFD       7.625       6.500     $2,300.33     360     1-Nov-28      $324,050.09
4935529     DANVILLE                 CA    94506    SFD       7.500       6.500     $2,345.17     360     1-Dec-28      $334,648.56
4935547     LOS ANGELES              CA    90068    SFD       7.375       6.500     $1,878.64     360     1-Dec-28      $270,369.11
4935556     MURRIETA                 CA    92562    SFD       7.375       6.500     $1,726.69     360     1-Nov-28      $249,232.03
4935562     MALIBU                   CA    90265    SFD       7.625       6.500     $4,430.79     360     1-Nov-28      $624,170.32
4935569     CARLSBAD                 CA    92009    PUD       7.500       6.500     $2,223.86     360     1-Sep-28      $316,611.40
4935579     POWAY                    CA    92064    SFD       7.375       6.500     $3,453.38     360     1-Dec-28      $498,851.59
4935600     SUNNYVALE                CA    94087    SFD       7.375       6.500     $3,302.12     360     1-Dec-28      $477,001.90
4935613     ROWLAND HEIGHTS          CA    91748    SFD       7.625       6.500     $2,526.82     360     1-Dec-28      $356,219.92
4935633     VOLCANO                  CA    95689    SFD       7.625       6.500     $1,766.65     360     1-Nov-28      $248,870.49
4935645     SAN DIEGO                CA    92130    SFD       7.625       6.500     $1,833.89     360     1-Dec-28      $258,533.84
4935693     LAS VEGAS                NV    89118    SFD       7.625       6.500     $1,748.25     360     1-Dec-28      $246,460.27
4935700     CORRALES                 NM    87048    SFD       7.500       6.500     $3,091.23     360     1-Dec-28      $441,109.52
4935759     SAN JOSE                 CA    95124    SFD       8.000       6.500     $2,935.06     360     1-Nov-28      $398,915.64
4935785     ARCADIA                  CA    91007    SFD       8.000       6.500     $2,338.87     360     1-Nov-28      $317,885.93
4935797     INVERNESS                IL    60067    SFD       8.750       6.500     $3,146.80     360     1-Dec-28      $399,304.56
4935818     POUND RIDGE              NY    10576    SFD       8.500       6.500     $2,429.77     360     1-Nov-28      $315,226.08
4935834     STONY POINT              NY    10980    SFD       8.250       6.500     $1,953.29     360     1-Nov-28      $259,138.67
4935839     MARIETTA                 GA    30062    SFD       8.500       6.500       $795.83     360     1-Jan-29      $103,273.43
4935844     SAN ANSELMO              CA    94960    SFD       7.750       6.500     $2,693.71     360     1-Nov-28      $374,928.16
4935898     RIDGEFIELD               CT    06877    SFD       8.375       6.500     $2,363.82     360     1-Nov-28      $310,218.68
4935917     ALPHARETTA               GA    30022    SFD       8.375       6.500     $1,154.70     360     1-Jan-29      $151,730.50
4935920     CLAYTON                  CA    94517    SFD       8.000       6.500     $1,837.35     360     1-Nov-28      $249,721.19
4935949     PASADENA                 CA    91108    SFD       7.750       6.500     $3,553.40     360     1-Dec-28      $494,943.01
4935972     PEABODY                  MA    01960    SFD       7.750       6.500     $1,772.40     360     1-Nov-28      $246,694.78
4935985     FOUNTAIN HILLS           AZ    85268    SFD       7.750       6.500     $3,106.72     360     1-Nov-28      $432,413.84
4936047     SALEM                    OR    97303    SFD       7.625       6.500       $414.06     360     1-Jan-29       $58,415.05
4936058     CARLSBAD                 CA    92008    SFD       7.750       6.500     $1,948.64     360     1-Dec-28      $271,399.83
4936079     HUMAROCK                 MA    02047    SFD       8.375       6.500     $2,223.21     360     1-Nov-28      $291,765.14
4936134     SEATLLE                  WA    98199    SFD       7.625       6.500     $1,167.86     360     1-Jan-29      $164,760.40
4936312     GRASONVILLE              MD    21638    SFD       7.875       6.500       $500.30     360     1-Jan-29       $68,904.71
4937304     RALEIGH                  NC    27610    SFD       8.500       6.500       $588.22     360     1-Jan-29       $76,406.98
4937384     COCOA BEACH              FL    32931    LCT       8.125       6.500       $540.54     360     1-Feb-29       $72,752.38
4937479     OLATHE                   KS    66062    SFD       8.000       6.500       $520.98     360     1-Feb-29       $70,952.35
4937549     EAST HAMPTON             NY    11937    SFD       8.125       6.500     $1,930.50     360     1-Feb-29      $259,829.92
4937717     DETROIT                  MI    48219    SFD       8.250       6.500       $311.03     360     1-Jan-29       $41,347.01
4937779     MOUNTAIN VILLAGE         CO    81435    SFD       8.250       6.500     $7,137.04     360     1-Jan-29      $948,784.26
4938638     BOWIE                    MD    20716    PUD       7.125       6.500     $1,020.69     360     1-Oct-28      $150,886.97
4939128     BRIDGEPORT               CT    06605    MF3       8.500       6.500       $498.26     360     1-Jan-29       $64,721.20
4939592     OCEANSIDE                CA    92057    SFD       8.125       6.500     $2,150.27     360     1-Nov-28      $288,834.53
4939630     CARLSBAD                 CA    92009    SFD       7.625       6.500     $2,244.41     360     1-Dec-28      $316,407.11
4939640     AURORA                   CO    80016    SFD       8.250       6.500     $2,355.97     360     1-Nov-28      $312,791.84
4939648     SAN CARLOS               CA    94070    SFD       7.750       6.500     $2,371.32     360     1-Nov-28      $330,056.46
4940124     PHILADELPHIA             PA    19149    SFD       8.500       6.500       $415.22     360     1-Jan-29       $53,934.33
4940470     TAMARAC                  FL    33321    PUD       7.625       6.500       $433.17     360     1-Jan-29       $61,111.13
4940681     EASTON                   CT    06612    SFD       7.750       6.500     $1,461.49     360     1-Dec-28      $203,295.69
4940757     NEW YORK                 NY    10025    COP       8.000       6.500       $278.84     360     1-Feb-29       $37,974.49
4941040     OLATHE                   KS    66061    SFD       8.000       6.500       $277.00     360     1-Feb-29       $37,724.67
4941054     OLATHE                   KS    66062    SFD       8.000       6.500       $381.56     360     1-Feb-29       $51,965.11
4941062     FLUSHING                 NY    11358    MF2       7.500       6.500     $2,073.88     360     1-Jan-29      $296,158.36
4941692     BROOKLYN                 NY    11217    COP       8.250       6.500       $462.03     360     1-Feb-29       $61,360.78
4941800     SEATTLE                  WA    98103    SFD       8.500       6.500     $1,868.46     360     1-Jan-29      $242,704.54
4941805     NORTH SYRACUSE           NY    13212    SFD       8.250       6.500       $422.97     360     1-Jan-29       $56,227.94
4942079     INDIAN WELLS             CA    92210    SFD       7.750       6.500     $2,552.22     360     1-Jan-29      $355,596.76
4942214     KENNESAW                 GA    30152    SFD       7.750       6.500       $687.76     360     1-Jan-29       $95,864.04
4942269     TAMPA                    FL    33629    MF4       8.250       6.500     $1,501.79     360     1-Jan-29      $199,429.86
4942746     PANAMA CITY              FL    32413    SFD       8.000       6.500       $436.59     360     1-Feb-29       $59,460.08
4942795     INDIANAPOLIS             IN    46201    MF2       8.250       6.500       $539.56     360     1-Jan-29       $71,728.09
4942910     OCEAN CITY               MD    21842    HCO       7.750       6.500     $1,047.76     360     1-Feb-29      $146,146.77
4943100     PHILADELPHIA             PA    19149    SFD       8.625       6.500       $420.01     360     1-Jan-29       $53,936.01
4943392     SANDY                    UT    84093    SFD       7.625       6.500     $1,507.61     360     1-Jan-29      $212,690.68
4943435     SAN MARTIN               CA    95046    SFD       7.375       6.500     $1,816.48     360     1-Jan-29      $262,598.51
4943648     PHILADELPHIA             PA    19120    MF2       8.625       6.500       $628.46     360     1-Jan-29       $80,704.24
4944033     SARASOTA                 FL    34232    SFD       8.000       6.500       $358.08     360     1-Feb-29       $48,767.25
4944689     GRAPEVINE                TX    76051    MF2       8.500       6.500       $954.23     360     1-Jan-29      $123,949.10
4945091     WEARE                    NH    03281    SFD       8.500       6.500       $847.35     360     1-Jan-29      $110,066.00
4945445     DAVIE                    FL    33325    SFD       8.375       6.500       $684.07     360     1-Jan-29       $89,887.72
4945555     HOLLYWOOD                FL    33021    MF2       8.375       6.500       $441.23     360     1-Feb-29       $57,954.39
4945568     WILMINGTON               NC    28401    SFD       7.750       6.500       $501.49     360     1-Feb-29       $69,950.59
4945927     MERRICK                  NY    11566    SFD       7.875       6.500     $1,210.51     360     1-Feb-29      $166,835.10
4946301     MURRAY                   UT    84107    SFD       7.750       6.500       $716.42     360     1-Feb-29       $99,929.41
4947547     NEW PORT RICHEY          FL    34655    SFD       7.500       6.500       $852.35     360     1-Jan-29      $121,718.49
4948198     MILLBRAE                 CA    94030    SFD       7.500       6.500     $1,824.95     360     1-Jan-29      $260,611.39
4948257     EAST NORTHPORT           NY    11731    SFD       8.375       6.500     $1,191.42     360     1-Mar-29      $156,750.00
4948518     WESTVILLE  BORO.         NJ    08093    MF2       8.625       6.500       $518.01     360     1-Jan-29       $66,521.07
4949216     CLIFFWOOD BEACH          NJ    07735    SFD       7.750       6.500       $508.66     360     1-Feb-29       $70,949.88
4949355     FRISCO                   CO    80443    LCO       8.250       6.500     $1,278.66     360     1-Feb-29      $170,091.47
4949418     COLORADO SPRINGS         CO    80911    SFD       7.750       6.500       $593.19     360     1-Feb-29       $82,741.56
4949457     AUSTIN                   TX    78729    MF2       8.250       6.500       $646.09     360     1-Feb-29       $85,945.16
4949722     SAN FRANCISCO            CA    94116    SFD       7.625       6.500     $1,153.71     360     1-Feb-29      $162,882.02
4950516     CAROLINA BEACH           NC    28428    SFD       7.500       6.500       $534.90     360     1-Feb-29       $76,443.23
4950634     IDAHO FALLS              ID    83402    MF2       8.750       6.500       $509.78     360     1-Jan-29       $64,725.17
4951164     COLLEGE STATION          TX    77840    MF2       7.625       6.500       $806.88     360     1-Jan-29      $113,834.47
4951166     COLLEGE STATION          TX    77840    MF2       7.625       6.500       $806.88     360     1-Jan-29      $113,834.47
4951167     COLLEGE STATION          TX    77840    MF2       7.625       6.500       $806.88     360     1-Jan-29      $113,834.47
4951746     ANCHORAGE                AK    99504    MF2       7.625       6.500     $1,218.82     360     1-Dec-28      $171,823.72
4951797     NORFOLK                  VA    23513    SFD       8.250       6.500       $378.64     360     1-Feb-29       $50,367.86
4952928     LAKEWOOD                 NJ    08701    SFD       7.875       6.500     $1,015.10     360     1-Feb-29      $139,903.65
4953770     LAS VEGAS                NV    89130    SFD       6.625       6.358       $578.84     360     1-Jan-29       $90,240.05
4953902     LA VISTA                 NE    68128    SFD       7.750       6.500       $481.43     360     1-Feb-29       $67,152.57
4953907     AUSTIN                   TX    78703    MF3       7.875       6.500       $899.09     360     1-Feb-29      $123,914.66
4955023     ELLICOTT CITY            MD    21042    SFD       8.125       6.500     $2,208.93     360     1-Feb-29      $297,305.39
4955738     MIAMI                    FL    33196    LCO       7.750       6.500       $399.12     360     1-Feb-29       $55,670.67
4955798     MERRITT ISLAND           FL    32953    SFD       7.875       6.500       $443.75     360     1-Feb-29       $61,157.88
4955885     CORTLANDT MANOR          NY    10566    SFD       7.625       6.500     $2,264.94     360     1-Feb-29      $319,768.39
4956131     IDAHO FALLS              ID    83402    SFD       7.500       6.500       $368.49     360     1-Feb-29       $52,660.89
4956524     REDMOND                  OR    97756    SFD       8.000       6.500       $792.47     360     1-Feb-29      $107,927.53
4958241     BETHANY VILLAGE          DE    19930    HCO       8.125       6.500     $1,408.34     360     1-Feb-29      $189,550.92
4958328     RIDGEWOOD                NY    11385    MF3       8.250       6.500     $1,748.58     360     1-Mar-29      $232,750.00
4958331     PHILADELPHIA             PA    19147    MF3       7.875       6.500     $1,774.97     360     1-Feb-29      $244,631.53
4958737     NORTH RICHLAND HILLS     TX    76180    SFD       7.625       6.500       $789.90     360     1-Feb-29      $111,519.23
4960037     MIDDLETOWN               NY    10940    SFD       8.250       6.500       $389.16     360     1-Feb-29       $51,766.97
4961877     ERLANGER                 KY    41018    SFD       8.000       6.500       $488.69     360     1-Dec-28       $66,465.04
4962024     MOORESTOWN               NJ    08057    SFD       7.750       6.500     $2,177.89     360     1-Feb-29      $303,785.44
4962434     BALTIMORE                MD    21227    SFD       8.625       6.500       $416.90     360     1-Feb-29       $53,568.35
4964206     ENGLEWOOD                CO    80110    SFD       7.875       6.500       $730.51     360     1-Feb-29      $100,680.66
4964330     REDWOOD CITY             CA    94062    SFD       7.750       6.500     $1,579.69     360     1-Mar-29      $220,500.00
4964876     REDWOOD CITY             CA    94063    SFD       7.750       6.500       $974.33     360     1-Mar-29      $136,000.00
4964894     WELLINGTON               FL    33414    SFD       8.250       6.500       $495.84     360     1-Feb-29       $65,957.91
4965668     POTOMAC                  MD    20854    SFD       8.250       6.500     $4,883.24     360     1-Mar-29      $650,000.00
4966222     AURORA                   IL    60505    MF2       8.250       6.500       $622.05     360     1-Feb-29       $82,747.20
4968796     CAPITOL HEIGHTS          MD    20743    SFD       7.500       6.500       $792.91     360     1-Mar-29      $113,400.00
4968804     AUSTIN                   TX    78753    SFD       8.125       6.500       $400.95     360     1-Feb-29       $53,964.67
4969469     BLOOMFIELD HILLS         MI    48302    SFD       7.875       6.500     $4,712.96     360     1-Feb-29      $649,552.67
4970116     NORTH BERGEN             NJ    07047    MF3       6.125       5.858       $528.02     360     1-Jan-29       $86,730.63
4970923     BROOKLYN                 NY    11238    MF3       7.375       6.500     $2,348.30     360     1-Jan-29      $339,480.97
6519576     SAN ANTONIO              TX    78258    PUD       7.125       6.500     $1,211.35     360     1-Nov-28      $179,219.71
6608518     AUSTIN                   TX    78733    SFD       6.875       6.500     $1,585.17     360     1-Dec-28      $240,688.35
6615403     HUDSON                   FL    34667    SFD       8.000       6.500       $754.38     360     1-Nov-28      $102,531.31
6726982     YORKTOWN                 VA    23693    SFD       7.250       6.500     $1,086.02     360     1-Oct-28      $158,571.51
6736914     NEWARK                   DE    19711    SFD       6.750       6.483     $1,019.60     360     1-Nov-28      $156,047.24
6754593     SEQUIM                   WA    98382    SFD       7.250       6.500     $2,210.25     360     1-Nov-28      $322,979.80
6805925     POMONA                   CA    91766    LCO       7.875       6.500       $548.15     360     1-Jan-29       $75,495.61
6810004     PASADENA                 MD    21122    PUD       7.250       6.500     $1,180.51     360     1-Oct-28      $172,366.79
6889730     OXNARD                   CA    93035    LCO       7.125       6.500     $1,557.64     360     1-Nov-28      $230,453.83
6894723     GLYNDON                  MD    21071    SFD       7.625       6.500     $1,601.74     360     1-Nov-28      $225,638.57
6917097     SAN DIEGO                CA    92116    MF2       7.875       6.500       $789.60     360     1-Jan-29      $108,749.62
6917627     BELAIR                   MD    21015    SFD       6.750       6.483     $1,391.07     360     1-Oct-28      $213,540.29
6917687     SAN JOSE                 CA    95148    SFD       7.375       6.500     $2,287.52     360     1-Sep-28      $329,664.45
6919102     OAKLAND                  FL    34777    PUD       7.500       6.500       $978.90     360     1-Dec-28      $139,686.35
6920499     GERMANTOWN               MD    20876    SFD       6.875       6.500     $1,826.92     360     1-Nov-28      $274,522.52
6925576     OLNEY                    MD    20832    SFD       7.000       6.500     $1,907.75     360     1-Nov-28      $285,801.58
6927471     HERNDON                  VA    20171    PUD       6.875       6.500     $1,895.90     360     1-Nov-28      $287,621.79
6932632     SOUTH RIDING             VA    20152    SFD       6.875       6.500     $2,333.08     360     1-Nov-28      $353,946.24
6932648     FAIRFAX                  VA    22033    SFD       6.875       6.500     $1,266.89     360     1-Nov-28      $192,196.33
6932909     LEESBURG                 VA    20175    PUD       6.875       6.500     $1,943.20     360     1-Nov-28      $294,797.37
6938883     IRVINE                   CA    92620    PUD       7.250       6.500     $1,380.40     360     1-Nov-28      $201,514.04
6945781     LEESBURG                 VA    20175    SFD       6.750       6.483     $1,590.36     360     1-Nov-28      $244,348.41
6946780     MITCHELLVILLE            MD    20721    PUD       7.125       6.500     $2,145.12     360     1-Nov-28      $317,372.42
6950032     CLARKSVILLE              MD    21029    SFD       7.875       6.500     $2,206.39     360     1-Nov-28      $303,454.03
6952474     CENTREVILLE              VA    20121    SFD       7.000       6.500     $1,536.52     360     1-Dec-28      $230,378.74
6957877     ALEXANDRIA               VA    22304    PUD       6.625       6.358     $1,175.10     360     1-Dec-28      $183,031.56
6958188     SAN CLEMENTE             CA    92672    PUD       7.625       6.500     $2,251.14     360     1-Nov-28      $317,120.40
6963203     ROCKVILLE                MD    20850    SFD       7.500       6.500     $1,426.40     360     1-Sep-28      $203,077.28
6967073     SAN DIEGO                CA    92126    SFD       8.000       6.500       $991.68     360     1-Jul-28      $134,407.41
6979024     NO PLAINFIELD            NJ    07060    SFD       8.125       6.500       $601.42     360     1-Sep-28       $80,676.68
6984362     BELLEVUE                 WA    98004    SFD       7.750       6.500     $2,794.01     360     1-Dec-28      $389,168.87
6984613     LAS FLORES AREA          CA    92688    SFD       7.375       6.500     $1,802.32     360     1-Nov-28      $260,148.39
7001519     ASHBURN                  VA    20147    SFD       6.875       6.500     $1,274.11     360     1-Dec-28      $193,458.38
7004532     BOWIE                    MD    20720    SFD       7.250       6.500     $1,460.52     360     1-Nov-28      $213,422.85
7026675     BRIGHTON                 MA    02146    HCO       7.625       6.500       $626.40     360     1-Aug-28       $87,941.66
7031698     SACRAMENTO               CA    95828    MF2       7.875       6.500       $365.43     360     1-Oct-28       $50,224.30
7046519     NAPERVILLE               IL    60540    PUD       7.500       6.500     $1,398.43     360     1-Nov-28      $199,400.69
7051659     CAPE CORAL               FL    33904    MF2       8.000       6.500     $1,108.35     360     1-Sep-28      $150,431.67
7056658     ATLANTA                  GA    30308    MF3       7.500       6.500     $2,674.50     360     1-Nov-28      $381,353.82
7057830     NEWPORT COAST            CA    92647    PUD       7.375       6.500     $3,149.13     360     1-Nov-28      $454,549.40
7059121     HENDERSON                NV    89012    PUD       7.250       6.500       $535.85     360     1-Nov-28       $78,302.66
7060728     MITCHELLVILLE            MD    20721    SFD       7.500       6.500     $1,909.90     360     1-Dec-28      $272,538.06
7065131     FRESNO                   CA    93722    SFD       7.375       6.500     $1,105.08     360     1-Sep-28      $159,258.20
7066020     GAITHERSBURG             MD    20878    SFD       7.250       6.500     $1,412.79     360     1-Sep-28      $206,115.87
7073627     LINCOLN CITY             OR    97367    SFD       7.875       6.500     $2,702.70     360     1-Dec-28      $371,975.35
7075058     YORBA LINDA              CA    92887    SFD       7.375       6.500     $1,823.38     360     1-Oct-28      $262,175.78
7076084     CHINO HILLS              CA    91709    SFD       6.875       6.500     $1,439.99     360     1-Dec-28      $218,644.36
7079191     SALT LAKE CITY           UT    84103    MF4       7.500       6.500       $699.21     360     1-Sep-28       $99,547.73
7081015     OZARK                    MO    65721    SFD       8.000       6.500       $779.26     360     1-Sep-28      $105,765.25
7084789     NEENAH                   WI    54956    SFD       7.625       6.500       $679.48     360     1-Jan-29       $95,860.60
7091255     LAFAYETTE                IN    47905    SFD       7.500       6.500     $1,419.41     360     1-Sep-28      $202,081.80
7100996     ATHENS                   GA    30605    SFD       7.750       6.500       $499.70     360     1-Sep-28       $69,449.80
7101154     BULLHEAD CITY            AZ    86442    PUD       8.250       6.500       $833.91     360     1-Nov-28      $110,713.94
7102173     OLNEY                    MD    20832    SFD       7.250       6.500     $1,773.32     360     1-Dec-28      $259,337.95
7102556     WALNUT CREEK             CA    94596    SFD       8.000       6.500     $2,201.29     360     1-Jan-29      $299,596.08
7103758     PAINESVILLE              OH    44077    SFD       7.625       6.500       $261.18     360     1-Sep-28       $36,635.90
7110209     ENCINITAS                CA    92024    PUD       7.500       6.500     $1,845.23     360     1-Dec-28      $263,308.76
7112676     MONTCLAIR                NJ    07043    SFD       7.500       6.500     $2,712.95     360     1-Nov-28      $386,837.36
7113997     RANCHO SANTA MARG        CA    92688    PUD       7.500       6.500     $1,613.72     360     1-Jan-29      $230,447.37
7117016     ABSECON                  NJ    08201    SFD       8.000       6.500       $968.57     360     1-Aug-28      $131,367.48
7117470     GERMANTOWN               MD    20876    SFD       7.500       6.500     $1,822.15     360     1-Jan-29      $260,211.99
7121359     CARBONDALE               CO    81623    SFD       7.625       6.500     $1,840.26     360     1-Sep-28      $258,852.84
7121918     CENTREVILLE              VA    20121    SFD       6.875       6.500     $1,625.90     360     1-Jan-29      $247,082.95
7122981     LAFAYETTE                IN    47904    SFD       8.125       6.500       $367.54     360     1-Sep-28       $49,246.70
7123044     HAGERSTOWN               MD    21740    LCO       7.500       6.500       $440.51     360     1-Sep-28       $62,715.02
7124057     RANCHO SANTA MARG        CA    92688    SFD       7.750       6.500     $1,606.07     360     1-Dec-28      $223,685.55
7125516     YORK                     PA    17403    SFD       8.125       6.500       $311.85     360     1-Sep-28       $41,832.27
7125543     COLUMBUS                 OH    43228    SFD       7.125       6.500       $840.54     360     1-Sep-28      $124,154.45
7126443     HOOVER                   AL    35216    SFD       8.000       6.500       $513.64     360     1-Sep-28       $69,703.08
7127476     COLORADO SPRINGS         CO    80920    SFD       7.500       6.500     $1,163.49     360     1-Oct-28      $165,774.78
7127617     N LAS VEGAS              NV    89030    LCO       8.000       6.500       $440.63     360     1-Jan-29       $59,969.13
7128547     JACKSON                  MI    49201    MF4       7.625       6.500       $707.79     360     1-Oct-28       $99,227.11
7129385     NEWTOWN                  CT    06470    SFD       7.625       6.500     $2,258.75     360     1-Nov-28      $318,192.25
7129410     HILLSBORO                OR    97123    SFD       7.625       6.500     $2,252.55     360     1-Oct-28      $317,083.58
7130583     GLENDALE                 AZ    85308    SFD       7.625       6.500     $1,594.31     360     1-Oct-28      $224,424.41
7130797     GILROY                   CA    95020    SFD       7.375       6.500     $2,043.24     360     1-Jan-29      $295,381.42
7131385     BREMERTON                WA    98312    SFD       7.625       6.500     $1,557.15     360     1-Sep-28      $218,924.31
7131591     LYNDHURST                OH    44124    SFD       7.000       6.500       $931.42     360     1-Dec-28      $139,653.73
7134820     IRVINE                   CA    92620    PUD       7.750       6.500     $1,981.04     360     1-Dec-28      $275,600.35
7135038     YORKVILLE                NY    13495    SFD       8.375       6.500       $376.24     360     1-Dec-28       $49,407.04
7135147     LAS VEGAS                NV    89134    SFD       7.375       6.500     $1,086.92     360     1-Dec-28      $157,008.53
7135243     GOOSE CREEK              SC    29445    SFD       7.625       6.500       $762.19     360     1-Nov-28      $106,966.42
7136688     SATELLITE BEACH          FL    32937    SFD       7.875       6.500       $424.17     360     1-Sep-28       $58,254.43
7138657     TAOS                     NM    87571    MF2       7.625       6.500       $753.09     360     1-Nov-28      $106,089.02
7138699     TUCSON                   AZ    85743    SFD       7.875       6.500       $899.09     360     1-Sep-28      $123,479.49
7143896     BAILEY                   CO    80421    SFD       8.125       6.500       $467.77     360     1-Oct-28       $62,791.15
7144342     FLAGSTAFF                AZ    86001    SFD       8.125       6.500       $736.56     360     1-Sep-28       $98,803.99
7144941     REEDS SPRING             MO    65737    SFD       7.250       6.500     $1,137.53     360     1-Oct-28      $166,003.54
7146375     ROSEVILLE                CA    95747    SFD       7.875       6.500       $899.09     360     1-Oct-28      $123,567.67
7146804     RANCHO SANTA MARG        CA    92688    SFD       7.500       6.500     $1,808.36     360     1-Jan-29      $258,242.94
7151964     SAN RAMON                CA    94583    SFD       8.125       6.500     $3,121.09     360     1-Dec-28      $419,519.49
7152744     TWIN FALLS               ID    83301    SFD       7.875       6.500       $568.45     360     1-Dec-28       $78,237.09
7164729     WHEATRIDGE               CO    80033    SFD       7.750       6.500       $656.95     360     1-Jan-29       $91,570.14
7166288     SAN FRANCISCO            CA    94131    SFD       7.625       6.500     $1,936.52     360     1-Nov-28      $272,800.34
7166988     LEWES                    DE    19958    SFD       7.875       6.500     $1,087.60     360     1-Nov-28      $149,583.03
7167937     GLOUCESTER               VA    23061    SFD       7.625       6.500       $452.99     360     1-Nov-28       $63,809.55
7169441     OWINGS MILLS             MD    21117    SFD       7.500       6.500     $1,946.26     360     1-Oct-28      $277,304.15
7169736     HUDSON                   WI    54016    SFD       7.500       6.500       $480.71     360     1-Jan-29       $68,647.64
7169788     CARMEL                   NY    10512    SFD       7.750       6.500     $2,149.24     360     1-Nov-28      $298,334.01
7177204     ARLINGTON                VA    22207    SFD       7.000       6.500     $1,783.01     360     1-Sep-28      $266,662.56
7180302     WATSONVILLE              CA    95076    SFD       7.500       6.500     $2,940.20     360     1-Oct-28      $418,920.00
7180621     ENDICOTT                 NY    13760    MF2       7.625       6.500       $222.96     360     1-Nov-28       $31,407.92
7180628     BINGHAMTON               NY    13905    MF2       7.500       6.500       $283.18     360     1-Nov-28       $40,378.66
7184982     RICHMOND HILL            NY    11418    SFD       8.000       6.500     $1,149.08     360     1-Oct-28      $156,067.54
7186515     DUMFRIES                 VA    22026    SFD       6.875       6.500     $1,606.19     360     1-Feb-29      $244,294.59
7186618     ROCKVILLE                MD    20850    SFD       7.500       6.500     $1,648.75     360     1-Dec-28      $235,271.72
7187342     MILLINGTON               NJ    07946    SFD       7.250       6.500     $2,046.53     360     1-Nov-28      $297,618.30
7187631     GREEN VALLEY             AZ    85614    PUD       7.375       6.500       $726.59     360     1-Nov-28      $104,876.84
7188163     ST PETERSBURG            FL    33702    SFD       7.875       6.500       $461.87     360     1-Nov-28       $63,522.90
7188356     GREEN BAY                WI    54304    SFD       7.375       6.500     $1,292.94     360     1-Sep-28      $185,906.42
7188833     PORTLAND                 ME    04102    SFD       7.250       6.500       $435.57     360     1-Nov-28       $63,429.07
7189124     MECHANICSVILLE           MD    20659    SFD       7.000       6.500       $860.74     360     1-Oct-28      $128,488.23
7189703     OCEAN CITY               NJ    08226    MF2       7.500       6.500     $1,047.77     360     1-Nov-28      $149,400.98
7189745     MAINE                    NY    13802    SFD       7.750       6.500       $266.51     360     1-Nov-28       $37,093.94
7192609     YUMA                     AZ    85364    SFD       7.250       6.500       $712.87     360     1-Nov-28      $104,170.97
7192878     RANCHO SANTA MARG        CA    92688    SFD       7.125       6.500     $1,282.71     360     1-Dec-28      $189,932.51
7195220     DANVILLE                 CA    94526    SFD       7.500       6.500     $2,097.64     360     1-Jan-29      $299,553.33
7196221     KEARNY                   NJ    07032    MF2       7.875       6.500       $977.39     360     1-Dec-28      $134,519.88
7198164     WEST MELBOURNE           FL    32904    SFD       7.750       6.500       $548.06     360     1-Jan-29       $76,391.65
7198721     DELRAY BEACH             FL    33484    PUD       8.125       6.500       $653.40     360     1-Jan-29       $87,884.47
7200436     DUMFRIES                 VA    22026    SFD       6.875       6.500     $1,288.57     360     1-Nov-28      $195,485.14
7200518     BRADENTON                FL    34202    PUD       7.750       6.500       $687.76     360     1-Dec-28       $95,644.11
7203049     FOSTER CITY              CA    94404    PUD       7.000       6.500     $2,262.03     360     1-Oct-28      $338,590.16
7204571     RANCHO SANTA MARG        CA    92688    SFD       7.500       6.500     $1,724.44     360     1-Jan-29      $246,257.79
7204928     RUMNEY                   NH    03266    SFD       7.875       6.500       $482.17     360     1-Oct-28       $66,268.16
7205006     NORTH PLAINFIELD         NJ    07060    SFD       8.250       6.500       $628.81     360     1-Jan-29       $83,592.89
7205503     LAS VEGAS                NV    89117    MF4       8.375       6.500     $1,973.15     360     1-Dec-28      $259,112.54
7206207     AMELIA ISLAND            FL    32034    HCO       7.000       6.500       $807.14     360     1-Oct-28      $120,749.07
7206973     SAN FRANCISCO            CA    94115    LCO       7.250       6.500     $3,339.94     360     1-Nov-28      $488,058.34
7207460     SOUTH PADRE ISLAN        TX    78597    SFD       7.625       6.500       $566.23     360     1-Oct-28       $79,402.99
7207918     CHANDLER                 AZ    85226    PUD       7.500       6.500       $748.16     360     1-Oct-28      $106,597.95
7208952     VESTAL                   NY    13850    SFD       7.500       6.500       $265.56     360     1-Nov-28       $37,866.20
7212539     LANSING                  MI    48910    MF2       8.250       6.500       $458.27     360     1-Feb-29       $60,207.19
7212903     AMSBURY                  MA    01913    SFD       8.125       6.500       $675.67     360     1-Dec-28       $90,687.06
7214823     MANCHESTER               NH    03103    MF2       8.000       6.500       $457.87     360     1-Oct-28       $62,187.84
7215405     WALTHAM                  MA    02154    MF2       7.500       6.500     $1,450.87     360     1-Oct-28      $206,566.09
7216177     WILMINGTON               DE    19802    HCO       7.750       6.500     $1,423.87     360     1-Nov-28      $198,183.44
7220738     PATERSON                 NJ    07504    SFD       7.750       6.500     $1,060.29     360     1-Nov-28      $147,578.11
7221099     LA MESA                  CA    91941    SFD       7.250       6.500       $998.71     360     1-Oct-28      $145,822.01
7221231     EASTLAKE                 OH    44095    SFD       8.125       6.500       $598.08     360     1-Oct-28       $80,145.05
7221331     PORTER                   IN    46304    SFD       7.875       6.500     $1,174.61     360     1-Oct-28      $160,607.72
7223823     CORONA                   CA    91719    SFD       7.875       6.500     $1,136.55     360     1-Dec-28      $156,424.23
7223899     ANGIER                   NC    27501    SFD       8.375       6.500       $710.67     360     1-Dec-28       $93,324.43
7225128     BLOOMFIELD               NJ    07003    MF2       8.000       6.500     $1,089.64     360     1-Nov-28      $148,097.44
7226010     HONOLULU                 HI    96825    SFD       7.375       6.500     $2,072.03     360     1-Nov-28      $299,078.44
7227274     OLATHE                   KS    66062    SFD       8.250       6.500       $728.43     360     1-Dec-28       $96,773.23
7229336     WASHINGTON               DC    20020    SFD       7.250       6.500     $1,255.20     360     1-Oct-28      $183,272.15
7229999     COLORADO SPRINGS         CO    80919    SFD       7.625       6.500     $1,217.41     360     1-Nov-28      $171,365.92
7230115     SAN JOSE                 CA    95111    PUD       7.500       6.500     $1,833.69     360     1-Nov-28      $261,464.16
7231255     KANSAS CITY              MO    64151    SFD       7.875       6.500       $717.46     360     1-Oct-28       $98,579.11
7232285     FAIRPLAY                 CO    80440    SFD       7.250       6.500       $627.60     360     1-Nov-28       $91,710.31
7232597     SATELLITE BEACH          FL    32937    SFD       7.375       6.500     $1,408.98     360     1-Nov-28      $203,373.34
7232634     POCASSET                 MA    02559    SFD       8.250       6.500       $495.84     360     1-Jan-29       $65,915.53
7232730     CAMARILLO                CA    93012    SFD       7.875       6.500     $1,087.60     360     1-Dec-28      $149,688.30
7232734     BETHLEHEM                NH    03580    SFD       7.750       6.500       $406.92     360     1-Nov-28       $56,638.08
7233265     MCGREGOR                 TX    76657    SFD       8.250       6.500       $263.69     360     1-Nov-28       $35,009.56
7233756     SAN DIEGO                CA    92109    SFD       7.250       6.500       $927.76     360     1-Nov-28      $135,571.77
7234103     LAKE HAVASU CITY         AZ    86403    SFD       7.875       6.500       $512.26     360     1-Nov-28       $70,453.60
7234150     NEWPORT NEWS             VA    23608    SFD       7.750       6.500       $348.18     360     1-Nov-28       $48,461.44
7234162     DENVER                   CO    80202    LCO       7.625       6.500     $2,654.23     360     1-Oct-28      $373,625.56
7234542     WASHINGTON               DC    20016    PUD       7.250       6.500     $2,051.99     360     1-Nov-28      $299,852.83
7234577     TOPSFIELD                MA    01983    SFD       7.750       6.500     $1,812.52     360     1-Oct-28      $252,095.59
7237248     BIG ROCK                 IL    60511    SFD       7.500       6.500       $594.33     360     1-Oct-28       $84,680.64
7238361     SANDUSKY                 OH    44870    SFD       7.875       6.500       $309.97     360     1-Nov-28       $42,631.14
7239593     CRANBERRY TWP            PA    16066    SFD       7.625       6.500       $743.18     360     1-Nov-28      $104,693.12
7242469     STAMFORD                 CT    06902    LCO       7.750       6.500       $601.79     360     1-Nov-28       $83,760.53
7248911     HENDERSON                NV    89014    SFD       7.750       6.500       $659.10     360     1-Nov-28       $91,737.75
7250994     WELLESLEY                MA    02181    SFD       7.750       6.500     $2,829.83     360     1-Dec-28      $394,158.22
7251557     OXNARD                   CA    93030    SFD       7.875       6.500     $1,757.57     360     1-Jan-29      $242,065.27
7257641     LOUISVILLE               KY    40222    SFD       7.875       6.500     $1,065.85     360     1-Nov-28      $146,469.90
7257733     CINCINNATI               OH    45255    SFD       8.000       6.500       $990.58     360     1-Jan-29      $134,818.24
7258903     LOUISVILLE               KY    40222    SFD       7.750       6.500       $985.78     360     1-Nov-28      $137,106.47
7261617     MANITOWOC                WI    54220    MF2       8.250       6.500       $486.82     360     1-Nov-28       $64,633.01
7261952     SAN CLEMENTE             CA    92672    PUD       8.250       6.500     $2,268.83     360     1-Jan-29      $301,611.77
7261990     KEYSTONE                 CO    80435    LCO       7.375       6.500     $2,049.92     360     1-Nov-28      $295,888.29
7264569     SAN CLEMENTE             CA    92673    SFD       7.875       6.500     $2,673.33     360     1-Jan-29      $367,565.53
7267137     FALCON HEIGHTS           MN    55113    SFD       7.500       6.500       $957.05     360     1-Dec-28      $136,568.35
7270265     WINCHESTER               VA    22602    SFD       6.875       6.500       $354.74     360     1-Nov-28       $53,816.98
7270524     SHAKOPEE                 MN    55379    SFD       8.125       6.500       $768.48     360     1-Nov-28      $103,226.44
7270585     HAGERSTOWN               MD    21742    SFD       8.500       6.500     $1,263.32     360     1-Nov-28      $163,380.48
7271033     BERKELEY                 CA    94702    MF3       7.375       6.500     $2,144.55     360     1-Nov-28      $309,546.18
7276275     CHESTERFIELD             MO    63005    PUD       7.625       6.500       $955.52     360     1-Nov-28      $134,605.43
7276390     FAIRFAX                  VA    22070    PUD       7.625       6.500       $968.26     360     1-Oct-28      $120,196.95
7276777     CHEYENNE                 WY    82001    MF2       8.000       6.500       $726.43     360     1-Nov-28       $98,710.37
7276967     TUSTIN                   CA    92782    SFD       6.875       6.500     $2,355.22     360     1-Jan-29      $357,815.30
7277176     S JUAN CAPISTRANO        CA    92675    SFD       7.750       6.500     $1,627.33     360     1-Jan-29      $226,828.32
7280325     WILKES BARRE             PA    18701    MF2       8.000       6.500       $256.89     360     1-Nov-28       $34,915.10
7281214     COLORADO SPRINGS         CO    80906    LCT       8.125       6.500       $564.00     360     1-Dec-28       $75,809.93
7282182     PORTERVILLE              CA    93257    PUD       7.500       6.500       $296.47     360     1-Nov-28       $42,272.94
7283040     BENICIA                  CA    94510    SFD       7.750       6.500     $2,374.91     360     1-Dec-28      $330,793.55
7284134     TEMECULA                 CA    92591    LCO       7.625       6.500       $503.95     360     1-Dec-28       $70,944.42
7284631     OAKDALE                  MN    55128    SFD       7.250       6.500       $566.21     360     1-Dec-28       $82,804.57
7285332     BENICIA                  CA    94510    SFD       7.375       6.500     $2,189.33     360     1-Nov-28      $315,938.39
7285495     PACOIMA                  CA    91331    SFD       7.750       6.500       $945.66     360     1-Dec-28      $131,718.71
7285733     APTOS                    CA    95003    LCO       7.250       6.500     $1,549.56     360     1-Nov-28      $209,389.60
7286745     SEA ISLE CITY            NJ    08243    LCO       8.000       6.500     $2,107.37     360     1-Feb-29      $287,007.30
7287443     ATHENS                   GA    30606    SFD       7.375       6.500       $338.43     360     1-Nov-28       $48,849.49
7289095     ELIZABETH                CO    80107    SFD       7.500       6.500     $1,155.10     360     1-Nov-28      $164,704.98
7289772     CEDAR PARK               TX    78759    SFD       8.000       6.500       $463.74     360     1-Nov-28       $63,028.67
7290836     MUNCIE                   IN    47302    MF3       8.625       6.500       $252.00     360     1-Nov-28       $32,264.59
7290987     ROSEVILLE                MN    55113    SFD       7.375       6.500       $859.89     360     1-Oct-28      $124,020.48
7291530     HOBOKEN                  NJ    07030    MF2       8.250       6.500     $2,554.31     360     1-Dec-28      $339,345.09
7292166     IRVINE                   CA    92602    SFD       7.750       6.500     $2,000.22     360     1-Jan-29      $278,804.62
7293264     CHICAGO                  IL    60626    LCO       7.500       6.500       $383.17     360     1-Oct-28       $54,594.09
7294383     BETHESDA                 MD    20814    SFD       7.250       6.500     $1,473.50     360     1-Nov-28      $215,319.87
7296933     PINE                     AZ    85544    SFD       8.125       6.500       $723.93     360     1-Jan-29       $97,372.02
7296984     ST SIMONS ISLAND         GA    31522    LCO       7.000       6.500     $2,554.76     360     1-Dec-28      $383,050.20
7299318     BELFAIR                  WA    98528    SFD       7.750       6.500     $1,379.09     360     1-Nov-28      $191,951.27
7300233     TALLAHASSEE              FL    32304    MF2       8.500       6.500       $297.57     360     1-Nov-28       $38,605.21
7300288     NEWARK                   DE    19711    SFD       7.250       6.500       $720.38     360     1-Dec-28      $105,351.36
7302026     KANEOHE                  HI    96744    SFD       7.250       6.500     $3,410.88     360     1-Nov-28      $498,425.62
7302247     HAZLETON                 PA    18201    MF2       8.125       6.500       $368.28     360     1-Nov-28       $49,368.53
7302803     LEXINGTON                KY    40509    SFD       7.625       6.500     $1,068.77     360     1-Dec-28      $150,670.04
7302918     CARBONDALE               CO    81623    SFD       7.875       6.500     $1,170.99     360     1-Nov-28      $161,051.01
7308727     GARRISON                 NY    10524    SFD       7.750       6.500     $2,095.51     360     1-Feb-29      $292,293.55
7311435     LEXINGTON                KY    40514    SFD       6.875       6.500       $505.84     360     1-Nov-28       $76,571.20
7311470     OAKLAND                  CA    94618    LCO       7.250       6.500       $790.64     360     1-Nov-28      $114,726.29
7311606     LAKE HAVASU CITY         AZ    86404    SFD       8.250       6.500       $304.26     360     1-Nov-28       $40,395.64
7311718     LAS VEGAS                NV    89120    SFD       7.875       6.500     $5,836.81     360     1-Nov-28      $802,449.46
7311766     LAS VEGAS                NV    89117    SFD       7.500       6.500     $1,027.85     360     1-Nov-28      $146,559.49
7312121     KIHEI                    HI    96753    LCO       8.250       6.500       $638.58     360     1-Nov-28       $84,780.94
7312346     ORANGE PARK              FL    32073    SFD       7.875       6.500     $1,825.36     360     1-Dec-28      $251,222.87
7312875     CHAPEL HILL              NC    27502    LCO       8.500       6.500       $354.85     360     1-Dec-28       $46,065.55
7312947     PARK CITY                UT    84060    LCO       7.625       6.500     $1,013.91     360     1-Dec-28      $142,935.98
7313048     SEA ISLAND               GA    31561    SFD       7.500       6.500     $3,496.07     360     1-Nov-28      $498,501.75
7313676     CHAPEL HILL              NC    27514    LCO       8.500       6.500       $354.85     360     1-Dec-28       $46,065.55
7314285     MONTGOMERY               AL    36116    SFD       7.000       6.500       $765.10     360     1-Nov-28      $114,619.61
7314440     RED BANK                 NJ    07701    MF3       7.500       6.500       $874.02     360     1-Dec-28      $124,719.95
7314570     ATLANTA                  GA    30319    SFD       7.375       6.500     $4,040.45     360     1-Dec-28      $583,656.36
7314656     MULLICA TOWNSHIP         NJ    08215    SFD       8.625       6.500       $622.23     360     1-Dec-28       $79,857.29
7314876     SAN DIEGO                CA    92128    SFD       7.375       6.500     $1,884.16     360     1-Nov-28      $271,962.00
7315151     STATELINE                NV    89143    PUD       7.875       6.500       $910.87     360     1-Dec-28      $125,363.93
7316106     SANTA CLARA              CA    95054    SFD       7.250       6.500     $1,869.16     360     1-Nov-28      $273,137.26
7316375     ALEXANDRIA               MN    56308    SFD       7.500       6.500     $1,237.61     360     1-Nov-28      $176,469.61
7316516     COON RAPIDS              MN    55433    SFD       7.250       6.500     $1,263.94     360     1-Nov-28      $184,696.58
7318564     HOPKINS                  MN    55343    SFD       7.625       6.500     $2,105.69     360     1-Dec-28      $296,849.91
7320330     BENICIA                  CA    94510    SFD       7.250       6.500     $1,849.52     360     1-Dec-28      $270,481.65
7321271     CHAPEL HILL              NC    27514    LCO       8.500       6.500       $354.85     360     1-Dec-28       $45,978.96
7321328     HUDSON                   WI    54016    SFD       7.500       6.500       $507.63     360     1-Jan-29       $72,491.90
7322264     CHGO                     IL    60657    MF3       7.750       6.500     $3,352.81     360     1-Jan-29      $467,337.25
7322585     SEABROOK                 NH    03874    SFD       7.625       6.500       $346.09     360     1-Nov-28       $48,553.45
7322835     MANKATO                  MN    56001    SFD       8.000       6.500       $623.70     360     1-Dec-28       $84,827.76
7323820     LAGUNA BEACH             CA    92780    SFD       7.500       6.500     $2,243.08     360     1-Dec-28      $320,081.28
7324671     ATLANTA                  GA    30350    LCO       7.875       6.500       $736.74     360     1-Nov-28      $101,327.54
7325223     FERNLEY                  NV    89408    SFD       7.750       6.500       $300.89     360     1-Nov-28       $41,880.29
7325397     DAYTON                   OH    45405    MF2       8.750       6.500       $516.86     360     1-Dec-28       $65,585.78
7325962     LOUISVILLE               KY    40228    SFD       7.750       6.500       $429.85     360     1-Nov-28       $59,828.95
7327119     ATLANTA                  GA    30342    SFD       7.750       6.500     $2,270.31     360     1-Nov-28      $315,996.64
7327672     WAKE FOREST              NC    27587    SFD       7.625       6.500     $1,585.46     360     1-Jan-29      $223,674.71
7327697     NAGS HEAD                NC    27959    SFD       8.250       6.500       $993.93     360     1-Dec-28      $132,045.15
7328199     PALM SPRINGS             CA    92262    LCO       7.875       6.500       $464.04     360     1-Nov-28       $63,822.10
7329325     NEWNAN                   GA    30263    SFD       7.625       6.500       $200.66     360     1-Nov-28       $28,267.14
7329567     COLUMBIA                 MD    21045    SFD       6.750       6.483     $1,626.36     360     1-Nov-28      $249,807.92
7329687     SARASOTA                 FL    34232    LCO       7.875       6.500       $166.77     360     1-Nov-28       $22,936.04
7330256     ADA                      MI    49301    SFD       7.875       6.500     $1,812.67     360     1-Dec-28      $249,480.48
7331290     MANITOWOC                WI    54220    MF2       7.875       6.500       $458.24     360     1-Dec-28       $63,018.06
7336673     PLAINFIELD               NJ    07063    MF2       7.750       6.500       $731.82     360     1-Feb-29      $102,077.90
7337118     HAMPTON                  NH    03842    LCO       7.500       6.500       $590.84     360     1-Dec-28       $84,310.68
7338336     GILBERT                  AZ    85234    PUD       7.375       6.500       $518.01     360     1-Nov-28       $74,769.60
7338369     SOMERSET                 WI    54025    SFD       7.875       6.500       $426.34     360     1-Nov-28       $57,809.93
7341681     LAS VEGAS                NV    89101    MF4       7.750       6.500       $601.79     360     1-Nov-28       $83,760.53
7342862     ONANCOCK                 VA    23417    SFD       8.500       6.500       $466.88     360     1-Jan-29       $60,646.18
7345228     MANCHESTER               MA    01944    SFD       7.625       6.500     $1,203.25     360     1-Dec-28      $169,628.53
7345687     BUFFALO                  MN    55313    SFD       7.750       6.500     $1,203.57     360     1-Dec-28      $167,641.98
7345902     BUFFALO                  MN    55313    SFD       7.750       6.500     $1,375.51     360     1-Dec-28      $191,590.83
7346009     GAITHERSBURG             MD    20879    PUD       7.125       6.500     $2,360.71     360     1-Dec-28      $349,554.37
7347065     KAILUA                   HI    96734    SFD       7.875       6.500     $2,762.15     360     1-Jan-29      $380,423.94
7347394     FREDERICKSBURG           VA    22407    SFD       6.625       6.358       $532.74     360     1-Nov-28       $82,903.93
7347660     FORT COLLINS             CO    80524    SFD       7.250       6.500       $508.13     360     1-Nov-28       $74,245.77
7348593     BRECKENRIDGE             CO    80424    LCT       7.750       6.500     $1,110.44     360     1-Nov-28      $154,558.15
7350203     WEST GREENWICH           RI    02817    SFD       8.250       6.500     $1,014.21     360     1-Dec-28      $134,739.97
7350696     NEWINGTON                CT    06111    LCO       8.125       6.500       $297.00     360     1-Nov-28       $39,894.27
7350924     FAIRFAX                  VA    22030    SFD       6.500       6.233     $1,173.12     360     1-Nov-28      $184,922.99
7352769     GREEN VALLEY             AZ    85614    SFD       7.375       6.500     $1,087.81     360     1-Nov-28      $157,016.20
7353980     GLOUCESTER TWP           NJ    08029    SFD       7.750       6.500       $596.41     360     1-Dec-28       $83,072.60
7354879     WHITEHALL                PA    15236    SFD       7.625       6.500       $452.28     360     1-Jan-29       $63,806.54
7356338     PITTSBURGH               PA    15211    SFD       7.625       6.500       $337.62     360     1-Dec-28       $47,595.75
7357153     BRIGHTON                 MA    02135    MF3       8.000       6.500     $1,761.04     360     1-Jan-29      $239,676.85
7357599     SPRINGFIELD              MO    65804    SFD       8.500       6.500       $313.72     360     1-Dec-28       $40,725.31
7361137     ATHENS                   GA    30606    MF2       7.875       6.500       $400.96     360     1-Jan-29       $54,255.54
7361239     ATHENS                   GA    30606    MF2       7.875       6.500       $400.96     360     1-Jan-29       $55,223.65
7361340     ATHENS                   GA    30606    MF2       7.875       6.500       $400.96     360     1-Jan-29       $55,223.65
7361614     AMERICAN FALLS           ID    83211    MF2       7.875       6.500       $554.68     360     1-Nov-28       $76,236.78
7362330     COLUMBUS                 OH    43206    MF2       8.250       6.500       $263.69     360     1-Nov-28       $35,009.56
7364070     GRAND RAPIDS             MI    49512    SFD       7.625       6.500     $1,307.47     360     1-Jan-29      $184,456.75
7364238     NORWICH                  NY    13815    MF4       7.875       6.500       $342.60     360     1-Jan-29       $47,184.74
7364710     SAN DIEGO                CA    92103    SFD       7.250       6.500     $1,637.22     360     1-Dec-28      $239,333.75
7364742     LOUISVILLE               KY    40222    SFD       8.375       6.500       $972.89     360     1-Dec-28      $127,658.26
7364801     RENO                     NV    89511    SFD       7.375       6.500     $1,309.52     360     1-Nov-28      $189,017.57
7365425     WHITEFISH                MT    59937    LCO       6.750       6.483       $843.18     360     1-Jan-29      $129,766.21
7365954     OCEAN CITY               NJ    08226    LCO       7.625       6.500     $2,632.99     360     1-Jan-29      $371,439.81
7367083     BRANCHBURG               NJ    08876    SFD       7.750       6.500     $1,140.53     360     1-Dec-28      $158,860.73
7367148     CHAPEL HILL              NC    27516    PUD       7.875       6.500     $1,114.43     360     1-Dec-28      $153,380.59
7367448     HERMISTON                OR    97838    SFD       7.875       6.500     $1,247.12     360     1-Feb-29      $171,881.63
7368491     SPRING CREEK             NV    89815    SFD       7.750       6.500       $651.94     360     1-Dec-28       $90,806.06
7370700     OCEAN CITY               NJ    08226    LCO       7.000       6.500     $1,804.30     360     1-Dec-28      $270,529.20
7370780     MINNEAPOLIS              MN    55419    SFD       7.750       6.500       $754.38     360     1-Dec-28      $105,075.60
7370847     NORWICH                  NY    13815    MF2       7.875       6.500       $260.37     360     1-Jan-29       $35,860.42
7370940     WALTHAM                  MA    01803    MF2       7.875       6.500     $1,435.64     360     1-Dec-28      $197,588.52
7371137     COLUMBIA FALLS           MT    59912    MF4       8.750       6.500       $994.39     360     1-Dec-28      $126,180.24
7371157     DRUMS                    PA    18222    SFD       7.875       6.500       $725.07     360     1-Nov-28       $99,722.00
7372362     SALT LAKE CITY           UT    84108    SFD       8.750       6.500     $2,139.04     360     1-Dec-28      $271,427.25
7372533     PORT ORANGE              FL    32124    PUD       7.500       6.500       $720.19     360     1-Nov-28      $102,589.47
7373893     RENO                     NV    89509    PUD       7.750       6.500     $2,887.14     360     1-Dec-28      $402,141.18
7375130     ARROYO GRANDE            CA    93420    SFD       8.000       6.500     $1,137.34     360     1-Jan-29      $154,791.29
7375193     TRYON                    NC    28782    SFD       7.875       6.500       $580.06     360     1-Dec-28       $79,833.73
7376102     BETHALTO                 IL    62010    SFD       7.750       6.500       $411.22     360     1-Dec-28       $57,277.68
7376169     BETHALTO                 IL    62010    SFD       7.750       6.500       $310.92     360     1-Dec-28       $43,307.51
7376817     GLENWOOD SPRINGS         CO    81601    SFD       7.750       6.500     $1,432.82     360     1-Dec-28      $199,573.81
7377149     GERMANTOWN               MD    20876    SFD       6.875       6.500     $1,807.87     360     1-Dec-28      $274,411.50
7377499     THE WOODLANDS            TX    77381    PUD       7.875       6.500     $1,141.98     360     1-Nov-28      $157,062.17
7378119     CASA GRANDE              AZ    85222    SFD       8.500       6.500       $745.08     360     1-Jan-29       $96,772.08
7380076     CARSON CITY              NV    89706    PUD       7.875       6.500       $609.06     360     1-Feb-29       $83,942.19
7380466     HIALEAH                  FL    33018    SFD       8.750       6.500       $934.21     360     1-Dec-28      $118,543.54
7380775     CLEARWATER               FL    33763    SFD       7.750       6.500       $358.21     360     1-Nov-28       $49,857.46
7380899     CARSON CITY              NV    89701    MF2       8.375       6.500       $882.44     360     1-Jan-29      $115,955.18
7381063     BELLEVILLE               NJ    07109    SFD       8.250       6.500       $698.68     360     1-Feb-29       $92,940.70
7381127     HOT SPRINGS              AR    71913    SFD       7.750       6.500       $716.41     360     1-Dec-28       $99,786.90
7381174     TALLAHASSEE              FL    32301    PUD       8.750       6.500       $467.30     360     1-Nov-28       $59,261.80
7381765     TRABUCO CANYON           CA    92679    SFD       7.250       6.500     $1,676.46     360     1-Dec-28      $245,173.39
7382129     FAIRFIELD                ID    83327    SFD       7.750       6.500     $1,862.67     360     1-Nov-28      $259,258.85
7382595     TUCSON                   AZ    85737    SFD       7.750       6.500     $1,627.33     360     1-Dec-28      $226,665.92
7383047     ORLANDO                  FL    32809    SFD       8.250       6.500       $632.57     360     1-Jan-29       $84,041.90
7383179     AURORA                   CO    80015    SFD       7.375       6.500     $1,937.34     360     1-Dec-28      $279,855.75
7383194     HAGERSTOWN               MD    21740    SFD       8.000       6.500       $345.60     360     1-Dec-28       $47,004.57
7384828     SAN PEDRO AREA           CA    90732    LCO       7.750       6.500     $1,697.18     360     1-Dec-28      $236,395.15
7385948     MACHIAS                  NY    14101    SFD       8.000       6.500       $704.41     360     1-Feb-29       $95,935.59
7387196     GREENBACK                TN    37742    SFD       7.875       6.500       $645.31     360     1-Jan-29       $88,776.44
7388720     CARSON CITY              NV    89701    MF2       8.375       6.500       $881.68     360     1-Jan-29      $115,855.30
7393964     CHINCOTEAGUE             VA    23336    SFD       7.875       6.500       $770.02     360     1-Dec-28      $105,979.32
7396350     ASHEVILLE                NC    28801    SFD       8.125       6.500       $621.47     360     1-Dec-28       $83,534.63
7397359     NEW LONDON               NH    03257    SFD       7.875       6.500     $1,145.61     360     1-Dec-28      $157,671.65
7397709     CHEVY CHASE              MD    20815    SFD       7.375       6.500     $1,417.27     360     1-Dec-28      $204,728.68
7398009     WASHINGTON TWP           NJ    08012    SFD       7.500       6.500       $304.51     360     1-Jan-29       $43,336.07
7399816     LAKE ARIEL               PA    18436    SFD       7.250       6.500       $341.09     360     1-Dec-28       $49,882.27
7401226     MANCHESTER               CT    06040    LCT       8.750       6.500       $579.88     360     1-Jan-29       $73,624.87
7402044     BLOOMINGTON              IL    61701    LCO       8.750       6.500       $283.21     360     1-Feb-29       $35,979.29
7402108     GREENSBORO               NC    27407    SFD       7.500       6.500     $1,447.37     360     1-Jan-29      $206,691.80
7402897     FONTANA                  CA    92336    SFD       7.625       6.500     $1,685.97     360     1-Jan-29      $237,855.10
7404837     WASHINGTON               DC    20024    LCO       6.875       6.500       $943.35     360     1-Nov-28      $143,113.27
7405171     MEMPHIS                  TN    38104    SFD       8.125       6.500     $2,049.29     360     1-Jan-29      $275,637.70
7405514     BUTLER                   PA    16002    SFD       7.875       6.500       $614.86     360     1-Jan-29       $84,635.08
7405542     NESCONSET                NY    11767    SFD       7.375       6.500     $1,408.98     360     1-Jan-29      $203,688.59
7405883     KENNESAW                 GA    30152    PUD       7.750       6.500     $1,128.35     360     1-Nov-28      $157,051.03
7406375     SALT LAKE CITY           UT    84117    SFD       7.750       6.500     $1,432.82     360     1-Dec-28      $199,573.81
7407145     KINGSTON                 PA    18704    MF2       8.750       6.500       $559.34     360     1-Dec-28       $70,976.40
7407444     BROOKEVILLE              MD    20833    PUD       7.625       6.500     $1,602.44     360     1-Nov-28      $225,738.29
7407498     SANTA CRUZ               CA    95060    SFD       7.875       6.500     $1,555.27     360     1-Jan-29      $214,203.81
7408337     GLENDALE                 AZ    85310    SFD       7.875       6.500       $543.80     360     1-Dec-28       $74,844.15
7410109     RIVA                     MD    21140    SFD       7.500       6.500     $1,992.76     360     1-Nov-28      $284,146.00
7410133     SPEARFISH                SD    57783    SFD       8.125       6.500       $631.12     360     1-Dec-28       $84,832.07
7411425     ARLINGTON                VA    22202    SFD       7.125       6.500     $2,095.94     360     1-Dec-28      $310,349.21
7411610     TEMPE                    AZ    85283    PUD       7.625       6.500       $464.31     360     1-Feb-29       $64,797.76
7412149     TUCSON                   AZ    85716    SFD       8.000       6.500       $358.26     360     1-Dec-28       $48,725.86
7413286     E SANDWICH               MA    02537    SFD       7.750       6.500     $1,432.82     360     1-Dec-28      $198,520.08
7413414     WEST CHICAGO             IL    60185    SFD       7.500       6.500     $1,725.53     360     1-Jan-29      $246,413.56
7414053     CASPER                   WY    82604    MF4       7.750       6.500       $745.07     360     1-Dec-28      $103,778.37
7414215     CASPER                   WY    82601    MF4       7.750       6.500       $449.91     360     1-Dec-28       $62,666.16
7414280     CASPER                   WY    82601    MF4       7.750       6.500       $449.91     360     1-Dec-28       $62,666.16
7414530     CASPER                   WY    82609    MF4       7.750       6.500       $444.18     360     1-Dec-28       $61,867.86
7414564     CASPER                   WY    82609    MF4       7.750       6.500       $444.18     360     1-Dec-28       $61,867.86
7416459     RALEIGH                  NC    27613    PUD       8.250       6.500       $473.30     360     1-Dec-28       $62,878.65
7416461     RALEIGH                  NC    27613    PUD       8.500       6.500       $484.42     360     1-Dec-28       $62,884.68
7416463     RALEIGH                  NC    27613    PUD       8.500       6.500       $519.02     360     1-Dec-28       $67,376.44
7418375     NEWARK                   DE    19711    SFD       7.750       6.500       $792.35     360     1-Feb-29      $110,521.94
7418663     DALLAS                   TX    75209    SFD       7.500       6.500     $1,048.82     360     1-Nov-28      $149,550.52
7420604     LAUGHLIN                 NV    89029    PUD       7.875       6.500       $494.86     360     1-Feb-29       $68,203.03
7422231     GAITHERSBURG             MD    20882    SFD       7.625       6.500     $1,806.29     360     1-Dec-28      $254,523.89
7424662     EDWARDS                  CO    81632    LCO       7.875       6.500       $942.59     360     1-Jan-29      $129,820.49
7425054     CHINCOTEAGUE             VA    23336    SFD       8.375       6.500       $661.26     360     1-Jan-29       $86,891.48
7425145     DECATUR                  TX    76234    SFD       8.500       6.500       $947.30     360     1-Dec-28      $121,960.29
7426106     FORT COLLINS             CO    80528    SFD       7.875       6.500       $957.09     360     1-Nov-28      $131,633.04
7426982     GERMANTOWN               MD    20876    PUD       6.875       6.500     $1,566.12     360     1-Jan-29      $237,998.28
7427575     BUZZARDS BAY             MA    02532    SFD       8.500       6.500       $732.01     360     1-Jan-29       $95,084.23
7430277     COOLBAUGH TWP            PA    18347    SFD       7.750       6.500       $313.79     360     1-Jan-29       $43,737.97
7430368     COMER                    GA    30629    SFD       7.000       6.500       $356.07     360     1-Dec-28       $53,302.80
7430494     YONKERS                  NY    10701    MF3       8.250       6.500     $1,048.02     360     1-Feb-29      $139,411.04
7431128     BUENA PARK               CA    90620    PUD       7.875       6.500     $2,267.65     360     1-Jan-29      $312,318.13
7431842     CLIFTON PARK             NY    12065    SFD       6.625       6.358       $834.97     360     1-Jan-29      $130,003.32
7432370     REHOBOTH BEACH           DE    19971    SFD       8.000       6.500       $868.04     360     1-Feb-29      $118,220.63
7433169     THE WOODLANDS            TX    77381    SFD       7.875       6.500     $1,354.07     360     1-Dec-28      $186,361.89
7433348     NASHUA                   NH    03060    MF4       8.625       6.500       $875.01     360     1-Dec-28      $112,296.39
7434684     CENTREVILLE              VA    20121    SFD       6.875       6.500     $1,482.36     360     1-Feb-29      $225,460.43
7437189     DESERT HOT SPRING        CA    92240    SFD       8.750       6.500       $283.21     360     1-Dec-28       $35,937.42
7437232     LOVELAND                 CO    80538    SFD       8.500       6.500       $947.30     360     1-Jan-29      $123,050.21
7439081     OAKLAND                  CA    94610    HCO       7.375       6.500     $1,955.30     360     1-Feb-29      $282,884.59
7439627     LAS VEGAS                NV    89134    PUD       8.625       6.500       $665.01     360     1-Jan-29       $85,398.68
7440406     DEXTER                   MO    63841    SFD       7.000       6.500       $299.39     360     1-Jan-29       $44,926.00
7441472     ROSWELL                  GA    30075    LCO       7.875       6.500       $471.30     360     1-Dec-28       $64,795.14
7441650     CINCINNATI               OH    45211    MF3       8.375       6.500       $603.50     360     1-Dec-28       $79,250.90
7442569     SALOME                   AZ    85348    SFD       7.875       6.500       $783.07     360     1-Jan-29      $107,848.94
7444767     PORTLAND                 OR    97215    SFD       8.625       6.500     $1,029.02     360     1-Jan-29      $132,143.21
7445476     ORLANDO                  FL    32808    SFD       7.875       6.500       $450.27     360     1-Jan-29       $62,014.24
7446835     QUINCY                   MA    02169    SFD       7.875       6.500       $986.09     360     1-Dec-28      $135,717.39
7447401     BOISE                    ID    83709    SFD       8.625       6.500       $618.46     360     1-Dec-28       $79,373.15
7448089     DUNWOODY                 GA    30338    LCO       8.500       6.500       $571.23     360     1-Dec-28       $74,154.01
7448260     W ALEXANDRIA             OH    45381    MF2       7.750       6.500       $429.85     360     1-Feb-29       $59,957.65
7448763     MORGAN HILL              CA    95037    SFD       8.250       6.500     $2,755.27     360     1-Jan-29      $366,280.67
7448933     MISSOULA                 MT    59801    SFD       8.125       6.500       $501.19     360     1-Dec-28       $67,366.62
7449063     TAYLOR                   MI    48180    SFD       7.875       6.500       $556.49     360     1-Jan-29       $76,644.02
7449938     GREEN VALLEY             AZ    85614    SFD       8.000       6.500       $447.60     360     1-Jan-29       $60,817.20
7450663     STOUGHTON                WI    53589    SFD       8.375       6.500     $1,539.15     360     1-Jan-29      $202,247.38
7450797     CLEVELAND                OH    44102    MF2       8.000       6.500       $409.44     360     1-Feb-29       $55,762.56
7451233     LAKE OSWEGO              OR    97034    SFD       8.000       6.500     $2,953.40     360     1-Jan-29      $401,880.30
7452218     ORANGE BEACH             AL    36561    SFD       8.625       6.500     $1,458.36     360     1-Jan-29      $187,277.80
7453503     CHICAGO                  IL    60649    SFD       8.625       6.500       $265.23     360     1-Jan-29       $34,059.58
7453517     VACAVILLE                CA    95688    SFD       8.000       6.500     $2,054.54     360     1-Dec-28      $279,432.61
7453858     FARMINGTON               GA    30638    SFD       8.000       6.500       $484.28     360     1-Jan-29       $65,302.66
7454074     AMESBURY                 MA    01913    MF2       8.625       6.500     $1,050.02     360     1-Dec-28      $134,759.15
7454429     HAGERSTOWN               MD    21740    SFD       8.500       6.500       $545.93     360     1-Dec-28       $70,870.05
7454472     MORRISTOWN               NJ    07960    MF2       8.500       6.500       $865.03     360     1-Dec-28      $112,294.08
7456190     NORFOLK                  VA    23505    MF2       8.750       6.500       $436.15     360     1-Jan-29       $55,375.97
7456718     MARFA                    TX    79843    SFD       8.375       6.500       $729.67     360     1-Dec-28       $95,819.73
7457069     THE WOODLANDS            TX    77381    SFD       8.500       6.500     $1,190.28     360     1-Jan-29      $154,611.78
7457105     ATLANTA                  GA    30316    SFD       8.625       6.500       $427.71     360     1-Dec-28       $54,891.89
7458174     THE WOODLANDS            TX    77382    SFD       8.500       6.500     $1,083.01     360     1-Dec-28      $140,592.21
7458543     FT MYERS                 FL    33919    SFD       8.625       6.500       $315.00     360     1-Jan-29       $40,452.01
7459134     ROXANA                   IL    62084    SFD       8.375       6.500       $324.93     360     1-Dec-28       $42,669.73
7459950     ORION TWP                MI    48359    SFD       8.375       6.500     $1,641.76     360     1-Feb-29      $215,865.74
7460078     STOUGHTON                WI    53589    MF2       8.625       6.500     $1,026.68     360     1-Jan-29      $131,843.58
7460086     STOUGHTON                WI    53589    MF2       8.625       6.500       $662.68     360     1-Jan-29       $85,099.03
7460100     STOUGHTON                WI    53589    MF2       8.625       6.500       $723.34     360     1-Jan-29       $92,889.80
7460108     STOUGHTON                WI    53589    MF2       8.625       6.500       $662.68     360     1-Jan-29       $85,099.03
7460113     STOUGHTON                WI    53589    MF2       8.625       6.500       $770.01     360     1-Jan-29       $98,882.68
7460957     QUINLAN                  TX    75474    SFD       8.000       6.500       $446.86     360     1-Jan-29       $60,818.01
7462239     WATSONVILLE              CA    95076    SFD       7.875       6.500     $1,558.90     360     1-Jan-29      $214,703.11
7463433     DENVER                   CO    80218    SFD       7.750       6.500     $2,428.64     360     1-Jan-29      $338,519.92
7463536     LINCOLN CITY             OR    97367    LCT       7.625       6.500       $566.23     360     1-Jan-29       $79,822.92
7463691     FISHERS                  IN    46038    SFD       8.625       6.500     $1,679.25     360     1-Dec-28      $215,514.84
7463796     JACKSONVILLE BEAC        FL    32250    SFD       7.875       6.500       $489.42     360     1-Jan-29       $67,406.79
7463900     SIOUX FALLS              SD    57103    SFD       8.000       6.500       $589.95     360     1-Jan-29       $80,291.74
7465386     SARATOGA                 CA    95070    SFD       7.750       6.500     $1,897.96     360     1-Jan-29      $264,549.82
7465411     BETHESDA                 MD    20817    SFD       8.375       6.500     $4,560.43     360     1-Jan-29      $599,251.54
7465828     SILVER SPRING            MD    20910    PUD       7.750       6.500     $1,948.64     360     1-Dec-28      $271,420.36
7465930     NEWARK                   DE    19711    SFD       7.375       6.500       $917.91     360     1-Jan-29      $132,697.12
7465945     DENVER                   CO    80221    MF2       8.750       6.500     $1,147.01     360     1-Dec-28      $145,546.51
7465989     CHAPEL HILL              NC    27516    SFD       8.000       6.500     $1,320.78     360     1-Jan-29      $179,757.63
7468179     CLEVELAND                OH    44120    MF2       8.750       6.500       $353.23     360     1-Jan-29       $44,848.15
7469701     SANTA MONICA             CA    90403    LCO       7.750       6.500     $1,977.30     360     1-Jan-29      $275,609.14
7471180     DENTON                   TX    76205    SFD       8.000       6.500     $1,238.23     360     1-Jan-29      $168,522.78
7471514     LYNCHBURG                VA    24501    SFD       8.750       6.500       $339.85     360     1-Feb-29       $43,175.15
7471628     SILVER SPRING            MD    20906    SFD       7.375       6.500     $2,817.95     360     1-Feb-29      $407,689.55
7475998     AUSTIN                   TX    78746    SFD       7.750       6.500       $916.72     360     1-Jan-29      $127,778.80
7476366     SAN FRANCISCO            CA    94122    MF2       7.375       6.500     $3,398.12     360     1-Feb-29      $491,625.63
7477214     WATERFORD TWP            NJ    08004    SFD       8.375       6.500       $359.13     360     1-Jan-29       $47,166.45
7479866     HAMPTON                  NH    03842    SFD       6.500       6.233       $487.96     360     1-Jan-29       $77,060.04
7481423     LITTLE ROCK              AR    72205    SFD       8.375       6.500       $343.93     360     1-Feb-29       $45,221.88
7481938     BELLINGHAM               MA    02019    SFD       7.750       6.500     $1,369.78     360     1-Jan-29      $190,605.16
7481941     MIAMISBURG               OH    45342    SFD       8.500       6.500       $359.85     360     1-Feb-29       $46,771.65
7486598     SILVERTHORNE             CO    80498    SFD       7.500       6.500     $1,048.82     360     1-Jan-29      $149,776.66
7486972     MATTAPOISETT             MA    02739    SFD       8.750       6.500       $550.69     360     1-Jan-29       $69,919.16
7489271     OMAHA                    NE    68108    MF2       8.250       6.500       $351.59     360     1-Feb-29       $46,770.16
7489291     PLEASANTON               CA    94566    SFD       8.375       6.500     $5,681.54     360     1-Jan-29      $746,567.53
7489860     TALLAHASSEE              FL    32310    SFD       8.750       6.500       $473.59     360     1-Jan-29       $60,130.49
7489870     TALLAHASSEE              FL    32310    SFD       8.750       6.500       $473.59     360     1-Jan-29       $60,130.49
7489874     TALLAHASSEE              FL    32310    SFD       8.750       6.500       $473.59     360     1-Jan-29       $60,130.49
7489879     TALLAHASSEE              FL    32310    SFD       8.750       6.500       $473.59     360     1-Jan-29       $60,130.49
7490946     AUSTIN                   TX    78751    MF3       8.625       6.500       $634.29     360     1-Feb-29       $81,501.85
7493028     TRUCKEE                  CA    96161    SFD       7.750       6.500     $2,722.37     360     1-Feb-29      $379,731.80
7493554     GRAND JUNCTION           CO    81504    MF4       8.000       6.500       $955.36     360     1-Feb-29      $130,112.64
7495563     DENT                     MN    56528    SFD       8.125       6.500       $475.20     360     1-Feb-29       $63,958.13
7495946     OAKLAND                  CA    94618    LCO       8.500       6.500       $958.84     360     1-Feb-29      $124,624.45
7502160     PORTLAND                 OR    97217    SFD       7.250       6.500       $443.41     360     1-Feb-29       $64,949.30
7502452     NEWARK                   DE    19711    SFD       7.125       6.500       $565.92     360     1-Jan-29       $83,865.26
7504135     EAST GRAND RAPIDS        MI    49506    SFD       8.000       6.500       $330.19     360     1-Feb-29       $44,969.81
7504813     KALAMAZOO                MI    49001    MF3       8.750       6.500       $520.40     360     1-Feb-29       $66,111.94
7507672     TEMPLE CITY              CA    91780    SFD       8.000       6.500     $1,179.89     360     1-Feb-29      $160,692.11
7507923     CASTAID                  CA    91384    SFD       7.500       6.500     $1,472.90     360     1-Jan-29      $210,336.35
7508022     ROSELLE                  NJ    07203    SFD       8.250       6.500       $540.16     360     1-Feb-29       $71,854.15
7508919     AMESBURY                 MA    01913    MF3       8.625       6.500     $1,199.82     360     1-Feb-29      $154,168.92
7509880     CARSON CITY              NV    89706    SFD       8.375       6.500       $547.18     360     1-Jan-29       $71,900.19
7510637     TUCSON                   AZ    85710    SFD       8.625       6.500       $407.37     360     1-Feb-29       $52,344.08
7511099     TUCSON                   AZ    85701    MF2       8.000       6.500       $690.11     360     1-Jan-29       $93,923.36
7511622     CARMEL                   IN    46032    MF4       7.625       6.500     $1,291.02     360     1-Jan-29      $182,135.12
7511649     BETHLEHEM                PA    18018    SFD       8.250       6.500       $321.54     360     1-Feb-29       $42,772.71
7512675     VANDERCOOK               MI    49203    SFD       8.500       6.500       $159.93     360     1-Feb-29       $20,787.40
7514557     MIDLAND                  TX    79705    SFD       8.500       6.500       $339.09     360     1-Jan-29       $44,046.38
7514682     BALDWIN                  WI    54002    SFD       8.125       6.500     $1,072.91     360     1-Feb-29      $144,405.48
7516355     LULING                   LA    70070    SFD       8.500       6.500       $207.61     360     1-Feb-29       $26,967.16
7517557     DALLAS                   TX    75224    SFD       8.000       6.500       $428.59     360     1-Jan-29       $58,331.36
7519663     NORTH CHARLESTON         SC    29406    SFD       8.500       6.500       $346.01     360     1-Jan-29       $44,945.29
7521024     NORTH LAS VEGAS          NV    89031    PUD       8.000       6.500       $668.97     360     1-Jan-29       $91,047.25
7522699     EUCLID                   OH    44123    MF2       8.250       6.500       $527.76     360     1-Jan-29       $70,159.33
7525988     TALLAHASSEE              FL    32303    SFD       8.375       6.500       $478.85     360     1-Feb-29       $62,960.84
7528290     SAN FRANCISCO            CA    94110    MF2       6.750       6.483     $2,957.61     360     1-Feb-29      $455,607.39
7528891     COLUMBUS                 OH    43223    SFD       8.125       6.500       $414.31     360     1-Feb-29       $55,763.50
7529897     CARMEL                   IN    46032    SFD       8.625       6.500     $2,770.49     360     1-Jan-29      $355,777.89
7533323     KERRVILLE                TX    78028    SFD       8.625       6.500       $360.51     360     1-Jan-29       $46,295.06
7534974     MOBILE                   AL    36609    SFD       7.000       6.500       $532.24     360     1-Feb-29       $79,934.43
7535118     BUTLER                   NJ    07405    MF3       8.625       6.500       $933.35     360     1-Feb-29      $119,929.15
7535719     YUMA                     AZ    85364    MF4       8.250       6.500       $558.94     360     1-Jan-29       $74,304.79
7537317     IRVING                   TX    75061    MF4       8.750       6.500       $831.94     360     1-Feb-29      $105,689.15
7537994     GREEN BAY                WI    54313    SFD       7.875       6.500       $674.31     360     1-Feb-29       $92,936.00
7538953     NEWMARKET                NH    03857    MF4       7.750       6.500       $967.16     360     1-Feb-29      $134,904.71
7540395     GENOA                    NV    89411    SFD       8.500       6.500       $346.01     360     1-Feb-29       $44,972.74
7541547     DURYEA                   PA    18642    MF2       8.500       6.500       $284.50     360     1-Feb-29       $36,977.58
7547149     ATLANTA                  GA    30318    SFD       8.750       6.500       $453.14     360     1-Feb-29       $57,566.86
7547369     PORT ORCHARD             WA    98366    SFD       7.750       6.500       $496.47     360     1-Feb-29       $69,251.09
7549083     BASALT                   CO    81621    PUD       7.750       6.500     $1,208.95     360     1-Feb-29      $168,630.89
7552129     HALF MOON BAY            CA    94019    SFD       7.750       6.500     $2,256.70     360     1-Feb-29      $314,777.67
7552251     MERCER ISLAND            WA    98040    SFD       8.000       6.500     $3,209.49     360     1-Feb-29      $437,106.51
7553545     OCEAN CITY               NJ    08226    LCO       7.750       6.500     $3,008.93     360     1-Feb-29      $419,703.57
7560062     ATLANTA                  GA    30319    LCO       8.625       6.500       $476.01     360     1-Feb-29       $61,163.87
7561870     HAMMOND                  IN    46324    MF2       7.750       6.500       $544.47     360     1-Feb-29       $75,946.36
7565784     YUCAIPA                  CA    92399    SFD       8.000       6.500       $478.78     360     1-Feb-29       $65,206.22
7567330     CAPE CANAVERAL           FL    32920    SFD       8.375       6.500       $574.61     360     1-Feb-29       $75,553.02
7568372     SAN JOSE                 CA    95125    SFD       7.125       6.500     $2,155.90     360     1-Feb-29      $319,744.10
7569192     FLOWER MOUND             TX    75028    SFD       7.250       6.500     $1,445.67     360     1-Feb-29      $211,754.68
7573041     BAYFIELD                 CO    81122    SFD       7.875       6.500       $897.27     360     1-Mar-29      $123,750.00
7581361     ATLANTA                  GA    30318    SFD       8.750       6.500       $460.22     360     1-Feb-29       $58,466.34
7586047     ATLANTA                  GA    30309    LCO       7.750       6.500       $644.77     360     1-Feb-29       $89,936.48
7593832     LAS CRUCES               NM    88011    SFD       7.500       6.500     $2,485.71     360     1-Feb-29      $355,236.17

                                                                                                                    $143,932,372.28


(i)         (x)   (xi)      (xii)        (xiii)   (xiv)       (xv)      (xvi)
-----       ----  --------- ----------   -------- ----------- -------  ---------

MORTGAGE                                          T.O.P.      MASTER    FIXED
LOAN                        INSURANCE    SERVICE  MORTGAGE    SERVICE   RETAINED
NUMBER      LTV   SUBSIDY   CODE         FEE      LOAN        FEE       YIELD
--------    ----  --------- ----------   -------- ----------- -------  ---------

4749481     79.79                          0.250   0.017                  0.858
4787992     74.98                          0.250   0.017                  0.983
4805506     80.00                          0.250   0.017                  0.983
4806209     27.85                          0.250   0.017                  1.233
4827108     90.00                11        0.250   0.017                  1.483
4828233     85.00                12        0.250   0.017                  1.233
4831901     80.00                          0.250   0.017                  0.733
4833755     74.99                          0.250   0.017                  0.883
4840264     68.33                          0.250   0.017                  1.608
4840547     70.00                          0.250   0.017                  1.233
4840722     94.99                12        0.250   0.017                  0.358
4840936     85.00                06        0.250   0.017                  1.233
4841464     75.00                          0.250   0.017                  0.733
4842554     90.00                33        0.250   0.017                  1.608
4846403     80.00                          0.250   0.017                  0.000
4848162     66.02                          0.250   0.017                  0.983
4848280     70.00                          0.250   0.017                  1.108
4848797     90.00                06        0.250   0.017                  0.983
4849023     95.00                17        0.250   0.017                  1.233
4850409     67.23                          0.250   0.017                  0.858
4850694     80.00                          0.250   0.017                  1.108
4850915     80.00                          0.250   0.017                  1.108
4851838     79.55                          0.250   0.017                  0.983
4852040     90.00                06        0.250   0.017                  1.233
4852215     90.00                06        0.250   0.017                  0.733
4853135     80.00                          0.250   0.017                  0.983
4856215     75.00                          0.250   0.017                  0.733
4859539     50.67                          0.250   0.017                  1.358
4859542     80.00                          0.250   0.017                  0.983
4860116     80.00                          0.250   0.017                  1.233
4860337     70.00                          0.250   0.017                  0.733
4860928     76.67                          0.250   0.017                  0.483
4861348     74.99                          0.250   0.017                  0.483
4862256     90.00                17        0.250   0.017                  1.608
4862258     90.00                17        0.250   0.017                  1.608
4862586     70.00                          0.250   0.017                  1.233
4862900     80.00                          0.250   0.017                  0.000
4863046     63.99                          0.250   0.017                  1.108
4863822     90.00                12        0.250   0.017                  1.233
4865355     86.32                12        0.250   0.017                  1.108
4865722     79.98                          0.250   0.017                  0.358
4865897     89.10                01        0.250   0.017                  1.233
4866666     57.69                          0.250   0.017                  0.608
4866681     79.78                          0.250   0.017                  1.608
4867186     80.00                          0.250   0.017                  0.608
4868246     90.00                01        0.250   0.017                  0.983
4868516     89.99                17        0.250   0.017                  0.983
4868595     90.00                06        0.250   0.017                  1.108
4869147     90.00                01        0.250   0.017                  1.108
4869186     90.00                01        0.250   0.017                  0.733
4869623     70.00                          0.250   0.017                  1.608
4870543     58.62                          0.250   0.017                  1.108
4871203     90.00                17        0.250   0.017                  0.983
4872055     83.57                12        0.250   0.017                  0.608
4873377     70.00                          0.250   0.017                  0.483
4873554     80.00                          0.250   0.017                  0.608
4874064     76.15                          0.250   0.017                  0.233
4874755     80.00                          0.250   0.017                  0.858
4875701     89.92                13        0.250   0.017                  1.108
4876350     75.00                          0.250   0.017                  0.733
4877371     90.00                06        0.250   0.017                  0.983
4877498     90.00                17        0.250   0.017                  1.108
4878142     90.00                17        0.250   0.017                  0.983
4878143     68.37                          0.250   0.017                  0.608
4878205     61.03                          0.250   0.017                  0.733
4878445     75.00                          0.250   0.017                  0.858
4879231     89.99                33        0.250   0.017                  1.233
4880174     54.92                          0.250   0.017                  0.858
4880599     80.00                          0.250   0.017                  0.733
4881508     54.95                          0.250   0.017                  0.858
4882207     80.00                          0.250   0.017                  1.108
4882565     80.00                          0.250   0.017                  0.000
4882615     90.00                17        0.250   0.017                  1.108
4882648     79.95                          0.250   0.017                  1.358
4882817     89.97                12        0.250   0.017                  1.608
4883026     65.63                          0.250   0.017                  0.983
4883060     80.00                          0.250   0.017                  0.108
4883250     69.00                          0.250   0.017                  1.108
4883329     80.00                          0.250   0.017                  0.608
4883633     90.00                13        0.250   0.017                  1.108
4883663     90.00                06        0.250   0.017                  1.858
4883932     69.99                          0.250   0.017                  0.383
4884552     80.00                          0.250   0.017                  0.733
4884816     84.97                06        0.250   0.017                  0.233
4886197     50.00                          0.250   0.017                  0.608
4886819     90.00                33        0.250   0.017                  1.108
4886820     90.00                33        0.250   0.017                  1.108
4887271     80.00                          0.250   0.017                  0.233
4887958     85.00                33        0.250   0.017                  0.983
4888044     89.09                06        0.250   0.017                  1.108
4888045     70.00                          0.250   0.017                  0.733
4888445     85.00                01        0.250   0.017                  0.483
4888780     90.00                33        0.250   0.017                  0.858
4888982     89.99                33        0.250   0.017                  1.108
4889100     48.14                          0.250   0.017                  0.983
4889160     77.78                          0.250   0.017                  0.483
4889633     79.68                          0.250   0.017                  0.733
4889996     79.97                          0.250   0.017                  0.983
4890184     67.33                          0.250   0.017                  0.000
4891138     80.00                          0.250   0.017                  1.733
4892987     79.99                          0.250   0.017                  0.733
4893249     80.00                          0.250   0.017                  0.733
4893413     80.00                          0.250   0.017                  0.608
4894114     80.00                          0.250   0.017                  0.858
4895285     89.95                06        0.250   0.017                  1.358
4896144     70.00                          0.250   0.017                  1.483
4896899     84.92                01        0.250   0.017                  1.483
4897517     90.00                13        0.250   0.017                  1.858
4897598     80.00                          0.250   0.017                  1.108
4898144     77.78                          0.250   0.017                  0.358
4898663     90.00                17        0.250   0.017                  0.733
4898676     90.00                33        0.250   0.017                  1.108
4898947     85.00                33        0.250   0.017                  1.733
4899368     90.00                12        0.250   0.017                  1.108
4899592     80.00                          0.250   0.017                  0.733
4899920     75.00                          0.250   0.017                  0.358
4900500     75.00                          0.250   0.017                  1.483
4900597     70.00                          0.250   0.017                  1.858
4900977     50.34                          0.250   0.017                  0.733
4901135     66.64                          0.250   0.017                  0.608
4901230     80.00                          0.250   0.017                  0.733
4901837     94.65                33        0.250   0.017                  1.108
4901871     80.00                          0.250   0.017                  1.733
4901913     80.00                          0.250   0.017                  0.608
4901924     71.74                          0.250   0.017                  0.983
4902414     66.13                          0.250   0.017                  1.108
4902736     70.00                          0.250   0.017                  1.483
4904139     95.00                06        0.250   0.017                  1.858
4904292     90.00                17        0.250   0.017                  1.108
4904621     90.00                17        0.250   0.017                  1.608
4904705     90.00                12        0.250   0.017                  0.983
4904760     89.97                06        0.250   0.017                  0.983
4904765     90.00                06        0.250   0.017                  0.858
4904821     80.00                          0.250   0.017                  1.108
4905044     83.58                33        0.250   0.017                  0.858
4905995     79.97                          0.250   0.017                  0.608
4906030     56.80                          0.250   0.017                  1.358
4906298     80.00                          0.250   0.017                  1.108
4906790     90.00                06        0.250   0.017                  1.983
4907178     58.64                          0.250   0.017                  1.108
4907186     70.00                          0.250   0.017                  0.000
4907189     55.33                          0.250   0.017                  1.108
4907275     94.99                11        0.250   0.017                  1.233
4907394     90.00                12        0.250   0.017                  1.233
4907402     90.00                17        0.250   0.017                  1.858
4907504     80.00                          0.250   0.017                  0.983
4907753     80.00                          0.250   0.017                  1.108
4907772     95.00                33        0.250   0.017                  1.233
4908096     90.00                17        0.250   0.017                  1.858
4908221     80.00                          0.250   0.017                  1.233
4908548     85.00                01        0.250   0.017                  1.108
4908849     90.00                06        0.250   0.017                  1.108
4908872     90.00                01        0.250   0.017                  1.233
4908965     89.87                17        0.250   0.017                  1.483
4909184     89.95                33        0.250   0.017                  1.483
4909255     80.00                          0.250   0.017                  0.233
4909306     90.00                33        0.250   0.017                  0.983
4909375     80.00                          0.250   0.017                  0.983
4909455     90.00                13        0.250   0.017                  1.608
4909963     73.80                          0.250   0.017                  1.108
4910375     90.00                17        0.250   0.017                  1.858
4910594     80.00                          0.250   0.017                  0.733
4910708     79.99                          0.250   0.017                  0.733
4910961     80.00                          0.250   0.017                  1.733
4911076     90.00                06        0.250   0.017                  1.983
4911254     70.00                          0.250   0.017                  0.983
4911536     90.00                12        0.250   0.017                  1.483
4912706     85.00                33        0.250   0.017                  1.233
4912806     78.22                          0.250   0.017                  1.358
4912936     80.00                          0.250   0.017                  0.733
4912947     90.00                12        0.250   0.017                  1.858
4913027     89.13                06        0.250   0.017                  1.358
4913074     80.00                          0.250   0.017                  0.733
4913240     85.00                33        0.250   0.017                  1.483
4913328     21.16                          0.250   0.017                  0.608
4913330     46.82                          0.250   0.017                  0.608
4913331     35.09                          0.250   0.017                  0.608
4913332     51.93                          0.250   0.017                  0.608
4913333     51.75                          0.250   0.017                  0.608
4913334     51.43                          0.250   0.017                  0.608
4913412     80.00                          0.250   0.017                  1.608
4913974     89.98                24        0.250   0.017                  0.000
4914041     65.52                          0.250   0.017                  1.483
4914044     69.77                          0.250   0.017                  1.233
4914067     60.80                          0.250   0.017                  1.108
4914652     85.00                17        0.250   0.017                  1.483
4914688     80.00                          0.250   0.017                  0.858
4914759     80.00                          0.250   0.017                  0.733
4915035     80.00                          0.250   0.017                  1.108
4915226     61.35                          0.250   0.017                  0.108
4915266     89.74                33        0.250   0.017                  1.483
4915656     65.00                          0.250   0.017                  1.608
4915687     70.00                          0.250   0.017                  1.608
4915748     90.00                12        0.250   0.017                  1.733
4915755     63.64                          0.250   0.017                  0.608
4915947     90.00                17        0.250   0.017                  1.858
4915965     85.00                06        0.250   0.017                  1.483
4915985     90.00                06        0.250   0.017                  1.733
4917059     90.00                33        0.250   0.017                  1.483
4917463     37.01                          0.250   0.017                  1.108
4917668     65.00                          0.250   0.017                  1.983
4917710     74.67                          0.250   0.017                  0.233
4917849     90.00                33        0.250   0.017                  1.108
4918158     85.00                33        0.250   0.017                  1.233
4919426     70.00                          0.250   0.017                  1.483
4919780     80.00                          0.250   0.017                  0.983
4920239     67.71                          0.250   0.017                  0.733
4920600     90.00                17        0.250   0.017                  1.483
4920623     61.35                          0.250   0.017                  1.483
4920672     90.00                33        0.250   0.017                  1.858
4920814     75.00                          0.250   0.017                  1.608
4920945     80.00                          0.250   0.017                  1.233
4921115     70.00                          0.250   0.017                  0.483
4921148     95.00                33        0.250   0.017                  1.358
4921857     65.00                          0.250   0.017                  1.608
4921983     90.00                06        0.250   0.017                  1.733
4922052     68.45                          0.250   0.017                  0.608
4922242     90.00                17        0.250   0.017                  1.858
4922414     90.00                17        0.250   0.017                  1.358
4922545     80.00                          0.250   0.017                  0.108
4922548     62.50                          0.250   0.017                  1.108
4922978     80.00                          0.250   0.017                  1.858
4922990     80.00                          0.250   0.017                  1.858
4922998     80.00                          0.250   0.017                  1.858
4923208     90.00                33        0.250   0.017                  1.983
4923263     90.00                33        0.250   0.017                  1.858
4923268     69.99                          0.250   0.017                  1.483
4923312     70.00                          0.250   0.017                  1.733
4923349     89.92                01        0.250   0.017                  1.858
4923391     75.00                          0.250   0.017                  1.608
4923396     80.00                          0.250   0.017                  1.233
4923754     80.00                          0.250   0.017                  1.108
4923768     75.00                          0.250   0.017                  0.983
4923855     89.74                33        0.250   0.017                  1.733
4924223     77.30                          0.250   0.017                  0.733
4924231     75.00                          0.250   0.017                  0.983
4924371     80.00                          0.250   0.017                  1.233
4924421     80.00                          0.250   0.017                  1.733
4924460     90.00                17        0.250   0.017                  1.983
4924540     80.00                          0.250   0.017                  0.608
4924601     80.00                          0.250   0.017                  1.483
4924630     80.00                          0.250   0.017                  1.483
4924741     90.00                17        0.250   0.017                  1.483
4924768     90.00                33        0.250   0.017                  1.733
4924769     90.00                24        0.250   0.017                  1.733
4924819     90.00                11        0.250   0.017                  1.108
4924852     79.12                          0.250   0.017                  0.108
4925090     80.00                          0.250   0.017                  1.358
4925361     94.97                33        0.250   0.017                  1.858
4925633     89.93                06        0.250   0.017                  1.233
4925912     80.00                          0.250   0.017                  1.608
4926452     85.00                33        0.250   0.017                  1.108
4926471     80.00                          0.250   0.017                  1.608
4926626     51.42                          0.250   0.017                  0.358
4926828     90.00                17        0.250   0.017                  1.608
4927014     90.00                06        0.250   0.017                  1.483
4927456     78.95                          0.250   0.017                  0.858
4927563     80.00                          0.250   0.017                  1.108
4927568     70.00                          0.250   0.017                  1.108
4927628     50.67                          0.250   0.017                  0.608
4927781     57.14                          0.250   0.017                  0.108
4927828     89.99                13        0.250   0.017                  1.358
4927968     95.00                06        0.250   0.017                  0.983
4928011     90.00                33        0.250   0.017                  1.483
4928157     90.00                17        0.250   0.017                  1.983
4928307     80.00                          0.250   0.017                  1.358
4928897     70.00                          0.250   0.017                  1.358
4928946     90.00                01        0.250   0.017                  1.483
4929153     63.00                          0.250   0.017                  1.358
4929155     70.00                          0.250   0.017                  1.358
4929157     70.00                          0.250   0.017                  1.358
4929351     89.96                12        0.250   0.017                  1.358
4929450     90.00                33        0.250   0.017                  1.358
4929900     75.00                          0.250   0.017                  1.733
4929985     89.96                11        0.250   0.017                  1.483
4930070     90.00                06        0.250   0.017                  1.483
4930504     90.00                17        0.250   0.017                  1.733
4930724     80.00                          0.250   0.017                  1.608
4930951     90.00                33        0.250   0.017                  1.358
4931621     90.00                11        0.250   0.017                  1.358
4931997     90.00                17        0.250   0.017                  0.483
4932199     70.00                          0.250   0.017                  1.483
4932465     80.00                          0.250   0.017                  0.858
4932681     89.44                12        0.250   0.017                  1.733
4932718     90.00                33        0.250   0.017                  1.858
4932773     90.00                33        0.250   0.017                  1.108
4933283     70.00                          0.250   0.017                  1.983
4933349     50.00                          0.250   0.017                  1.483
4933415     95.00                33        0.250   0.017                  1.483
4935509     78.11                          0.250   0.017                  0.733
4935521     72.22                          0.250   0.017                  0.858
4935529     80.00                          0.250   0.017                  0.733
4935547     56.67                          0.250   0.017                  0.608
4935556     64.10                          0.250   0.017                  0.608
4935562     74.93                          0.250   0.017                  0.858
4935569     80.00                          0.250   0.017                  0.733
4935579     74.52                          0.250   0.017                  0.608
4935600     75.00                          0.250   0.017                  0.608
4935613     79.97                          0.250   0.017                  0.858
4935633     80.00                          0.250   0.017                  0.858
4935645     79.99                          0.250   0.017                  0.858
4935693     79.68                          0.250   0.017                  0.858
4935700     75.00                          0.250   0.017                  0.733
4935759     74.77                          0.250   0.017                  1.233
4935785     67.11                          0.250   0.017                  1.233
4935797     66.12                          0.250   0.017                  1.983
4935818     80.00                          0.250   0.017                  1.733
4935834     64.50                          0.250   0.017                  1.483
4935839     90.00                13        0.250   0.017                  1.733
4935844     80.00                          0.250   0.017                  0.983
4935898     74.94                          0.250   0.017                  1.608
4935917     80.00                          0.250   0.017                  1.608
4935920     80.00                          0.250   0.017                  1.233
4935949     80.00                          0.250   0.017                  0.983
4935972     74.99                          0.250   0.017                  0.983
4935985     80.00                          0.250   0.017                  0.983
4936047     65.00                          0.250   0.017                  0.858
4936058     85.00                01        0.250   0.017                  0.983
4936079     75.00                          0.250   0.017                  1.608
4936134     47.14                          0.250   0.017                  0.858
4936312     73.40                          0.250   0.017                  1.108
4937304     90.00                17        0.250   0.017                  1.733
4937384     70.00                          0.250   0.017                  1.358
4937479     56.80                          0.250   0.017                  1.233
4937549     80.00                          0.250   0.017                  1.358
4937717     90.00                17        0.250   0.017                  1.483
4937779     39.58                          0.250   0.017                  1.483
4938638     93.52                13        0.250   0.017                  0.358
4939128     90.00                17        0.250   0.017                  1.733
4939592     80.00                          0.250   0.017                  1.358
4939630     79.99                          0.250   0.017                  0.858
4939640     70.00                          0.250   0.017                  1.483
4939648     68.25                          0.250   0.017                  0.983
4940124     90.00                17        0.250   0.017                  1.733
4940470     80.00                          0.250   0.017                  0.858
4940681     80.00                          0.250   0.017                  0.983
4940757     69.72                          0.250   0.017                  1.233
4941040     66.23                          0.250   0.017                  1.233
4941054     47.27                          0.250   0.017                  1.233
4941062     94.76                17        0.250   0.017                  0.733
4941692     75.00                          0.250   0.017                  1.483
4941800     90.00                17        0.250   0.017                  1.733
4941805     89.94                17        0.250   0.017                  1.483
4942079     75.00                          0.250   0.017                  0.983
4942214     80.00                          0.250   0.017                  0.983
4942269     79.99                          0.250   0.017                  1.483
4942746     85.00                17        0.250   0.017                  1.233
4942795     90.00                33        0.250   0.017                  1.483
4942910     75.00                          0.250   0.017                  0.983
4943100     90.00                33        0.250   0.017                  1.858
4943392     68.93                          0.250   0.017                  0.858
4943435     64.15                          0.250   0.017                  0.608
4943648     80.00                          0.250   0.017                  1.858
4944033     80.00                          0.250   0.017                  1.233
4944689     89.99                12        0.250   0.017                  1.733
4945091     95.00                01        0.250   0.017                  1.733
4945445     88.98                33        0.250   0.017                  1.608
4945555     90.00                17        0.250   0.017                  1.608
4945568     70.00                          0.250   0.017                  0.983
4945927     90.00                17        0.250   0.017                  1.108
4946301     80.00                          0.250   0.017                  0.983
4947547     79.98                          0.250   0.017                  0.733
4948198     67.79                          0.250   0.017                  0.733
4948257     89.96                12        0.250   0.017                  1.608
4948518     90.00                12        0.250   0.017                  1.858
4949216     73.58                          0.250   0.017                  0.983
4949355     89.98                33        0.250   0.017                  1.483
4949418     90.00                17        0.250   0.017                  0.983
4949457     66.15                          0.250   0.017                  1.483
4949722     52.92                          0.250   0.017                  0.858
4950516     75.00                          0.250   0.017                  0.733
4950634     90.00                01        0.250   0.017                  1.983
4951164     80.00                          0.250   0.017                  0.858
4951166     80.00                          0.250   0.017                  0.858
4951167     80.00                          0.250   0.017                  0.858
4951746     82.79                33        0.250   0.017                  0.858
4951797     70.00                          0.250   0.017                  1.483
4952928     80.00                          0.250   0.017                  1.108
4953770     80.00                          0.250   0.017                  0.000
4953902     70.00                          0.250   0.017                  0.983
4953907     80.00                          0.250   0.017                  1.108
4955023     85.00                17        0.250   0.017                  1.358
4955738     90.00                33        0.250   0.017                  0.983
4955798     90.00                33        0.250   0.017                  1.108
4955885     80.00                          0.250   0.017                  0.858
4956131     85.00                17        0.250   0.017                  0.733
4956524     80.00                          0.250   0.017                  1.233
4958241     75.00                          0.250   0.017                  1.358



COUNT:                918
WAC:          7.742570513
WAM:          356.9500729
WALTV:        77.11350757

                                  EXHIBIT F-3A

        [Schedule of Group I Mortgage Loans Serviced by Other Servicers]



(i)         (ii)                               (iii)       (iv)       (v)       (vi)       (vii)       (viii)       (ix)
-----       --------------------------  -----  --------    --------   --------  ---------- --------    ----------   --------------
                                                                      NET                                           CUT-OFF
MORTGAGE                                                   MORTGAGE   MORTGAGE  CURRENT    ORIGINAL    SCHEDULED    DATE
LOAN                                    ZIP    PROPERTY    INTEREST   INTEREST  MONTHLY    TERM TO     MATURITY     PRINCIPAL
NUMBER      CITY                 STATE  CODE   TYPE        RATE       RATE      PAYMENT    MATURITY    DATE         BALANCE
--------    --------------------------  -----  ---------   --------   --------  ---------- --------    -----------  --------------
4929911     ROYAL PALM BEACH      FL    33411     LCO       700%       6.500      314.6         180       41548        $ 34,441.35
4959973     PHOENIX               AZ    85008     SFD       775%       6.500     296.03         180       41426        $ 30,531.83
4856368     LUBBOCK               TX    79411     SFD       725%       6.500     438.17         180       41456        $ 46,789.27
4856402     DALLAS                TX    75287     SFD       763%       6.500    1315.26         180       41456       $ 137,359.45
4856446     BRIDGEWATER           MA    02324     SFD       763%       6.500     467.07         180       41456        $ 48,778.19
4856491     RAPID CITY            SD    57701     MF4       738%       6.500     646.71         180       41456        $ 68,545.34
4856523     PORTLAND              ME    04103     SFD       800%       6.500    1046.44         180       41456       $ 106,908.62
4856605     ROANOKE               VA    24012     SFD       788%       6.500     437.71         180       41487        $ 45,187.25
4856622     HOUSTON               TX    77079     PUD       775%       6.500    1234.96         180       41456       $ 128,027.97
4856645     GLEN ALLEN            VA    23060     SFD       763%       6.500    1298.44         180       41487       $ 136,037.53
4857307     ORANGE PARK           FL    32073     SFD       725%       6.500     976.76         180       41426       $ 101,797.60
4857327     OMAHA                 NE    68104     SFD       775%       6.500     611.83         180       41456        $ 63,428.51
4857337     BROOKLINE             MA    02146     LCO       788%       6.500      857.4         180       41456        $ 86,184.44
4857352     MILFORD               MA    01757     SFD       688%       6.500     891.86         180       41456        $ 97,396.68
4857428     WENDELL               MA    01379     SFD       725%       6.500     926.56         180       41456        $ 98,260.96
4857529     GAINESVILLE           FL    32605     SFD       750%       6.500     666.53         180       41456        $ 70,124.28
4857558     REDWOOD FALLS         MN    56283     SFD       788%       6.500     744.53         180       41395        $ 76,137.34
4857608     WOODBURY              CT    06798     SFD       725%       6.500     1369.3         180       41456       $ 146,216.32
4857623     SAN ANGELO            TX    76904     SFD       763%       6.500      747.3         180       41456        $ 78,045.20
4857691     SOLVANG               CA    93463     SFD       700%       6.500    1272.74         180       41456       $ 137,952.25
4929899     BRUNSWICK             ME    04011     MF3       638%       6.108      466.7         180       41548        $ 52,535.52
4907383     RIGGINS               ID    83549     SFD       713%       6.500      543.5         180       41548        $ 59,052.56
4907395     LODI                  CA    95240     SFD       700%       6.500    2696.49         180       41518       $ 294,237.60
4907403     DENTON                TX    76201     SFD       763%       6.500      541.8         180       41518        $ 56,943.80
4907424     SALMON                ID    83467     SFD       738%       6.500     927.75         180       41548        $ 99,291.24
4907434     MINNETONKA            MN    55343     SFD       713%       6.500    1213.82         180       41518       $ 131,380.61
4907462     OLDSMAR               FL    34677     LCO       725%       6.500     547.72         180       41548        $ 59,062.64
4907482     LA QUINTA             CA    92253     SFD       700%       6.500     1078.6         180       41518       $ 116,040.52
4907488     HOUSTON               TX    77089     SFD       738%       6.500     710.54         180       41518        $ 75,802.03
4907492     MANASSAS              VA    20110     SFD       763%       6.500    1195.69         180       41548       $ 126,063.76
4907503     MINA                  SD    57462     SFD       725%       6.500     753.12         180       41426        $ 80,151.67
4907514     WACO                  TX    76712     SFD       750%       6.500     648.91         180       41548        $ 68,929.66
4907530     COSTA MESA            CA    92627     SFD       700%       6.500     2768.4         180       41548       $ 303,034.03
4907567     PAYETTE               ID    83661     SFD       750%       6.500     578.46         180       41518        $ 61,251.42
4907585     BIRMINGHAM            AL    35223     SFD       688%       6.500    2229.64         180       41548       $ 245,967.31
4907595     CLARKSTON             GA    30021     LCO       825%       6.500     485.08         180       41518        $ 49,137.30
4907603     RAPID CITY            SD    57701     SFD       738%       6.500     455.37         180       41518        $ 48,579.05
4907606     SACRAMENTO            CA    95815     SFD       800%       6.500     466.36         180       41518        $ 47,939.60
4907613     WEST BRISTOL          PA    19007     SFD       763%       6.500     607.19         180       41456        $ 63,411.67
4907629     POWAY                 CA    92064     SFD       713%       6.500    2264.58         180       41548       $ 244,699.90
4907641     THOUSAND OAKS         CA    91360     SFD       688%       6.500    1065.77         180       41518       $ 117,180.20
4907648     PASADENA              CA    91104     SFD       688%       6.500    1560.75         180       41518       $ 171,602.75
4907654     DALLAS                TX    75228     SFD       763%       6.500     406.35         180       41487        $ 42,572.87
4907664     GARLAND               TX    75042     SFD       763%       6.500     406.35         180       41487        $ 42,572.78
4907669     GARLAND               TX    75043     SFD       763%       6.500     420.36         180       41518        $ 44,180.54
4907675     FRESH MEADOWS         NY    11365     MF2       738%       6.500     1306.3         180       41548       $ 139,549.44
4907679     CLAYMONT              DE    19703     MF2       750%       6.500      713.8         180       41518        $ 74,840.72
4907688     WILLIAMSBURG          VA    23185     MF4       750%       6.500    1409.06         180       41334       $ 146,297.91
4907699     LYONS                 KS    67554     SFD       750%       6.500     370.81         180       41518        $ 39,263.72
4907705     NIXA                  MO    65714     SFD       738%       6.500     837.14         180       41426        $ 86,934.52
4907709     LAS VEGAS             NV    89134     PUD       713%       6.500    2079.34         180       41518       $ 225,187.37
4907711     MINNETONKA            MN    55304     SFD       725%       6.500    3003.32         180       41518       $ 321,294.98
4907714     MORA                  MN    55051     SFD       750%       6.500     441.26         180       41548        $ 46,872.16
4907731     NAMPA                 ID    83651     SFD       763%       6.500     560.48         180       41518        $ 58,907.39
4907736     ALBUQUERQUE           NM    87106     SFD       775%       6.500     600.07         180       41548        $ 62,796.01
4907742     DANA POINT            CA    92629     SFD       750%       6.500    1807.68         180       41306       $ 186,625.28
4907996     ONTARIO               OR    97914     SFD       775%       6.500        497         180       41518        $ 51,848.76
4908001     LOS ANGELES           CA    90001     SFD       738%       6.500     818.74         180       41518        $ 87,195.86
4908004     HOUSTON               TX    77089     PUD       725%       6.500     670.87         180       41518        $ 72,108.07
4908017     FLORENCE              KY    41101     LCO       738%       6.500     551.96         180       41518        $ 56,654.34
4908024     DOUGLASVILLE          GA    30135     SFD       775%       6.500     557.71         180       41518        $ 58,182.58
4908029     ST. PETERS            MO    63376     SFD       775%       6.500      442.4         180       41518        $ 45,543.51
4908031     MCCALL                ID    83638     SFD       675%       6.483     3964.4         180       41518       $ 439,210.82
4908032     RICHMOND              VA    23234     SFD       813%       6.500     573.88         180       41456        $ 58,204.56
4908035     SCOTTDALE             GA    30079     MF2       688%       6.500     677.81         180       41548        $ 74,368.33
4908044     ROWLETT               TX    75088     SFD       788%       6.500     480.35         180       41518        $ 49,742.36
4908045     RICHMOND              VA    23234     SFD       813%       6.500     631.66         180       41456        $ 64,064.03
4908048     MADISON HEIGHTS       MI    48071     SFD       788%       6.500     652.54         180       41518        $ 67,573.80
4908050     GLEN GARDNER          NJ    08826     SFD       775%       6.500    1969.62         180       41518       $ 205,106.35
4908052     RICHMOND              VA    23234     SFD       813%       6.500     693.28         180       41456        $ 70,314.22
4908054     VANCOUVER             WA    98662     SFD       738%       6.500     367.97         180       41548        $ 38,420.78
4908073     FORT WORTH            TX    76133     SFD       750%       6.500     434.31         180       41518        $ 45,987.64
4908074     DIAMONDHEAD           MS    39525     SFD       750%       6.500    1158.77         180       41518       $ 122,089.77
4908079     WELLINGTON            FL    33414     LCO       800%       6.500     533.26         180       41518        $ 54,816.16
4908085     WELLINGTON            FL    33414     PUD       800%       6.500      924.6         180       41518        $ 95,044.19
4908088     WALNUT                CA    91789     SFD       688%       6.500    1828.31         180       41518       $ 201,020.40
4908151     HOUSTON               TX    77083     PUD       750%       6.500     430.14         180       41548        $ 45,487.35
4908162     HOUSTON               TX    77006     MF2       763%       6.500    1517.03         180       41548       $ 159,943.41
4908174     PALMDALE              CA    93550     SFD       788%       6.500     818.52         180       41518        $ 84,601.36
4908183     HAMTRAMCK             MI    48212     SFD       763%       6.500     373.66         180       41548        $ 39,394.89
4908198     NEW YORK              NY    10022     LCO       688%       6.500    6722.36         180       41456       $ 734,127.90
4908203     LONG BEACH            CA    90803     SFD       763%       6.500    1961.68         180       41548       $ 205,640.84
4908271     MOULTONBOROUGH        NH    03254     SFD       688%       6.500     561.87         180       41518        $ 61,751.87
4908282     STILLWATER            MN    55082     SFD       725%       6.500    1252.91         180       41548       $ 134,900.92
4908305     ESCONDIDO             CA    92025     SFD       725%       6.500    2537.76         180       41518       $ 272,772.53
4908317     GAINESVILLE           FL    32607     MF2       813%       6.500     837.71         180       41518        $ 85,482.63
4908326     BROOKLYN              NY    11233     MF2       725%       6.500     371.54         180       41548        $ 40,049.00
4908343     PASADENA              MD    21122     SFD       750%       6.500    1030.84         180       41518       $ 109,153.20
4908363     HENDERSON             NV    89014     LCO       750%       6.500     602.56         180       41518        $ 63,803.59
4908509     LEMOORE               CA    93245     SFD       788%       6.500     728.41         180       41518        $ 75,431.25
4908519     COLORADO SPRINGS      CO    80920     SFD       688%       6.500     874.02         180       41518        $ 96,097.57
4908536     ST. LOUIS             MO    63126     SFD       750%       6.500     463.05         180       41518        $ 48,919.02
4908543     CHARLOTTE             NC    28216     SFD       813%       6.500     281.65         180       41518        $ 28,739.82
4908549     NEW YORK              NY    10023     LCO       775%       6.500    1882.56         180       41548       $ 194,968.08
4908553     GIBSONIA              PA    15044     SFD       675%       6.483    2190.16         180       41518       $ 242,644.34
4908556     SLIDELL               LA    70460     SFD       750%       6.500     556.21         180       41518        $ 58,542.48
4908561     ATTLEBORO             MA    02703     SFD       725%       6.500     848.97         180       41548        $ 91,547.08
4908563     ALHAMBRA              CA    91801     SFD       738%       6.500    2180.22         180       41518       $ 228,925.00
4908581     PHARR                 TX    78577     SFD       750%       6.500     492.77         180       41518        $ 52,177.55
4908583     NORTH RIDGEVILLE      OH    44039     SFD       688%       6.500    1052.39         180       41548       $ 116,096.58
4908593     WARWICK               RI    02888     SFD       800%       6.500     764.53         180       41518        $ 78,589.49
4908603     LAUDERHILL            FL    33319     LCO       750%       6.500     370.81         180       41334        $ 38,291.21
4908610     LANCASTER             CA    93536     SFD       750%       6.500    1112.42         180       41518       $ 117,791.21
4908624     SOUTH PASADENA        CA    91030     SFD       700%       6.500    2851.54         180       41518       $ 301,012.66
4908630     ROSLYN HEIGHTS        NY    11577     SFD       713%       6.500    2264.58         180       41548       $ 246,052.37
4908633     FORT WORTH            TX    76116     MF2       750%       6.500     666.53         180       41518        $ 70,576.55
4908635     FALLS CHURCH          VA    22042     SFD       713%       6.500    1397.25         180       41518       $ 151,318.44
4908640     FORT WORTH            TX    76133     MF2       750%       6.500     722.61         180       41518        $ 76,515.23
4908644     FORT WORTH            TX    76116     SFD       750%       6.500     304.53         180       41518        $ 32,245.31
4908645     ARLINGTON             VA    22204     SFD       713%       6.500    1702.97         180       41518       $ 182,900.04
4908654     LAKE HAVASU CITY      AZ    86406     MF2       813%       6.500     871.41         180       41518        $ 88,921.59
4908657     CRANSTON              RI    02920     SFD       763%       6.500     840.72         180       41518        $ 88,361.10
4908677     EL PASO               TX    79924     SFD       800%       6.500     451.07         180       41518        $ 46,367.82
4908688     SUNNYVALE             CA    94086     SFD       700%       6.500    2696.49         180       41548       $ 295,212.02
4908692     EL PASO               TX    79924     SFD       800%       6.500      489.3         180       41518        $ 50,297.26
4908709     ATHENS                OH    45701     MF4       813%       6.500    2383.14         180       41548       $ 243,914.99
4908712     NESCONSET             NY    11764     SFD       738%       6.500    1849.05         180       41548       $ 197,893.37
4908716     ATHENS                OH    45701     SFD       813%       6.500    1256.57         180       41548       $ 128,609.70
4908718     DES MOINES            IA    50310     SFD       700%       6.500     632.78         180       41548        $ 69,276.41
4908730     ATHENS                OH    45701     SFD       800%       6.500     537.56         180       41548        $ 55,426.30
4908734     SKOKIE                IL    60077     SFD       713%       6.500    1585.21         180       41548       $ 172,236.65
4908742     BAKERSFIELD           CA    93304     SFD       775%       6.500     456.99         180       41518        $ 47,675.35
4908743     NEWARK                DE    19713     SFD       725%       6.500      510.3         180       41518        $ 54,848.81
4908754     STOCKTON              CA    95204     SFD       763%       6.500    1790.33         120       39692       $ 132,399.11
4908764     VIRDEN                IL    62690     SFD       800%       6.500     512.23         180       41548        $ 50,520.97
4908769     FONTANA               CA    92337     SFD       688%       6.500     731.33         180       41518        $ 80,408.12
4908814     KINGS BEACH           CA    96143     SFD       788%       6.500    2276.28         180       41548       $ 236,447.28
4908821     INDIANAPOLIS          IN    46237     SFD       788%       6.500     779.63         180       41518        $ 80,734.99
4908832     EL PASO               TX    79936     SFD       813%       6.500     537.29         180       41518        $ 54,791.24
4908836     RUTHTON               MN    56170     SFD       713%       6.500     400.84         180       41518        $ 43,408.96
4908840     FT LAUDERDALE         FL    33315     SFD       738%       6.500     837.14         180       41518        $ 89,306.96
4908843     BRADENTON             FL    34209     SFD       738%       6.500     459.97         180       41518        $ 49,069.73
4908847     MAPLE LAKE            MN    55358     SFD       738%       6.500     887.73         180       41548        $ 95,008.49
4908856     BETHPAGE              NY    11714     SFD       763%       6.500     761.32         180       41518        $ 79,915.23
4908863     KISSIMMEE             FL    34746     LCO       688%       6.500      613.6         180       41548        $ 67,372.03
4908864     NORCROSS              GA    30093     MF2       738%       6.500    1830.65         180       41518       $ 195,203.36
4908870     LAS VEGAS             NV    89110     MF2       725%       6.500     680.09         180       41518        $ 72,915.11
4908874     CHANDLER              AZ    85224     SFD       788%       6.500    1579.17         180       41518       $ 163,532.61
4908879     LAS VEGAS             NV    89110     MF2       725%       6.500     634.44         180       41518        $ 67,986.54
4908883     INDIANAPOLIS          IN    46227     SFD       775%       6.500     665.49         180       41518        $ 69,426.28
4908889     LAS VEGAS             NV    89110     MF2       750%       6.500    1093.88         180       41518       $ 115,557.42
4908895     DUNNAVANT             AL    35094     SFD       700%       6.500     384.25         180       41518        $ 41,627.10
4908903     JASPER                AL    35504     SFD       700%       6.500    1752.72         180       41518       $ 190,185.30
4908905     PITTSBURGH            PA    15241     SFD       650%       6.233     609.78         180       41518        $ 68,590.89
4908910     RALEIGH               NC    27607     MF2       713%       6.500     942.07         180       41518       $ 102,023.43
4908913     LOS ANGELES           CA    91352     SFD       738%       6.500    1011.92         180       41518       $ 107,401.82
4908931     GARLAND               TX    75040     SFD       788%       6.500     384.13         180       41518        $ 39,778.15
4908939     SOUTH LAKE TAHOE      CA    96150     SFD       725%       6.500     639.01         180       41548        $ 68,845.73
4908954     EDEN PRAIRIE          MN    55347     PUD       738%       6.500     630.15         180       41548        $ 67,441.26
4909795     COLOR                 CO    80918     SFD       763%       6.500     1048.1         180       41518       $ 110,156.81
4945858     WILLITS               CA    95690     SFD       713%       6.500     706.55         180       41579        $ 77,017.60
4945867     BATON ROUGE           LA    70811     SFD       650%       6.233     718.66         180       41548        $ 81,231.55
4945872     MOORESTOWN            NJ    08057     SFD       650%       6.233     724.77         180       41579        $ 82,094.65
4945877     ST LOUIS              MO    63138     SFD       713%       6.500     362.34         180       41579        $ 39,496.17
4945909     LAKEVILLE             MN    55044     SFD       675%       6.483    2212.28         180       41579       $ 244,487.72
4945920     BOZEMAN               MT    59718     SFD       788%       6.500     521.65         180       41579        $ 54,350.79
4945924     BLAINE                MN    55449     SFD       700%       6.500     988.72         180       41579       $ 108,599.60
4945926     EAGAN                 MN    55121     SFD       738%       6.500    1987.04         180       41579       $ 213,337.42
4945929     GAMBRILLS             MD    21054     SFD       738%       6.500    2097.43         180       41579       $ 225,189.51
4945938     VICTOR                MT    59875     SFD       688%       6.500     401.34         180       41579        $ 44,420.93
4945943     WILMINGTON            NC    28403     SFD       750%       6.500      778.7         180       41579        $ 82,975.64
4945944     DERBY                 KS    67037     SFD       688%       6.500     588.63         180       41579        $ 65,150.73
4945954     WILMINGTON            NC    28409     MF2       750%       6.500    1158.77         180       41579       $ 123,475.71
4945966     LANCASTER             PA    17603     SFD       700%       6.500     377.06         180       41579        $ 41,415.95
4945982     LAS VEGAS             NM    87701     MF2       763%       6.500     714.61         180       41579        $ 75,577.18
4945983     KUNA                  ID    83634     SFD       725%       6.500     619.84         180       41579        $ 67,053.93
4945984     ALEDO                 TX    76008     SFD       725%       6.500     393.54         180       41579        $ 42,502.41
4945991     APPLETON              WI    54911     SFD       688%       6.500    1605.34         180       41579       $ 177,348.14
4945992     LAS VEGAS             NM    87701     SFD       750%       6.500     454.24         180       41579        $ 48,402.47
4945998     PHILADELPHIA          PA    19115     SFD       775%       6.500     680.55         180       41579        $ 64,042.48
4946003     ELK RIVER             MN    55330     SFD       713%       6.500    1132.29         180       41609       $ 123,822.73
4946006     LOS ANGELES           CA    90042     LCO       738%       6.500    1149.91         180       41579       $ 123,459.05
4946007     STOCKTON              CA    95207     SFD       750%       6.500    1084.61         180       41609       $ 115,933.28
4946012     LOS ANGELES           CA    90045     SFD       763%       6.500    1447.91         180       41579       $ 153,130.21
4946013     BLOOMINGTON           MN    55431     SFD       700%       6.500    1348.25         180       41609       $ 148,552.47
4946017     INDIANAPOLIS          IN    46226     SFD       775%       6.500     395.34         180       41579        $ 41,498.81
4946018     WAVELAND              MS    39576     SFD       738%       6.500     367.97         180       41579        $ 39,506.93
4946025     OJAI                  CA    93023     SFD       738%       6.500    1729.46         180       41579       $ 185,682.58
4946033     SPRINGFIELD           VA    22150     SFD       725%       6.500    1095.44         180       41579       $ 118,504.76
4946040     ALEXANDRIA            VA    22304     SFD       750%       6.500     817.17         180       41609        $ 87,164.50
4946044     BEVERLY HILLS         CA    90210     SFD       700%       6.500    8628.76         180       41579       $ 945,270.12
4946078     NORTH LAS VEGAS       NV    89030     PUD       675%       6.483    1504.35         180       41579       $ 167,789.04
4946087     UPPER MARLBORO        MD    20772     SFD       750%       6.500     921.92         180       41609        $ 98,543.29
4946090     CINCINNATI            OH    45215     MF2       750%       6.500     966.88         180       41579       $ 103,028.13
4946093     DECATUR               TX    76234     SFD       750%       6.500     412.53         180       41579        $ 43,957.33
4946118     CARY                  NC    27605     SFD       763%       6.500    1429.22         180       41579       $ 151,154.37
4946120     HENDERSON             NV    89015     MF2       738%       6.500     570.36         180       41579        $ 61,235.72
4946207     PLYMOUTH              MN    55446     SFD       650%       6.233    2526.22         180       41579       $ 286,147.29
4946217     MCKINNEY              TX    75070     SFD       775%       6.500     865.98         180       41579        $ 90,902.17
4946227     SOUTH FORK            CO    81154     SFD       725%       6.500     834.36         180       41579        $ 90,261.12
4946239     ALBUQUERQUE           NM    87120     SFD       738%       6.500     896.93         180       41579        $ 96,298.14
4946248     FOREST LAKE           MN    55025     SFD       738%       6.500     918.09         180       41579        $ 98,569.76
4946252     KENYON                MN    55946     SFD       750%       6.500     797.24         180       41579        $ 84,383.70
4946260     BUFFALO GROVE         IL    60089     SFD       725%       6.500    2190.88         180       41579       $ 237,009.51
4946270     HOUSTON               TX    77092     SFD       738%       6.500     570.36         180       41579        $ 61,235.72
4946323     HUNTINGTON            NY    11743     SFD       738%       6.500     708.31         120       39753        $ 58,415.45

                                                                                                                    $ 22,201,051.26




(i)         (ii)                     (x)    (xi)      (xii)       (xiii)     (xiv)       (xv)        (xvi)
-----       ------------------------ ------ --------- ----------  --------   ----------- ---------  -----------

MORTGAGE                                              MORTGAGE               T.O.P.      MASTER       FIXED
LOAN                                                  INSURANCE   SERVICE    MORTGAGE    SERVICE      RETAINED
NUMBER      CITY                     LTV    SUBSIDY   CODE        FEE        LOAN        FEE          YIELD
--------    ----------------------------------------------------  --------   ----------- ---------  -----------
4929911     ROYAL PALM BEACH         100.00                          0.25                  0.017      0.233
4959973     PHOENIX                   41.93                          0.25                  0.017      0.983
4856368     LUBBOCK                   73.28                          0.25                  0.017      0.483
4856402     DALLAS                    80.00                          0.25                  0.017      0.858
4856446     BRIDGEWATER               16.89                          0.25                  0.017      0.858
4856491     RAPID CITY                68.92                          0.25                  0.017      0.608
4856523     PORTLAND                  73.49                          0.25                  0.017      1.233
4856605     ROANOKE                   65.00                          0.25                  0.017      1.108
4856622     HOUSTON                   73.92                          0.25                  0.017      0.983
4856645     GLEN ALLEN                74.93                          0.25                  0.017      0.858
4857307     ORANGE PARK               74.83                          0.25                  0.017      0.483
4857327     OMAHA                     39.63                          0.25                  0.017      0.983
4857337     BROOKLINE                 64.11                          0.25                  0.017      1.108
4857352     MILFORD                   37.04                          0.25                  0.017      0.108
4857428     WENDELL                   73.55                          0.25                  0.017      0.483
4857529     GAINESVILLE               79.98                          0.25                  0.017      0.733
4857558     REDWOOD FALLS             42.66                          0.25                  0.017      1.108
4857608     WOODBURY                  33.71                          0.25                  0.017      0.483
4857623     SAN ANGELO                53.33                          0.25                  0.017      0.858
4857691     SOLVANG                   76.13                          0.25                  0.017      0.233
4929899     BRUNSWICK                 33.75                          0.25                  0.017      0.000
4907383     RIGGINS                   33.33                          0.25                  0.017      0.358
4907395     LODI                      71.43                          0.25                  0.017      0.233
4907403     DENTON                    80.00                          0.25                  0.017      0.858
4907424     SALMON                    74.98                          0.25                  0.017      0.608
4907434     MINNETONKA                73.63                          0.25                  0.017      0.358
4907462     OLDSMAR                   75.00                          0.25                  0.017      0.483
4907482     LA QUINTA                 80.00                          0.25                  0.017      0.233
4907488     HOUSTON                   74.99                          0.25                  0.017      0.608
4907492     MANASSAS                  80.00                          0.25                  0.017      0.858
4907503     MINA                      75.00                          0.25                  0.017      0.483
4907514     WACO                      70.00                          0.25                  0.017      0.733
4907530     COSTA MESA                80.00                          0.25                  0.017      0.233
4907567     PAYETTE                   80.00                          0.25                  0.017      0.733
4907585     BIRMINGHAM                79.37                          0.25                  0.017      0.108
4907595     CLARKSTON                 78.13                          0.25                  0.017      1.483
4907603     RAPID CITY                75.00                          0.25                  0.017      0.608
4907606     SACRAMENTO                80.00                          0.25                  0.017      1.233
4907613     WEST BRISTOL              54.17                          0.25                  0.017      0.858
4907629     POWAY                     39.68                          0.25                  0.017      0.358
4907641     THOUSAND OAKS             45.09                          0.25                  0.017      0.108
4907648     PASADENA                  62.50                          0.25                  0.017      0.108
4907654     DALLAS                    75.00                          0.25                  0.017      0.858
4907664     GARLAND                   75.00                          0.25                  0.017      0.858
4907669     GARLAND                   75.00                          0.25                  0.017      0.858
4907675     FRESH MEADOWS             59.17                          0.25                  0.017      0.608
4907679     CLAYMONT                  70.00                          0.25                  0.017      0.733
4907688     WILLIAMSBURG              69.09                          0.25                  0.017      0.733
4907699     LYONS                     57.14                          0.25                  0.017      0.733
4907705     NIXA                      57.59                          0.25                  0.017      0.608
4907709     LAS VEGAS                 73.41                          0.25                  0.017      0.358
4907711     MINNETONKA                79.28                          0.25                  0.017      0.483
4907714     MORA                      68.99                          0.25                  0.017      0.733
4907731     NAMPA                     68.97                          0.25                  0.017      0.858
4907736     ALBUQUERQUE               65.05                          0.25                  0.017      0.983
4907742     DANA POINT                75.00                          0.25                  0.017      0.733
4907996     ONTARIO                   75.00                          0.25                  0.017      0.983
4908001     LOS ANGELES               71.20                          0.25                  0.017      0.608
4908004     HOUSTON                   74.99                          0.25                  0.017      0.483
4908017     FLORENCE                  70.59                          0.25                  0.017      0.608
4908024     DOUGLASVILLE              75.00                          0.25                  0.017      0.983
4908029     ST. PETERS                49.47                          0.25                  0.017      0.983
4908031     MCCALL                    80.00                          0.25                  0.017      0.000
4908032     RICHMOND                  80.00                          0.25                  0.017      1.358
4908035     SCOTTDALE                 80.00                          0.25                  0.017      0.108
4908044     ROWLETT                   72.35                          0.25                  0.017      1.108
4908045     RICHMOND                  77.18                          0.25                  0.017      1.358
4908048     MADISON HEIGHTS           80.00                          0.25                  0.017      1.108
4908050     GLEN GARDNER              63.41                          0.25                  0.017      0.983
4908052     RICHMOND                  80.00                          0.25                  0.017      1.358
4908054     VANCOUVER                 34.78                          0.25                  0.017      0.608
4908073     FORT WORTH                55.12                          0.25                  0.017      0.733
4908074     DIAMONDHEAD               69.44                          0.25                  0.017      0.733
4908079     WELLINGTON                90.00                     1    0.25                  0.017      1.233
4908085     WELLINGTON                90.00                          0.25                  0.017      1.233
4908088     WALNUT                    68.33                          0.25                  0.017      0.108
4908151     HOUSTON                   80.00                          0.25                  0.017      0.733
4908162     HOUSTON                   80.00                          0.25                  0.017      0.858
4908174     PALMDALE                  79.99                          0.25                  0.017      1.108
4908183     HAMTRAMCK                 70.18                          0.25                  0.017      0.858
4908198     NEW YORK                  50.25                          0.25                  0.017      0.108
4908203     LONG BEACH                64.62                          0.25                  0.017      0.858
4908271     MOULTONBOROUGH            87.50                    11    0.25                  0.017      0.108
4908282     STILLWATER                75.00                          0.25                  0.017      0.483
4908305     ESCONDIDO                 79.43                          0.25                  0.017      0.483
4908317     GAINESVILLE               75.00                          0.25                  0.017      1.358
4908326     BROOKLYN                  29.07                          0.25                  0.017      0.483
4908343     PASADENA                  79.49                          0.25                  0.017      0.733
4908363     HENDERSON                 72.22                          0.25                  0.017      0.733
4908509     LEMOORE                   79.59                          0.25                  0.017      1.108
4908519     COLORADO SPRINGS          76.56                          0.25                  0.017      0.108
4908536     ST. LOUIS                 47.57                          0.25                  0.017      0.733
4908543     CHARLOTTE                 90.00                     1    0.25                  0.017      1.358
4908549     NEW YORK                  47.06                          0.25                  0.017      0.983
4908553     GIBSONIA                  75.00                          0.25                  0.017      0.000
4908556     SLIDELL                   57.14                          0.25                  0.017      0.733
4908561     ATTLEBORO                 75.00                          0.25                  0.017      0.483
4908563     ALHAMBRA                  77.96                          0.25                  0.017      0.608
4908581     PHARR                     74.87                          0.25                  0.017      0.733
4908583     NORTH RIDGEVILLE          68.60                          0.25                  0.017      0.108
4908593     WARWICK                   79.21                          0.25                  0.017      1.233
4908603     LAUDERHILL                80.00                          0.25                  0.017      0.733
4908610     LANCASTER                 80.00                          0.25                  0.017      0.733
4908624     SOUTH PASADENA            75.00                          0.25                  0.017      0.233
4908630     ROSLYN HEIGHTS            59.52                          0.25                  0.017      0.358
4908633     FORT WORTH                61.98                          0.25                  0.017      0.733
4908635     FALLS CHURCH              74.52                          0.25                  0.017      0.358
4908640     FORT WORTH                64.96                          0.25                  0.017      0.733
4908644     FORT WORTH                48.67                          0.25                  0.017      0.733
4908645     ARLINGTON                 69.89                          0.25                  0.017      0.358
4908654     LAKE HAVASU CITY          73.58                          0.25                  0.017      1.358
4908657     CRANSTON                  75.00                          0.25                  0.017      0.858
4908677     EL PASO                   80.00                          0.25                  0.017      1.233
4908688     SUNNYVALE                 71.43                          0.25                  0.017      0.233
4908692     EL PASO                   80.00                          0.25                  0.017      1.233
4908709     ATHENS                    90.00                     1    0.25                  0.017      1.358
4908712     NESCONSET                 75.00                          0.25                  0.017      0.608
4908716     ATHENS                    90.00                     1    0.25                  0.017      1.358
4908718     DES MOINES                80.00                          0.25                  0.017      0.233
4908730     ATHENS                    90.00                          0.25                  0.017      1.233
4908734     SKOKIE                    79.55                          0.25                  0.017      0.358
4908742     BAKERSFIELD               72.46                          0.25                  0.017      0.983
4908743     NEWARK                    65.00                          0.25                  0.017      0.483
4908754     STOCKTON                  50.00                          0.25                  0.017      0.858
4908764     VIRDEN                    80.00                          0.25                  0.017      1.233
4908769     FONTANA                   73.21                          0.25                  0.017      0.108
4908814     KINGS BEACH               73.85                          0.25                  0.017      1.108
4908821     INDIANAPOLIS              78.29                          0.25                  0.017      1.108
4908832     EL PASO                   90.00                     1    0.25                  0.017      1.358
4908836     RUTHTON                   75.00                          0.25                  0.017      0.358
4908840     FT LAUDERDALE             74.59                          0.25                  0.017      0.608
4908843     BRADENTON                 63.29                          0.25                  0.017      0.608
4908847     MAPLE LAKE                73.66                          0.25                  0.017      0.608
4908856     BETHPAGE                  39.76                          0.25                  0.017      0.858
4908863     KISSIMMEE                 78.63                          0.25                  0.017      0.108
4908864     NORCROSS                  79.98                          0.25                  0.017      0.608
4908870     LAS VEGAS                 42.33                          0.25                  0.017      0.483
4908874     CHANDLER                  90.00                          0.25                  0.017      1.108
4908879     LAS VEGAS                 39.49                          0.25                  0.017      0.483
4908883     INDIANAPOLIS              70.00                          0.25                  0.017      0.983
4908889     LAS VEGAS                 67.05                          0.25                  0.017      0.733
4908895     DUNNAVANT                 75.00                          0.25                  0.017      0.233
4908903     JASPER                    73.58                          0.25                  0.017      0.233
4908905     PITTSBURGH                63.64                          0.25                  0.017      0.000
4908910     RALEIGH                   39.25                          0.25                  0.017      0.358
4908913     LOS ANGELES               73.33                          0.25                  0.017      0.608
4908931     GARLAND                   75.00                          0.25                  0.017      1.108
4908939     SOUTH LAKE TAHOE          56.00                          0.25                  0.017      0.483
4908954     EDEN PRAIRIE              65.24                          0.25                  0.017      0.608
4909795     COLOR                     89.94                     1    0.25                  0.017      0.858
4945858     WILLITS                   61.90                          0.25                  0.017      0.358
4945867     BATON ROUGE               70.51                          0.25                  0.017      0.000
4945872     MOORESTOWN                52.00                          0.25                  0.017      0.000
4945877     ST LOUIS                  50.00                          0.25                  0.017      0.358
4945909     LAKEVILLE                 62.50                          0.25                  0.017      0.000
4945920     BOZEMAN                   67.07                          0.25                  0.017      1.108
4945924     BLAINE                    52.37                          0.25                  0.017      0.233
4945926     EAGAN                     80.00                          0.25                  0.017      0.608
4945929     GAMBRILLS                 73.55                          0.25                  0.017      0.608
4945938     VICTOR                    27.44                          0.25                  0.017      0.108
4945943     WILMINGTON                62.27                          0.25                  0.017      0.733
4945944     DERBY                     45.67                          0.25                  0.017      0.108
4945954     WILMINGTON                79.31                          0.25                  0.017      0.733
4945966     LANCASTER                 74.91                          0.25                  0.017      0.233
4945982     LAS VEGAS                 72.17                          0.25                  0.017      0.858
4945983     KUNA                      70.00                          0.25                  0.017      0.483
4945984     ALEDO                     90.00                     1    0.25                  0.017      0.483
4945991     APPLETON                  80.00                          0.25                  0.017      0.108
4945992     LAS VEGAS                 71.01                          0.25                  0.017      0.733
4945998     PHILADELPHIA              63.98                          0.25                  0.017      0.983
4946003     ELK RIVER                 60.98                          0.25                  0.017      0.358
4946006     LOS ANGELES               71.43                          0.25                  0.017      0.608
4946007     STOCKTON                  75.00                          0.25                  0.017      0.733
4946012     LOS ANGELES               43.79                          0.25                  0.017      0.858
4946013     BLOOMINGTON               66.08                          0.25                  0.017      0.233
4946017     INDIANAPOLIS              75.00                          0.25                  0.017      0.983
4946018     WAVELAND                  40.00                          0.25                  0.017      0.608
4946025     OJAI                      62.67                          0.25                  0.017      0.608
4946033     SPRINGFIELD               75.00                          0.25                  0.017      0.483
4946040     ALEXANDRIA                64.82                          0.25                  0.017      0.733
4946044     BEVERLY HILLS             40.85                          0.25                  0.017      0.233
4946078     NORTH LAS VEGAS           73.28                          0.25                  0.017      0.000
4946087     UPPER MARLBORO            70.04                          0.25                  0.017      0.733
4946090     CINCINNATI                89.99                     1    0.25                  0.017      0.733
4946093     DECATUR                   76.72                          0.25                  0.017      0.733
4946118     CARY                      75.00                          0.25                  0.017      0.858
4946120     HENDERSON                 49.60                          0.25                  0.017      0.608
4946207     PLYMOUTH                  74.36                          0.25                  0.017      0.000
4946217     MCKINNEY                  89.99                     1    0.25                  0.017      0.983
4946227     SOUTH FORK                68.72                          0.25                  0.017      0.483
4946239     ALBUQUERQUE               79.98                          0.25                  0.017      0.608
4946248     FOREST LAKE               58.71                          0.25                  0.017      0.608
4946252     KENYON                    60.56                          0.25                  0.017      0.733
4946260     BUFFALO GROVE             73.85                          0.25                  0.017      0.483
4946270     HOUSTON                   80.00                          0.25                  0.017      0.608
4946323     HUNTINGTON                15.00                          0.25                  0.017      0.608



COUNT:                              196
WAC:                        7.310653579
WAM:                        173.8544743
WALTV:                       68.2371334

(i)         (xvii)                                   (xviii)
-----       -----------                              -----------

MORTGAGE                                             NMI
LOAN                                                 LOAN
NUMBER      SERVICER                                 SELLER
--------    --------------------------------------------------------------------

4929911     MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4959973     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4856368     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856402     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856446     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856491     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856523     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856605     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856622     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856645     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857307     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857327     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857337     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857352     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857428     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857529     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857558     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857608     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857623     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857691     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4929899     MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4907383     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907395     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907403     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907424     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907434     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907462     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907482     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907488     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907492     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907503     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907514     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907530     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907567     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907585     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907595     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907603     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907606     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907613     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907629     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907641     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907648     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907654     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907664     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907669     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907675     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907679     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907688     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907699     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907705     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907709     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907711     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907714     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907731     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907736     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907742     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4907996     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908001     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908004     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908017     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908024     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908029     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908031     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908032     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908035     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908044     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908045     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908048     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908050     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908052     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908054     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908073     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908074     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908079     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908085     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908088     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908151     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908162     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908174     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908183     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908198     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908203     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908271     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908282     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908305     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908317     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908326     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908343     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908363     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908509     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908519     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908536     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908543     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908549     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908553     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908556     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908561     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908563     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908581     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908583     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908593     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908603     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908610     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908624     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908630     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908633     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908635     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908640     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908644     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908645     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908654     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908657     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908677     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908688     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908692     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908709     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908712     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908716     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908718     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908730     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908734     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908742     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908743     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908754     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908764     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908769     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908814     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908821     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908832     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908836     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908840     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908843     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908847     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908856     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908863     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908864     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908870     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908874     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908879     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908883     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908889     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908895     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908903     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908905     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908910     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908913     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908931     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908939     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4908954     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4909795     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945858     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945867     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945872     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945877     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945909     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945920     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945924     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945926     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945929     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945938     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945943     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945944     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945954     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945966     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945982     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945983     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945984     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945991     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945992     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4945998     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946003     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946006     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946007     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946012     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946013     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946017     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946018     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946025     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946033     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946040     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946044     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946078     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946087     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946090     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946093     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946118     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946120     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946207     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946217     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946227     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946239     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946248     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946252     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946260     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946270     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE
4946323     NORTH AMERICAN MORTGAGE                  NORTH AMERICAN MORTGAGE


COUNT:                     196
WAC:               7.911200291
WAM:               349.4406231
WALTV:             76.55241828

                                  EXHIBIT F-3B

        [Schedule of Group II Mortgage Loans Serviced by Other Servicers]



(i)         (ii)                                   (iii)       (iv)         (v)         (vi)       (vii)       (viii)
-----       ------------------  -------  -----  -----------   --------     --------    ---------- --------    ------------
                                                                            NET
MORTGAGE                                                       MORTGAGE     MORTGAGE    CURRENT    ORIGINAL    SCHEDULED
LOAN                                      ZIP      PROPERTY    INTEREST     INTEREST    MONTHLY    TERM TO     MATURITY
NUMBER      CITY                 STATE    CODE     TYPE        RATE         RATE        PAYMENT    MATURITY    DATE
--------    ------------------  -------  ------  ----------   --------     --------    ---------- --------    ------------
4902497     PHOENIX              AZ       85013    MF2         8.375       6.500       $ 698.32      360      1-Feb-28
4902509     BRIDGEPORT           CT       06606    SFD         7.625       6.500       $ 475.64      360      1-Feb-28
4902614     BATON ROUGE          LA       70815    SFD         8.250       6.500       $ 259.19      360      1-Mar-28
4902671     HOUSTON              TX       77079    LCO         8.250       6.500       $ 192.70      360      1-Mar-28
4902685     WEST JORDAN          UT       84088    SFD         7.875       6.500     $ 1,109.36      360      1-Feb-28
4902692     PORTLAND             OR       97232    SFD         8.250       6.500       $ 683.66      360      1-Jan-28
4902731     CASPER               WY       82601    SFD         8.375       6.500       $ 690.91      360      1-Feb-28
4902792     OREGON CITY          OR       97045    SFD         8.000       6.500       $ 966.73      360      1-Mar-28
4902795     SCOTTSDALE           AZ       85259    SFD         8.375       6.500     $ 1,190.28      360      1-Mar-28
4902871     VANCOUVER            WA       98684    SFD         8.000       6.500       $ 727.16      360      1-May-28
4903149     COLUMBIA FALLS       MT       59912    SFD         8.125       6.500       $ 754.38      360      1-Jun-28
4903196     PHOENIX              AZ       85051    MF4         8.250       6.500      $1,094.22      360      1-May-28
4903251     CENTRAL POINT        OR       97502    SFD         7.875       6.500       $ 928.09      360      1-Jul-28
4903526     SAN ANTONIO          TX       78233    SFD         8.250       6.500       $ 253.56      360      1-Mar-28
4903532     RIO RANCHO           NM       87124    SFD         7.875       6.500       $ 757.70      360      1-Apr-28
4903592     SAN JOSE             CA       95131    SFD         8.125       6.500     $ 1,039.50      360      1-May-28
4903652     SANTA MONICA         CA       90404    LCO         8.000       6.500       $ 898.87      360      1-Apr-28
4903744     TUCSON               AZ       85719    THS         8.250       6.500       $ 875.23      360      1-May-28
4903846     GALVESTON            TX       77550    SFD         8.250       6.500       $ 439.50      360      1-Mar-28
4904072     CASPER               WY       82601    MF2         8.750       6.500       $ 619.53      360      1-Apr-28
4904081     AURORA               CO       80011    SFD         8.000       6.500       $ 290.94      360      1-Jun-28
4904116     COLORADO SPRINGS     CO       80916    SFD         7.500       6.500       $ 657.26      360      1-Jun-28
4904135     BELLEVUE             WA       98007    MF2         8.125       6.500     $ 1,677.30      360      1-May-28
4904168     WEST JORDON          UT       84084    SFD         7.500       6.500     $ 1,029.59      360      1-May-28
4904253     TIGARD               OR       97224    LCO         8.250       6.500       $ 635.57      360      1-Jun-28
4904559     APACHE JUNCTION      AZ       85220    SFD         7.750       6.500       $ 851.10      360      1-May-28
4904588     BAKERFIELD           CA       93312    SFD         8.125       6.500      $2,743.53      360      1-Jul-28
4904650     COLORADO SPRINGS     CO       80907    SFD         7.500       6.500       $ 685.93      360      1-May-28
4904657     JAMAICA PLAIN        MA       02130    MF2         8.000       6.500      $1,294.36      360      1-May-28
4904667     FORT WORTH           TX       76107    SFD         8.250       6.500       $ 165.28      360      1-Aug-28
4904709     TEMPE                AZ       85281    LCO         8.000       6.500       $ 458.97      360      1-Aug-28
4904722     WATSONVILLE          CA       95076    THS         7.375       6.500      $2,845.58      360      1-Sep-28
4904747     MOUNTAIN VIEW        CA       94041    SFD         7.500       6.500     $ 1,265.58      360      1-Apr-28
4904788     SALT LAKE CITY       UT       84102    SFD         8.500       6.500     $ 1,568.58      360      1-Jul-28
4904804     SANDY                UT       84092    SFD         7.375       6.500      $1,864.82      360      1-Sep-28
4904912     PARK CITY            UT       84060    SFD         7.625       6.500     $ 1,327.82      360      1-Sep-28
4904922     EL PASO              TX       79936    MF2         8.500       6.500       $ 588.22      360      1-Apr-28
4904927     PHOENIX              AZ       85016    SFD         7.875       6.500      $2,479.74      360      1-Aug-28
4904936     MONTGOMERY           TX       77356    SFD         8.250       6.500       $ 263.70      360      1-Apr-28
4904953     ARLINGTON            TX       76012    SFD         8.625       6.500       $ 420.01      360      1-Nov-27
4904954     CHANDLER             AZ       85248    SFD         7.750       6.500       $ 801.31      360      1-Aug-28
4904975     WEYMOUTH             MA       02190    LCO         7.875       6.500       $ 325.56      360      1-Sep-28
4904993     BEAVERTON            OR       97008    SFD         8.000       6.500     $ 1,350.13      360      1-May-28
4904999     ELIZABETH            CO       80107    SFD         8.000       6.500       $ 810.81      360      1-May-28
4905001     HOUSTON              TX       77009    SFD         8.375       6.500       $ 273.63      360      1-Dec-27
4905024     BRUSH                CO       80723    MF3         8.500       6.500      $1,089.93      360      1-Sep-28
4905074     NORTHGLENN           CO       80233    SFD         8.125       6.500       $ 464.80      360      1-Sep-28
4905231     SAN ANTONIO          TX       78217    SFD         8.250       6.500       $ 371.88      360      1-Jan-28
4905271     EVERETT              WA       98208    SFD         7.750       6.500       $ 954.26      360      1-Sep-28
4905277     PROVO                UT       84601    LCO         6.875       6.500       $ 551.16      360      1-Sep-28
4905298     CASTLE DALE          UT       84513    SFD         8.125       6.500       $ 439.56      360      1-Sep-28
4905304     HOUSTON              TX       77019    SFD         8.250       6.500       $ 534.16      360      1-Dec-27
4905307     HOUSTON              TX       77054    SFD         8.375       6.500       $ 274.39      360      1-Jun-28
4905320     MESQUITE             TX       75181    SFD         8.250       6.500       $ 608.16      360      1-Apr-28
4905322     AMARILLO             TX       79109    SFD         8.250       6.500       $ 246.42      360      1-Feb-28
4905348     SPRING               TX       77380    SFD         8.500       6.500       $ 326.02      360      1-Nov-27
4905373     SOUTH BOSTON         MA       02127    MF3         8.000       6.500       $ 957.56      360      1-Aug-28
4905391     NEW ORLEANS          LA       70117    MF2         8.750       6.500       $ 204.55      360      1-Nov-27
4905408     HIDDEN HILLS         CA       91302    SFD         7.500       6.500     $ 6,712.46      360      1-Aug-28
4905433     HOUSTON              TX       77054    LCO         8.250       6.500       $ 247.92      360      1-May-28
4905435     KAMAS                UT       84036    SFD         8.250       6.500       $ 901.52      360      1-Apr-28
4905445     BEND                 OR       97701    MF2         8.125       6.500     $ 1,217.70      360      1-Mar-28
4905472     HILLSBORO            OR       97124    SFD         8.250       6.500       $ 563.45      360      1-Mar-28
4905495     MESA                 AZ       85201    MF2         8.000       6.500       $ 845.30      360      1-Sep-28
4905514     EDWARDS              CO       81632    SFD         7.875       6.500      $2,407.23      360      1-Aug-28
4905531     MESA                 AZ       85205    SFD         8.000       6.500     $ 1,045.61      360      1-Apr-28
4905562     ALVIN                TX       77511    SFD         8.250       6.500       $ 453.01      360      1-May-28
4905590     RICHARDSON           TX       75081    LCO         8.125       6.500       $ 277.33      360      1-Apr-28
4905634     SCOTTSDALE           AZ       85258    LCO         8.000       6.500       $ 882.72      360      1-Aug-28
4905648     PORTLAND             OR       97220    SFD         7.625       6.500       $ 764.06      360      1-May-28
4905720     HELENA               MT       59601    MF2         7.750       6.500       $ 851.10      360      1-Jun-28
4905732     MESA                 AZ       85203    MF2         8.375       6.500     $ 1,058.40      360      1-Jul-28
4905746     PHOENIX              AZ       85022    LCO         7.750       6.500       $ 721.43      360      1-Jun-28
4905756     KANSAS CITY          KS       66102    SFD         8.375       6.500       $ 249.68      360      1-Jun-28
4905815     LAGUNA NIGEL         CA       92677    THS         7.625       6.500      $2,548.06      360      1-Aug-28
4906100     THORNTON             CO       80229    MF2         8.125       6.500       $ 824.17      360      1-Aug-28
4906146     SALEM                MA       01970    MF2         8.250       6.500     $ 1,081.83      360      1-May-28
4906158     PARKER               CO       80134    SFD         8.375       6.500     $ 1,327.09      360      1-Aug-28
4906204     DALLAS               TX       75219    LCO         8.000       6.500       $ 264.16      360      1-Jul-28
4906362     FOUNTAIN HILLS       AZ       85268    LCO         7.750       6.500       $ 499.70      360      1-Jul-28
4906413     LAKE HAVASU CITY     AZ       86403    MF4         8.750       6.500       $ 383.52      360      1-Jul-28
4906422     NAMPA                ID       83651    SFD         8.250       6.500       $ 507.10      360      1-Jul-28
4906483     SAN JOSE             CA       95123    SFD         7.875       6.500     $ 1,357.33      360      1-Apr-28
4906518     SAN ANGELO           TX       76903    SFD         8.625       6.500       $ 525.01      360      1-Apr-28
4906636     CLACKAMAS            OR       97015    SFD         7.750       6.500       $ 816.71      360      1-Aug-28
4906647     EL MONTE             CA       91731    SFD         7.875       6.500     $ 1,087.60      360      1-Jul-28
4943466     SUNNYVALE            CA       94086    SFD         7.750       6.500     $ 1,705.06      360      1-Sep-28
4943554     DANVILLE             CA       94506    SFD         7.625       6.500      $2,052.60      360      1-Oct-28
4944223     FALLBROOK            CA       92028    SFD         7.875       6.500     $ 1,943.19      360      1-Oct-28
4944895     MANSFIELD            MA       02048    LCO         7.750       6.500       $ 515.82      360      1-Jul-28
4945211     PARK CITY            UT       84098    SFD         8.000       6.500     $ 1,188.70      360      1-Aug-28
4945623     BROOMFEILD           CO       80020    SFD         7.500       6.500       $ 845.36      360      1-Feb-28
4945626     SANDY                UT       84093    LCO         8.375       6.500       $ 464.41      360      1-Feb-28
4945638     LAWRENCE             KS       66047    SFD         7.500       6.500       $ 489.46      360      1-Feb-28
4945653     CHARLESTOWN          MA       02129    SFD         7.875       6.500     $ 1,631.41      360      1-Mar-28
4945682     ALAMO                CA       94507    SFD         7.875       6.500      $5,022.56      360      1-Feb-28
4945689     NEW YORK             NY       10011    HCO         7.500       6.500       $ 671.25      360      1-May-28
4945799     LAS VEGAS            NV       89123    SFD         7.375       6.500       $ 640.61      360      1-Dec-27
4945823     ARVADA               CO       80004    LCO         8.500       6.500       $ 475.96      360      1-Nov-27
4945835     DENVER               CO       80206    SFD         8.750       6.500      $1,242.99      360      1-Dec-27
4945851     LAS VEGAS            NV       89117    SFD         7.750       6.500       $ 529.79      360      1-Dec-27
4945868     FAIRFIELD            CA       94533    SFD         8.000       6.500       $ 821.82      360      1-Oct-27
4945913     LAS VEGAS            NV       89117    SFD         7.750       6.500       $ 616.12      360      1-Dec-27
4960266     SAN DIEGO            CA       92037    LCO         7.750       6.500     $ 2,349.83      360      1-Aug-28
4960272     SAN FRANCISCO        CA       94109    LCO         7.500       6.500     $ 1,957.80      360      1-Sep-28
4960376     SCOTTSDALE           AZ       85258    SFD         7.250       6.500      $1,023.26      360      1-Sep-28
4960635     SAN MATEO            CA       94401    SFD         7.625       6.500     $ 1,861.50      360      1-Nov-28
4960649     SAN MATEO            CA       94402    SFD         7.625       6.500     $ 1,889.81      360      1-Nov-28
4962195     HILLSBOROUGH         CA       94010    SFD         7.500       6.500      $2,027.72      360      1-Sep-28
4930174     STAFFORD             VA       22554    PUD         7.875       6.500       $ 506.47      360      1-Dec-28
4930182     SOUTH BOSTON         MA       02127    MF3         7.750       6.500     $ 1,397.01      360      1-Nov-28
4930193     AUSTIN               TX       78759    MF2         8.375       6.500       $ 630.48      360      1-Nov-28
4930211     APEX                 NC       27502    MF2         7.875       6.500       $ 863.56      360      1-Nov-28
4930235     CINCINNATI           OH       45219    MF2         8.250       6.500       $ 358.36      360      1-Nov-28
4930307     PHILADELPHIA         PA       19120    MF3         7.875       6.500       $ 385.02      360      1-Nov-28
4930311     PHILADELPHIA         PA       19124    SFD         7.750       6.500       $ 206.33      360      1-Nov-28
4930326     PENNSAUKEN           NJ       08109    MF4         8.375       6.500       $ 636.19      360      1-Dec-28
4930334     UPPER DARBY          PA       19082    MF2         7.500       6.500       $ 519.17      360      1-Nov-28
4930343     RALEIGH              NC       27608    SFD         8.125       6.500     $ 1,247.40      360      1-Nov-28
4930345     SAUGUS               MA       01906    SFD         7.375       6.500       $ 861.97      360      1-Dec-28
4930352     QUINCY               MA       02169    MF4         8.375       6.500     $ 1,929.07      360      1-Nov-28
4930447     SOUTH BOSTON         MA       02127    MF3         8.375       6.500     $ 1,368.14      360      1-Dec-28
4930453     WEST CHESTER         PA       19382    MF3         8.250       6.500     $ 1,217.06      360      1-Nov-28
4930462     AUSTIN               TX       78735    PUD         7.000       6.500       $ 739.16      360      1-Nov-28
4930472     SOUTH BOSTON         MA        2127    MF2         8.375       6.500     $ 1,259.82      360      1-Nov-28
4930514     HASBROUCK HEIGHTS    NJ        7604    SFD         7.500       6.500     $ 1,218.39      360      1-Nov-28
4930537     BOSTON               MA        2118    LCO         8.625       6.500       $ 658.02      360      1-Dec-28
4942051     BETHESDA             MD       20816    MF2         7.500       6.500     $ 2,181.55      360      1-Dec-28
4834778     PALM COAST           FL      32137     SFD         7.875       6.500      $2,144.20      240      1-May-18
4834796     BOXFORD              MA      01921     SFD         7.875       6.500     $ 1,558.90      360      1-Jun-28
4834890     DILLON               CO      80435     THS         8.375       6.500       $ 827.34      360      1-Feb-28
4856615     WEATHERBY LAKE       MO      64152     SFD         7.750       6.500       $ 845.37      360      1-Jul-28
4856711     CITRUS HEIGHTS       CA      95621     SFD         7.875       6.500       $ 695.71      360      1-Jul-28
4856721     RALEIGH              NC      27604     PUD         7.500       6.500       $ 703.76      360      1-Jul-28
4856822     KIRKLAND             WA      98033     SFD         7.875       6.500     $ 1,087.60      360      1-Jun-28
4856877     HOT SPRINGS          AR      71913     LCO         8.000       6.500       $ 484.29      360      1-Jul-28
4856940     SEARCY               AR      72143     SFD         7.250       6.500     $ 1,142.65      360      1-Jul-28
4856946     DURANT               IA      52747     SFD         8.125       6.500       $ 403.74      360      1-Jul-28
4856954     COMMACK              NY      11725     SFD         8.250       6.500     $ 1,015.72      360      1-Aug-28
4857013     ALPHARETTA           GA      30004     SFD         7.875       6.500     $ 1,044.10      360      1-Jun-28
4857038     PLYMOUTH             MN      55446     SFD         7.625       6.500      $1,224.48      360      1-Jun-28
4857146     YONKERS              NY      10705     MF3         8.125       6.500      $1,420.03      360      1-Jul-28
4857155     CORPUS CHRISTI       TX      78414     SFD         7.625       6.500     $ 1,026.73      360      1-Jul-28
4857241     FT LAUDERDALE        FL      33301     SFD         7.750       6.500     $ 1,891.33      360      1-Aug-28
4857320     HUNTINGTON           NY      11743     SFD         7.500       6.500       $ 950.60      240      1-Aug-18
4857336     UPPER MARLBORO       MD      20773     SFD         7.750       6.500     $ 1,092.53      360      1-Aug-28
4857410     EL MONTE             CA      91732     LCO         7.875       6.500       $ 278.43      360      1-Jul-28
4857472     BRENTWOOD            TN      37027     PUD         7.625       6.500       $ 884.75      360      1-Jul-28
4857786     BARDSTOWN            KY      40004     SFD         7.750       6.500     $ 1,490.14      360      1-Jul-28
4857803     GLADSTONE            MO      64118     SFD         7.750       6.500       $ 902.68      360      1-Jul-28
4857814     JONESBORO            AR      72404     SFD         7.875       6.500     $ 2,440.40      360      1-Jul-28
4857823     BIRMINGHAM           AL      35242     SFD         8.500       6.500     $ 1,222.57      360      1-Jul-28
4857826     ROCKAWAY PARK        NY      11694     MF2         7.375       6.500     $ 1,113.37      360      1-Jul-28
4857829     POUGHKEEPSIE         NY      12603     SFD         8.125       6.500       $ 754.38      360      1-Jul-28
4963254     COLORADO SPRINGS     CO      80907     SFD         8.500       6.500       $ 730.47      360      1-Feb-27
4879993     ALLENSTOWN           NH      03601     MF4         7.875       6.500       $ 835.31      240      1-Sep-18
4880017     PITTSFIELD           MA      01201     MF4         8.625       6.500       $ 385.01      360      1-Sep-28
4880023     PANAMA CITY          FL      32404     SFD         7.750       6.500       $ 353.91      360      1-Sep-28
4880136     CARY                 NC      27513     SFD         7.625       6.500      $1,002.24      360      1-Aug-28
4880303     LIVINGSTON           NJ      07039     MF2         8.625       6.500     $ 1,555.58      360      1-Aug-28
4880312     SMYRNA               GA      30080     SFD         8.000       6.500       $ 383.03      360      1-Sep-28
4880445     ENFIELD              CT      06082     MF4         8.625       6.500       $ 728.02      360      1-Aug-28
4880446     NEW BRITAIN          CT      06050     SFD         8.625       6.500       $ 280.71      360      1-Aug-28
4880468     RICHMOND             VA      23228     SFD         8.250       6.500       $ 442.88      360      1-Aug-28
4880512     PANAMA CITY          FL      32404     SFD         7.750       6.500       $ 254.33      360      1-Sep-28
4880534     LAMONT               CA      93241     SFD         7.875       6.500       $ 431.42      360      1-Aug-28
4880585     PANAMA CITY          FL      32404     SFD         7.750       6.500       $ 254.33      360      1-Sep-28
4880590     PORTSMOUTH           VA      23701     SFD         8.125       6.500       $ 374.22      360      1-Sep-28
4880623     WALKERTON            VA      23009     MF2         8.125       6.500       $ 500.45      360      1-Aug-28
4880635     ST JOSEPH            MO      65401     MF3         8.625       6.500       $ 381.12      360      1-Aug-28
4880686     MILLVILLE            NJ      08332     MF2         8.500       6.500       $ 539.78      360      1-Sep-28
4880724     DALLAS               TX      75240     LCO         7.500       6.500       $ 464.28      360      1-Aug-28
4880754     TOLEDO               OH      43611     SFD         7.750       6.500       $ 402.99      360      1-Aug-28
4880767     INDIANAPOLIS         IN      46226     SFD         8.625       6.500       $ 559.24      360      1-Aug-28
4880785     BUFFALO              NY      14216     SFD         8.250       6.500       $ 252.43      360      1-Aug-28
4880802     PHEONIX              AZ      85014     MF4         8.500       6.500       $ 384.46      360      1-Mar-28
4880818     BRIDGEPORT           CT      06606     MF3         8.625       6.500       $ 525.01      360      1-Aug-28
4880861     LANCASTER            PA      17603     MF3         7.875       6.500       $ 420.55      360      1-Aug-28
4880874     SYLVANIA             OH      43560     LCO         8.125       6.500       $ 467.04      360      1-Sep-28
4880897     PITTSFIELD           MA      01201     SFD         8.625       6.500       $ 420.01      360      1-Sep-28
4880898     FAIRFIELD            AL      35064     SFD         8.250       6.500       $ 287.36      360      1-Aug-28
4880956     PORTSMOUTH           VA      23703     SFD         8.250       6.500       $ 829.40      360      1-Aug-28
4880968     PROVIDENCE           RI      02906     SFD         8.500       6.500       $ 884.26      360      1-Aug-28
4881004     LANTANA              FL      33462     MF3         8.625       6.500       $ 629.24      360      1-Aug-28
4881036     SIMPSONVILLE         SC      29681     SFD         7.750       6.500     $ 1,085.66      360      1-Aug-28
4881037     PHILADELPHIA         PA      19136     SFD         8.625       6.500       $ 311.50      360      1-Aug-28
4881073     BURLINGTON           VT      05401     SFD         8.250       6.500     $ 1,171.98      360      1-Aug-28
4881129     NORTH HOLLYWOOD      CA      91606     SFD         7.250       6.500       $ 990.52      360      1-Sep-28
4881222     COOPER CITY          FL      33330     PUD         8.500       6.500       $ 384.46      360      1-Jul-28
4881299     LAKEWOOD             OH      44107     MF4         8.000       6.500       $ 736.34      360      1-Sep-28
4881364     PATERSON             NJ      07440     MF3         8.625       6.500       $ 770.02      360      1-Aug-28
4881371     MOUNDSVIEW           MN      55112     MF4         8.500       6.500     $ 1,064.95      360      1-Aug-28
4881380     WASHINGTON           DC      20020     LCO         8.750       6.500       $ 314.37      360      1-Aug-28
4881392     SPRINGFIELD          MA      01104     MF2         8.375       6.500       $ 454.53      360      1-Sep-28
4881418     MILTON               VT      05468     SFD         8.500       6.500       $ 848.89      360      1-Aug-28
4881426     RICHMOND             VA      23228     SFD         7.875       6.500       $ 450.27      360      1-Aug-28
4881443     RICHMOND             VA      23228     SFD         7.875       6.500       $ 456.80      360      1-Aug-28
4881525     LEE'S SUMMIT         MO      64063     MF2         8.375       6.500       $ 567.02      360      1-Aug-28
4881555     ST LOUIS             MO      63116     MF2         8.625       6.500       $ 406.01      360      1-Aug-28
4881936     ALLENSTOWN           NH      03601     MF4         7.875       6.500       $ 835.31      240      1-Sep-18
4881940     HOLYOKE              MA      01040     SFD         8.625       6.500       $ 105.01      360      1-Aug-28
4881943     BRONX                NY      10463     MF2         8.125       6.500       $ 668.25      360      1-Aug-28
4881995     WILTON MANORS        FL      33311     MF2         8.125       6.500       $ 860.71      360      1-Aug-28
4887676     WICHITA              KS      67207     MF4         8.625       6.500       $ 455.01      360      1-Aug-28
4887694     GROSSE POINTE FARMS  MI      48236     SFD         7.625       6.500     $ 1,734.10      360      1-Aug-28
4881067     KISSIMMEE            FL      34758     PUD         8.375       6.500       $ 731.57      360      1-Aug-28
4962743     MALIBU               CA      90265     MF2         7.125       6.500     $ 4,177.05      360      1-Nov-28







  (i)         (ix)             (x)     (xi)      (xii)    (xiii)    (xiv)        (xv)       (xvi)
---------  -------------     ------ --------- ----------  --------  -----------  -------------------
              CUT-OFF
MORTGAGE      DATE                              MORTGAGE            T.O.P.       MASTER    FIXED
LOAN          PRINCIPAL                         INSURANCE SERVICE   MORTGAGE     SERVICE   RETAIN
NUMBER        BALANCE          LTV    SUBSIDY   CODE      FEE       LOAN         FEE       YIELD
---------  -------------     ------ --------- ----------  --------  -----------  -------------------
4902337       $ 46,846.14     94.99               11      0.25                  0.017      1.233
4902497       $ 91,100.68     75.00                       0.25                  0.017      1.608
4902509       $ 66,542.99     80.00                       0.25                  0.017      0.858
4902614       $ 34,225.77     72.63                       0.25                  0.017      1.483
4902671       $ 25,446.11     95.00               06      0.25                  0.017      1.483
4902685      $ 151,575.92     85.00               11      0.25                  0.017      1.108
4902692       $ 90,150.18     70.00                       0.25                  0.017      1.483
4902731       $ 90,133.89     90.00               13      0.25                  0.017      1.608
4902792      $ 130,649.45     85.00                       0.25                  0.017      1.233
4902795      $ 155,386.00     90.00               05      0.25                  0.017      1.608
4902871       $ 98,695.19     89.97                       0.25                  0.017      1.233
4903149      $ 100,985.38     78.15                       0.25                  0.017      1.358
4903196      $ 144,691.08     89.36                       0.25                  0.017      1.483
4903251      $ 126,873.14     73.14                       0.25                  0.017      1.108
4903526       $ 33,481.64     90.00               06      0.25                  0.017      1.483
4903532      $ 103,682.41     95.00               11      0.25                  0.017      1.108
4903592      $ 139,055.75     63.35                       0.25                  0.017      1.358
4903652      $ 121,565.01     70.00                       0.25                  0.017      1.233
4903744      $ 115,733.66     77.67                       0.25                  0.017      1.483
4903846       $ 58,034.92     90.00               06      0.25                  0.017      1.483
4904072       $ 78,233.00     90.00               13      0.25                  0.017      1.983
4904081       $ 39,404.05     65.00                       0.25                  0.017      1.233
4904116       $ 93,356.22     94.00               06      0.25                  0.017      0.733
4904135      $ 224,376.46     90.00               11      0.25                  0.017      1.358
4904168      $ 146,125.96     95.00               13      0.25                  0.017      0.733
4904253       $ 84,078.21     90.00               06      0.25                  0.017      1.483
4904559      $ 117,936.70     90.00               13      0.25                  0.017      0.983
4904588      $ 367,569.64     94.99               06      0.25                  0.017      1.358
4904650       $ 97,351.13     90.00               01      0.25                  0.017      0.733
4904657      $ 175,140.16     69.18                       0.25                  0.017      1.233
4904667       $ 21,899.73     88.00               06      0.25                  0.017      1.483
4904709       $ 62,037.33     90.00               13      0.25                  0.017      1.233
4904722      $ 410,089.89     80.00                       0.25                  0.017      0.608
4904747      $ 179,475.31     79.74                       0.25                  0.017      0.733
4904788      $ 202,555.34     79.07                       0.25                  0.017      1.733
4904804      $ 267,525.95     75.00                       0.25                  0.017      0.608
4904912      $ 186,745.99     70.00                       0.25                  0.017      0.858
4904922       $ 75,971.77     90.00               06      0.25                  0.017      1.733
4904927      $ 340,319.66     95.00               11      0.25                  0.017      1.108
4904936       $ 34,845.08     90.00               06      0.25                  0.017      1.483
4904953       $ 53,461.40     90.00               06      0.25                  0.017      1.858
4904954      $ 111,286.56     89.96               13      0.25                  0.017      0.983
4904975       $ 44,609.12     89.98               17      0.25                  0.017      1.108
4904993      $ 182,727.68     80.00                       0.25                  0.017      1.233
4904999      $ 109,735.92     81.85               13      0.25                  0.017      1.233
4905001       $ 35,647.39     90.00               06      0.25                  0.017      1.608
4905024      $ 141,225.57     90.00               13      0.25                  0.017      1.733
4905074       $ 62,350.13     74.97                       0.25                  0.017      1.358
4905231       $ 49,037.74     90.00               06      0.25                  0.017      1.483
4905271      $ 132,626.75     90.00               06      0.25                  0.017      0.983
4905277       $ 83,242.50     67.12                       0.25                  0.017      0.108
4905298       $ 58,963.21     75.90                       0.25                  0.017      1.358
4905304       $ 70,386.06     90.00               06      0.25                  0.017      1.483
4905307       $ 35,232.69     95.00               06      0.25                  0.017      1.608
4905320       $ 80,362.15     89.95               06      0.25                  0.017      1.483
4905322       $ 32,516.54     89.86               06      0.25                  0.017      1.483
4905348       $ 41,966.42     89.94               06      0.25                  0.017      1.733
4905373      $ 129,874.69     90.00               11      0.25                  0.017      1.233
4905391       $ 25,746.97     53.06                       0.25                  0.017      1.983
4905408      $ 954,918.30     60.00                       0.25                  0.017      0.733
4905433       $ 32,782.92     78.57                       0.25                  0.017      1.483
4905435      $ 119,128.72     75.00                       0.25                  0.017      1.483
4905445      $ 162,663.57     84.97               06      0.25                  0.017      1.358
4905472       $ 74,403.91     48.39                       0.25                  0.017      1.483
4905495      $ 114,728.40     90.00               11      0.25                  0.017      1.233
4905514      $ 330,368.79     80.00                       0.25                  0.017      1.108
4905531      $ 141,412.52     77.03                       0.25                  0.017      1.233
4905562       $ 59,903.41     90.00               06      0.25                  0.017      1.483
4905590       $ 37,071.88     90.00               13      0.25                  0.017      1.358
4905634      $ 119,723.53     89.98               13      0.25                  0.017      1.233
4905648      $ 106,970.93     85.00               33      0.25                  0.017      0.858
4905720      $ 118,025.55     90.00               11      0.25                  0.017      0.983
4905732      $ 138,540.44     89.99               11      0.25                  0.017      1.608
4905746      $ 100,043.55     89.96               11      0.25                  0.017      0.983
4905756       $ 32,661.07     90.00               06      0.25                  0.017      1.608
4905815      $ 358,140.94     94.76                       0.25                  0.017      0.858
4906100      $ 110,481.31     72.55                       0.25                  0.017      1.358
4906146      $ 143,052.77     90.00               13      0.25                  0.017      1.483
4906158      $ 173,720.51     90.00               13      0.25                  0.017      1.608
4906204       $ 35,069.57     90.00               06      0.25                  0.017      1.233
4906362       $ 69,347.13     90.00               13      0.25                  0.017      0.983
4906413       $ 48,519.78     34.82                       0.25                  0.017      1.983
4906422       $ 67,147.31     90.00               11      0.25                  0.017      1.483
4906483      $ 183,410.47     65.00                       0.25                  0.017      1.108
4906518       $ 66,931.24     90.00               06      0.25                  0.017      1.858
4906636      $ 113,273.16     60.64                       0.25                  0.017      0.983
4906647      $ 149,099.89     68.18                       0.25                  0.017      1.108
4943466      $ 236,975.73     70.00                       0.25                  0.017      0.983
4943554      $ 196,602.55     50.09                       0.25                  0.017      0.858
4944223      $ 267,065.61     65.37                       0.25                  0.017      1.108
4944895       $ 71,265.61     90.00                       0.25                  0.017      0.983
4945211      $ 161,121.71     68.07                       0.25                  0.017      1.233
4945623      $ 119,688.69     70.09                       0.25                  0.017      0.733
4945626       $ 60,585.01     65.00                       0.25                  0.017      1.608
4945638       $ 69,298.60     63.64                       0.25                  0.017      0.733
4945653      $ 223,073.27     60.00                       0.25                  0.017      1.108
4945682      $ 685,427.31     79.62                       0.25                  0.017      1.108
4945689       $ 95,267.12     80.00                       0.25                  0.017      0.733
4945799       $ 91,644.45     79.96                       0.25                  0.017      0.608
4945823       $ 61,267.02     77.38                       0.25                  0.017      1.733
4945835      $ 156,564.55     61.96                       0.25                  0.017      1.983
4945851       $ 72,607.55     65.30                       0.25                  0.017      0.983
4945868      $ 110,651.93     80.00                       0.25                  0.017      1.233
4945913       $ 84,612.60     72.58                       0.25                  0.017      0.983
4960266      $ 326,347.78     52.23                       0.25                  0.017      0.983
4960272      $ 278,733.55     52.83                       0.25                  0.017      0.733
4960376      $ 149,287.25     50.17                       0.25                  0.017      0.483
4960635      $ 262,231.30     66.58                       0.25                  0.017      0.858
4960649      $ 266,219.61     66.75                       0.25                  0.017      0.858
4962195      $ 288,688.33     26.36                       0.25                  0.017      0.733
4930174       $ 69,704.82     81.22               06      0.25                  0.017      1.108
4930182      $ 194,444.10     53.72                       0.25                  0.017      0.983
4930193       $ 82,741.59     70.00                       0.25                  0.017      1.608
4930211      $ 118,768.89     89.21               12      0.25                  0.017      1.108
4930235       $ 47,577.06     85.18               12      0.25                  0.017      1.483
4930307       $ 52,952.35     90.00               06      0.25                  0.017      1.108
4930311       $ 28,717.89     90.00               12      0.25                  0.017      0.983
4930326       $ 83,412.78     88.11               12      0.25                  0.017      1.608
4930334       $ 73,723.73     90.00               12      0.25                  0.017      0.733
4930343      $ 167,555.92     75.34                       0.25                  0.017      1.358
4930345      $ 124,513.34     78.99                       0.25                  0.017      0.608
4930352      $ 253,162.33     89.68               12      0.25                  0.017      1.608
4930447      $ 179,661.98     82.57               12      0.25                  0.017      1.608
4930453      $ 161,582.47     85.26               06      0.25                  0.017      1.483
4930462      $ 110,428.98     73.09                       0.25                  0.017      0.233
4930472      $ 165,333.57     74.33                       0.25                  0.017      1.608
4930514      $ 173,727.81     85.00               17      0.25                  0.017      0.733
4930537       $ 84,449.04     82.94               12      0.25                  0.017      1.858
4942051      $ 311,301.00     80.00                       0.25                  0.017      0.733
4834778      $ 254,154.38     75.00                       0.25                  0.017      1.108
4834796      $ 213,329.92     50.59                       0.25                  0.017      1.108
4834890      $ 107,932.66     70.00                       0.25                  0.017      1.608
4856615      $ 117,296.02     78.67                       0.25                  0.017      0.983
4856711       $ 95,409.40     80.03                       0.25                  0.017      1.108
4856721      $ 100,039.19     85.30                       0.25                  0.017      0.733
4856822      $ 149,046.22     71.43                       0.25                  0.017      1.108
4856877       $ 65,637.30     60.00                       0.25                  0.017      1.233
4856940      $ 166,432.26     59.40                       0.25                  0.017      0.483
4856946       $ 54,083.54     75.00                       0.25                  0.017      1.358
4856954      $ 134,583.87     80.00                       0.25                  0.017      1.483
4857013      $ 143,084.34     90.00               13      0.25                  0.017      1.108
4857038      $ 171,844.04     78.64                       0.25                  0.017      0.858
4857146      $ 190,225.08     86.15                       0.25                  0.017      1.358
4857155      $ 144,201.05     78.84                       0.25                  0.017      0.858
4857241      $ 262,670.15     80.00                       0.25                  0.017      0.983
4857320      $ 116,480.04     53.64                       0.25                  0.017      0.733
4857336      $ 151,731.81     78.21                       0.25                  0.017      0.983
4857410       $ 38,183.64     80.00                       0.25                  0.017      1.108
4857472      $ 124,155.99     73.92                       0.25                  0.017      0.858
4857786      $ 206,798.65     80.00                       0.25                  0.017      0.983
4857803      $ 125,272.28     69.61                       0.25                  0.017      0.983
4857814      $ 334,678.84     55.86                       0.25                  0.017      1.108
4857823      $ 158,005.78     75.00                       0.25                  0.017      1.733
4857826      $ 160,161.54     94.82               11      0.25                  0.017      0.608
4857829      $ 101,055.53     80.00                       0.25                  0.017      1.358
4963254       $ 89,682.91     59.38                       0.25                  0.017      1.733
4879993       $ 99,739.88     70.00                       0.25                  0.017      1.108
4880017       $ 49,321.45     90.00               11      0.25                  0.017      1.858
4880023       $ 49,187.38     62.14                       0.25                  0.017      0.983
4880136      $ 140,868.74     80.00                       0.25                  0.017      0.858
4880303      $ 199,155.42     80.00                       0.25                  0.017      1.858
4880312       $ 51,986.29     90.00               11      0.25                  0.017      1.233
4880445       $ 93,204.65     90.00               11      0.25                  0.017      1.858
4880446       $ 35,937.55     60.15                       0.25                  0.017      1.858
4880468       $ 58,426.12     90.00               11      0.25                  0.017      1.483
4880512       $ 35,347.20     73.96                       0.25                  0.017      0.983
4880534       $ 59,185.34     85.00               11      0.25                  0.017      1.108
4880585       $ 35,347.20     73.96                       0.25                  0.017      0.983
4880590       $ 50,198.81     76.48                       0.25                  0.017      1.358
4880623       $ 67,084.98     89.99               13      0.25                  0.017      1.358
4880635       $ 48,793.06     70.00                       0.25                  0.017      1.858
4880686       $ 69,940.26     90.00               33      0.25                  0.017      1.733
4880724       $ 65,619.52     94.99               11      0.25                  0.017      0.733
4880754       $ 55,966.60     88.58               06      0.25                  0.017      0.983
4880767       $ 71,596.31     89.99               06      0.25                  0.017      1.858
4880785       $ 33,446.84     80.00                       0.25                  0.017      1.483
4880802       $ 49,621.99     71.43                       0.25                  0.017      1.733
4880818       $ 67,214.94     90.00               11      0.25                  0.017      1.858
4880861       $ 57,714.97     79.45                       0.25                  0.017      1.108
4880874       $ 62,648.86     67.63                       0.25                  0.017      1.358
4880897       $ 53,805.23     90.00               11      0.25                  0.017      1.858
4880898       $ 38,071.81     86.93               06      0.25                  0.017      1.483
4880956      $ 109,896.93     80.00                       0.25                  0.017      1.483
4880968      $ 114,501.77     65.71                       0.25                  0.017      1.733
4881004       $ 80,558.31     89.89               13      0.25                  0.017      1.858
4881036      $ 150,776.59     80.00                       0.25                  0.017      0.983
4881037       $ 39,875.80     90.00                       0.25                  0.017      1.858
4881073      $ 155,289.12     75.73                       0.25                  0.017      1.483
4881129      $ 144,510.04     80.00                       0.25                  0.017      0.483
4881222       $ 49,751.57     54.35                       0.25                  0.017      1.733
4881299       $ 99,912.70     90.00               06      0.25                  0.017      1.233
4881364       $ 98,581.86     90.00               11      0.25                  0.017      1.858
4881371      $ 137,892.40     86.56               11      0.25                  0.017      1.733
4881380       $ 39,795.48     80.00                       0.25                  0.017      1.983
4881392       $ 59,573.01     69.53                       0.25                  0.017      1.608
4881418      $ 108,997.67     80.00                       0.25                  0.017      1.733
4881426       $ 61,794.87     90.00               06      0.25                  0.017      1.108
4881443       $ 62,690.43     90.00               06      0.25                  0.017      1.108
4881525       $ 74,268.51     89.99               11      0.25                  0.017      1.608
4881555       $ 51,979.53     90.00               11      0.25                  0.017      1.858
4881936       $ 99,739.88     70.00                       0.25                  0.017      1.108
4881940       $ 13,442.93     90.00               11      0.25                  0.017      1.858
4881943       $ 89,579.39     90.00               11      0.25                  0.017      1.358
4881995      $ 115,378.23     88.49               11      0.25                  0.017      1.358
4887676       $ 58,252.93     90.00               11      0.25                  0.017      1.858
4887694      $ 243,215.41     65.33                       0.25                  0.017      0.858
4881067       $ 95,822.36     77.62                       0.25                  0.017      1.608
4962743      $ 617,999.04     60.49                       0.25                  0.017      0.358

          $ 22,641,105.32



COUNT:                  208
WAC:            7.911200291
WAM:            349.4406231
WALTV:          76.55241828

(i)         (xvii)                                   (xviii)
-----       -----------------------                  -----------

MORTGAGE                                             NMI
LOAN                                                 LOAN
NUMBER      SERVICER                                 SELLER
--------    ------------------------                 ---------------------------

4902337     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902497     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902509     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902614     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902671     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902685     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902692     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902731     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902792     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902795     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4902871     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4903149     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4903196     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4903251     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4903526     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4903532     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4903592     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4903652     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4903744     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4903846     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904072     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904081     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904116     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904135     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904168     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904253     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904559     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904588     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904650     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904657     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904667     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904709     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904722     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904747     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904788     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904804     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904912     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904922     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904927     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904936     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904953     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904954     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904975     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904993     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4904999     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905001     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905024     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905074     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905231     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905271     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905277     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905298     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905304     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905307     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905320     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905322     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905348     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905373     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905391     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905408     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905433     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905435     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905445     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905472     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905495     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905514     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905531     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905562     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905590     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905634     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905648     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905720     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905732     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905746     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905756     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4905815     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906100     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906146     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906158     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906204     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906362     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906413     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906422     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906483     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906518     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906636     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4906647     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4943466     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4943554     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4944223     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4944895     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945211     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945623     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945626     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945638     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945653     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945682     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945689     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945799     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945823     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945835     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945851     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945868     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4945913     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4960266     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4960272     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4960376     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4960635     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4960649     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4962195     BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4930174     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930182     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930193     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930211     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930235     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930307     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930311     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930326     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930334     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930343     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930345     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930352     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930447     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930453     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930462     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930472     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930514     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4930537     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4942051     FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4834778     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4834796     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4834890     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856615     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856711     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856721     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856822     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856877     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856940     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856946     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4856954     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857013     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857038     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857146     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857155     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857241     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857320     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857336     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857410     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857472     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857786     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857803     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857814     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857823     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857826     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4857829     HOMESIDE LENDING, INC.                   HOMESIDE LENDING, INC.
4963254     MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4879993     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880017     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880023     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880136     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880303     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880312     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880445     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880446     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880468     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880512     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880534     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880585     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880590     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880623     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880635     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880686     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880724     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880754     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880767     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880785     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880802     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880818     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880861     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880874     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880897     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880898     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880956     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4880968     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881004     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881036     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881037     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881073     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881129     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881222     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881299     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881364     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881371     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881380     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881392     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881418     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881426     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881443     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881525     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881555     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881936     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881940     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881943     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881995     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4887676     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4887694     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4881067     NATIONAL CITY MORTGAGE CO.               NATIONAL CITY MORTGAGE CO.
4962743     NOVUS FINANCIAL CORPORATION              NOVUS FINANCIAL CORPORATION



COUNT:                       208
WAC:                 7.911200291
WAM:                 349.4406231
WALTV:               76.55241828

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

LOAN INFORMATION

     Name of Mortgagor:           --------------------------------------

     Servicer
     Loan No.:                    --------------------------------------

CUSTODIAN/TRUSTEE

         Name:                    --------------------------------------

         Address:                 --------------------------------------

                                  --------------------------------------

         Custodian/Trustee
         Mortgage File No.:       --------------------------------------

SELLER

         Name:                    --------------------------------------

         Address:                 --------------------------------------

                                  --------------------------------------

         Certificates:            Mortgage Asset-Backed Pass-Through
                                  Certificates, Series 1999-1

The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )      Mortgage   recorded  on   _____________________   as   instrument   no.
         ______________  in  the  County  Recorder's  Office  of the  County  of
         ____________________,     State    of     _______________________    in
         book/reel/docket ____________________ of official records at page/image
         ____________.

( )      Deed of  Trust  recorded  on  ____________________  as  instrument  no.
         _________________  in the  County  Recorder's  Office of the  County of
         ___________________,  State of  _________________  in  book/reel/docket
         ____________________ of official records at page/image ____________.

( )      Assignment  of  Mortgage or Deed of Trust to the  Trustee,  recorded on
         ______________________________  as instrument no. ______________ in the
         County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )      Other  documents,  including  any  amendments,   assignments  or  other
         assumptions of the Mortgage Note or Mortgage.

( )      ---------------------------------------------

( )      ---------------------------------------------

( )      ---------------------------------------------

( )      ---------------------------------------------

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

                    (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                    (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                    (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                    (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                        NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                        By:
                                           Name:
                                           Title:

Date: ________________, 19__

                                    EXHIBIT H

                                             AFFIDAVIT   PURSUANT   TO   SECTION
                                             860E(e)(4) OF THE INTERNAL  REVENUE
                                             CODE OF 1986,  AS AMENDED,  AND FOR
                                             NON-ERISA INVESTORS



STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

2. That the Purchaser's Taxpayer Identification Number is [ ].

3. That the Purchaser is not a "disqualified organization" within the meaning of
Section  860E(e)(5),of  the  Internal  Revenue  Code of 1986,  as  amended  (the
"Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, Class I-A-R Certificate (the "Class I-A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class I-A-R Certificate as they become due.

5. That the Purchaser understands that it may incur tax liabilities with respect to the Class I-A-R Certificate in excess of cash flows generated by the Class I-A-R Certificate.

6. That the Purchaser will not transfer the Class I-A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any states thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.


         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                         [Name of Purchaser]



                                         By:
                                             [Name of Officer]
                                             [Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this __ day of , 19 __.



Notary Public

COUNTY OF ___________________

STATE OF  ___________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

               [Letter from Transferor of Class I-A-R Certificate]




                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

         Re:      NORWEST INTEGRATED STRUCTURED ASSETS, INC.,
                  SERIES 1999-1, CLASS I-A-R

Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.



                                        Very truly yours,
                                        [Transferor]



                                        ----------------------

                                    EXHIBIT J

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 1999-1
               CLASS [I-A-PO][II-A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      ----------------- --, ----


First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Integrated Structured Assets, Inc.
7485 New Horizon Way
Frederick, Maryland 21703

                  The undersigned (the "Purchaser") proposes to purchase Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates (the "Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________.
In doing so, the Purchaser hereby acknowledges and agrees as follows:

                  Section 1.________DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1.

                  Section   2.________REPRESENTATIONS   AND  WARRANTIES  OF  THE
PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

                  (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

                  (b)    The     Purchaser     is     acquiring     the    Class
[I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

                  (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

[(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

                  (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates.

                  (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

                  (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

                  Section    3.________TRANSFER   OF   CLASS   [I-A-PO][II-A-PO]
[B-4][B-5][B-6] CERTIFICATES.

                  (a) The Purchaser understands that the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Trustee as to the factual basis for the registration or qualification exemption relied upon, and
(ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (b) No transfer of a Class [I-A-PO][II-A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

                  (c)   The    Purchaser    acknowledges    that    its    Class
[I-A-PO][II-A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.


                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                   [PURCHASER]



                                   By:



                                   Its:

                                    EXHIBIT K

                   NORWEST INTEGRATED STRUCTURED ASSETS, INC.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 1999-1
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                       ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Integrated Structured Assets, Inc.
7485 New Horizon Way
Frederick, Maryland 21703

                  The undersigned (the "Purchaser") proposes to purchase Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

                  Section 1.________DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1.

                  Section   2.________REPRESENTATIONS   AND  WARRANTIES  OF  THE
PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

                  Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3]
Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                   [PURCHASER]



                                   By:



                                   Its:



                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Norwest Mortgage, Inc. Servicing Agreement

               North American Mortgage Company Servicing Agreement

                      HomeSide Lending Servicing Agreement

                 NOVUS Financial Corporation Servicing Agreement

                         Bank United Servicing Agreement

               National City Mortgage Company Servicing Agreement

                   Columbia Equities, Ltd. Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

                  This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ___, between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").


                              PRELIMINARY STATEMENT

____________________________________  is the  holder of the entire  interest  in
Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of March 29, 1999 among Norwest Integrated Structured Assets, Inc., as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

____________________________________  intends  to  resell  all  of the  Class  B
Certificates directly to the Purchaser on or promptly after the date hereof.

                  In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

                  In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01  DEFINED TERMS

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

                  COLLATERAL FUND: The fund established and maintained pursuant to Section 3.01 hereof.

                  COLLATERAL FUND PERMITTED INVESTMENTS:  Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard & Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

                  COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

                  CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

                  ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

                  ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

                  MONTHLY   ADVANCES:   Principal  and  interest   advances  and
servicing advances including costs and expenses of foreclosure.

                  REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

                  Section 1.02  DEFINITIONS INCORPORATED BY REFERENCE

                  All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

                  Section 2.01 REPORTS AND NOTICES

                  (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                     (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                     (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

                  (b) If requested by the Purchaser, the Company shall cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

                  (c) In addition to the foregoing,  the Company shall cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

                  Section  2.02  PURCHASER'S   ELECTION  TO  DELAY   FORECLOSURE
PROCEEDINGS

                  (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01 (a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

                  (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

                  (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

                  (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

                  (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

                  (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

                  (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

                  Section 2.03 PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS

                  (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

                  (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

                  (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

                  (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

                  Section 2.04  TERMINATION

                  (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

                  (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

                  Section 3.01  COLLATERAL FUND

                  Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Integrated Structured Assets, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 1999-1. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

                  Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

                  Section 3.02  COLLATERAL FUND PERMITTED INVESTMENTS

                  The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

                  All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

                  Section 3.03  GRANT OF SECURITY INTEREST

                  The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

                  The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

                  Section 3.04  COLLATERAL SHORTFALLS

                  In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

                  Section 4.01  AMENDMENT

                  This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

                  Section 4.02  COUNTERPARTS

                  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.03  GOVERNING LAW

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 4.04  NOTICES

                  All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD 21703

                           Attention:       Vice President, Master Servicing
                           Phone:           301-696-7800
                           Fax:             301-815-6365

                  (b)      in the case of the Purchaser,

                           ------------------------------------
                           ------------------------------------
                           ------------------------------------
                           Attention: -------------------------

                  Section 4.05  SEVERABILITY OF PROVISIONS

                  If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 4.06  SUCCESSORS AND ASSIGNS

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

                  Section 4.07  ARTICLE AND SECTION HEADINGS

                  The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 4.08  CONFIDENTIALITY

                  The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

                  Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

                  Section 4.09  INDEMNIFICATION

                  The  Purchaser  agrees  to  indemnify  and hold  harmless  the
Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

                  IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                  Norwest Bank Minnesota, National Association



                                  By:
                                      Name:
                                      Title:




                                  By:
                                      Name:
                                      Title: